                                                                      EXHIBIT 99

                                                               CONFORMED COPY
                                                                WITH EXHIBITS

                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                                      FORM 10-K

[X]             ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934
For the fiscal year ended              December 31, 1993
                          -----------------------------------------------
                                         OR

[ ]          TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934
For the transition period from                        to
                               ----------------------    ----------------------
Commission file number                        0-2453
                        -------------------------------------------------------
                                VALLEY BANCORPORATION
               (Exact name of registrant as specified in its charter)

                    Wisconsin                        39-6047319
           (State of Incorporation)    (IRS Employer Identification No.)

100 W. Lawrence Street, P.O. Box 1061, Appleton, Wisconsin           54912-1061
- - ----------------------------------------------------------           ----------
(Address of principal executive offices)                             (Zip Code)

Registrant's telephone number, including area code:        (414) 738-3830
                                                           --------------
Securities registered pursuant to Section 12(b) of the Act:
                                        None

Securities registered pursuant to Section 12(g) of the Act:
                            Common Stock, $.50 par value
                      Series A Preferred Share Purchase Rights

       Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

             Yes  [X]                          No  [ ]

       Indicate by check mark if disclosure of delinquent filers pursuant to
Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [ ]

       As of February 25, 1994, 20,741,690 shares of Common Stock were outstanding, and the aggregate market value of the Common Stock (based upon the $35.00 last sale price on that date on the NASDAQ National Market System) held by non-affiliates (excludes a total of 3,745,912 shares reported as beneficially owned by directors and executive officers or held in the registrant's employee benefit plans-does not constitute an admission as to affiliate status) was approximately $594,852,000.

                         DOCUMENTS INCORPORATED BY REFERENCE

                                        None

                             VALLEY BANCORPORATION

                                  * * * * *
                              TABLE OF CONTENTS

                          ANNUAL REPORT ON FORM 10-K
                   FOR FISCAL YEAR ENDED DECEMBER 31, 1993


                                                                         Page
                                                                         ----

Part I
  Item 1.   Business.....................................................   1
  Item 2.   Properties...................................................   8
  Item 3.   Legal Proceedings............................................   9
  Item 4.   Submission of Matters to a Vote of Security Holders..........   9

Part II
  Item 5.   Market for Registrant's Common Equity and
            Related Stockholder Matters..................................   9
  Item 6.   Selected Financial Data......................................  10
  Item 7.   Management's Discussion and Analysis of Financial
            Condition and Results of Operations..........................  25
  Item 8.   Financial Statements and Supplementary Data..................  57

            Report of Independent Public Accountants.....................  57

            Consolidated Statements of Financial Position as of
            December 31, 1993 and 1992...................................  58

            Consolidated Statements of Income for the years ended
            December 31, 1993, 1992 and 1991.............................  59

            Consolidated Statements of Shareholders' Equity
            for the years ended December 31, 1993, 1992 and 1991.........  60

            Consolidated Statements of Cash Flows for the years ended
            December 31, 1993, 1992 and 1991.............................  61

            Notes to Consolidated Financial Statements...................  62

  Item 9.   Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.....................................  85

Part III
  Item 10.  Directors and Executive Officers of the Registrant...........  86
  Item 11.  Executive Compensation.......................................  91
  Item 12.  Security Ownership of Certain Beneficial Owners
            and Management...............................................  98
  Item 13.  Certain Relationships and Related Transactions...............  99

Part IV
  Item 14.  Exhibits, Financial Statement Schedules
            and Reports on Form 8-K...................................... 100

Signatures

Exhibit Index

  Computation of Net Income Per Common Share.................... Exhibit 11.1

                                    PART I

ITEM 1.  BUSINESS

General

      Valley Bancorporation ("Valley"), is a diversified financial services company headquartered in Appleton, Wisconsin that was incorporated in Wisconsin in 1962. In the following year it acquired control of three Appleton area banks and began operations as a bank holding company registered under the Bank Holding Company Act of 1956, as amended (the "BHCA"). In the ensuing years Valley acquired many additional banks and banking organizations, organized additional banks, opened new banking offices and began offering to its customers the additional financial services described below under "Financial Service Subsidiaries". In 1991, Valley also became a registered savings and loan holding company under the Home Owners' Loan Act of 1933, as amended (the "HOLA"), and acquired its first two savings associations.

      Valley's principal assets are the stock of its subsidiaries. Valley presently owns substantially all of the capital stock of 15 banks and 2 savings associations with a total of 160 offices in Wisconsin. Valley also owns several companies engaged in businesses which are closely related to banking, including the businesses of trust and fiduciary services, credit card products and processing, brokerage services and insurance agency services. Valley provides financial and managerial assistance and services to its subsidiaries. At December 31, 1993, Valley had consolidated total assets of approximately $4.6 billion, consolidated total deposits of approximately $4.0 billion, and consolidated shareholders' equity of approximately $366 million.


Pending Merger With Marshall & Ilsley Corporation

      On September 20, 1993, Valley and Marshall & Ilsley Corporation ("M&I") jointly announced the execution of an Agreement and Plan of Merger between Valley and M&I dated as of September 19, 1993 (the "Merger Agreement"), which provides for the combination of the two companies through a merger of Valley into M&I (the "Merger"). Under the Merger Agreement, which has been approved by the shareholders of both companies, each share of Valley common stock, par value $.50 per share ("Valley Common Stock"), outstanding at the time the Merger is consummated (other than any shares owned by M&I for its own account) will be converted into the right to receive
1.72 (the "Exchange Rate") shares of M&I common stock, par value $1.00 per share ("M&I Common Stock"), in a tax-free reorganization to be accounted for as a pooling of interests. Resulting fractional share interests will be paid in cash in lieu of issuing fractional shares. Then outstanding Valley employee and director stock options will be converted at the Exchange Rate into options to acquire M&I Common Stock.

      M&I is a Wisconsin corporation incorporated in 1959 and a registered bank holding company under the BHCA. M&I will also become a registered savings and loan holding company under HOLA in connection with the Merger. M&I's principal assets are the stock of its subsidiaries. M&I presently owns substantially all of the capital stock of 38 banks with a total of 131 offices in Wisconsin and 12 offices in Arizona. M&I also owns a number of companies engaged in businesses which are closely related to banking, including the businesses of data processing, investment management, trust services, mortgage banking, equipment leasing, venture capital and financial advisory services, brokerage services, and insurance agency services. As a bank holding company, M&I provides financial and managerial assistance and services to its subsidiaries. At December 31, 1993, M&I had consolidated total assets of approximately $8.0 billion, consolidated total deposits of approximately $6.2 billion and consolidated shareholders' equity of approximately $750 million. M&I's headquarters are located in Milwaukee, Wisconsin.

      The consummation of the Merger, which is currently expected to occur in the second quarter of 1994, is subject to various conditions set forth in the Merger Agreement, including all requisite regulatory approvals.

      In connection with the Merger Agreement, the parties entered into a Stock Option Agreement, dated as of September 19, 1993 (the "Stock Option Agreement"), by which Valley granted M&I an option (the "Option") to purchase up to 4,045,795 newly issued shares of Valley Common Stock (19.9% of the number of shares then outstanding, and subject to adjustment to maintain that percentage) at an exercise price of $35.75 per share, exercisable upon the occurrence of certain events and subject to certain conditions set forth in the Stock Option Agreement. The Stock Option Agreement also provides M&I the right to receive a termination fee to the extent that the Option has not been exercised after the occurrence of an event which makes the Option exercisable.

      As required by the Merger Agreement, the Rights Agreement, dated as of October 21, 1988 (the "Rights Agreement") between Valley and The First National Bank of Boston (the "Rights Agent") has been amended by Amendment No. 1 thereto, dated as of September 19, 1993, between Valley and the Rights Agent. The Amendment provides that neither M&I nor any affiliate of M&I controlled by M&I shall become an "Acquiring Person" and that no "Shares Acquisition Date" or "Distribution Date" (as such terms are defined in the Rights Agreement) will occur as a result of the execution, delivery or performance of the Merger Agreement or the Stock Option Agreement.

      In accordance with the provisions of the Rights Agreement, the number of Series A Preferred Share Purchase Rights ("Rights") appertaining to each outstanding share of Valley Common Stock has been adjusted from one (1) to two-thirds (2/3), to reflect the 3-for-2 stock split effected in the form of a 50% stock dividend distributed on August 27, 1993. Valley share and per share data appearing in this report have been adjusted to reflect the stock split.

      Under the Merger Agreement, the shares of M&I Common Stock into which the outstanding shares of Valley Common Stock will be converted in the Merger will be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Valley Common Stock, including the Rights appertaining thereto. The Rights will cease to exist and will not attach to the shares of M&I Common Stock issued in connection with the Merger.

      The foregoing descriptions regarding the Merger Agreement and the Rights Agreement are qualified by reference to the provisions of the Merger Agreement, the Stock Option Agreement, the Rights Agreement and Amendment No. 1 to the Rights Agreement, copies of which are incorporated by reference as exhibits to this report.

      Further information concerning the Merger and related matters is set forth in M&I and Valley's Joint Proxy Statement dated December 30, 1993 for their respective special meetings of shareholders on February 15, 1994, at which the Merger Agreement was approved by the shareholders of M&I and Valley, respectively. The Joint Proxy Statement is also the Prospectus of M&I contained in its registration statement filed under the Securities Act of 1933 to register the shares of M&I Common Stock to be issued in the Merger.

      Following the Merger, the operations of Valley will be consolidated with the operations of M&I to enhance the efficiencies and achieve the benefits contemplated by the strategic combination of the two companies in the Merger.

Growth and Expansion

      Since 1982, Valley's assets grew rapidly through its acquisitions of individual banks and banking organizations. The more significant steps included entry into the Green Bay market in 1982 by acquiring United Bankshares, Inc. ($204 million); its entries into the Janesville and Madison markets in 1985 by combining with BANCWIS Corporation ($170 million) and United Banks of Wisconsin, Inc. ($360 million); its expansion in the Madison area market through its 1987 acquisition of Community Banks, Inc. ($350 million); and its 1988 acquisition of Colonial Bancorporation, Inc. ($148 million), which primarily served the northern fringe of the Milwaukee metropolitan area.

      During 1990, Valley acquired three banks, First National Bank, Chippewa Falls ($118 million), Peoples State Bank, Three Lakes ($21 million), and Citizens State Bank, Kiel ($44 million) and organized a state commercial bank in Milwaukee County. In 1991, Valley acquired Western Federal Savings and Loan Association, Sparta ($90 million) (Western), which expanded Valley's presence in western Wisconsin, and Great American Savings Bank, FSB ($180 million) (Great American), serving metropolitan Milwaukee. Prior to their acquisition, Western had been a federal mutual savings and loan association and Great American had been a federal mutual savings bank. Valley continues to operate Western as a federal stock savings bank. Promptly following its acquisition, Great American was merged into Valley Bank, Milwaukee. During 1991, Valley also acquired Exchange State Bank, La Crosse ($55 million).

      In 1992, Valley acquired United Savings and Loan Association ($320 million) (United), Sheboygan, Wisconsin, which converted from a stated chartered mutual savings and loan association to a state stock savings association and now operates as a separate subsidiary of Valley.

      Valley consummated the acquisition of 98% of the outstanding stock of Pierce County Bank and Trust Company ($112 million) (Pierce County) as of November 6, 1993.

      Valley's asset size is the third largest among banking organizations headquartered in Wisconsin, and its Madison bank has the greatest consolidated total assets among commercial banks in the state's second largest banking market.

      Information on Valley's growth and certain other information as to its business during the years 1988 through 1993 is shown on a consolidated basis in the tables under "Selected Financial Data" in Item 6 of this report. See
Note 2 of Notes to Consolidated Financial Statements in Item 8 hereof for further information regarding the acquisitions consummated during the last three fiscal years and the pending Merger with M&I.

Banking Services

      Each Valley Bank (which term includes savings associations) provides complete retail banking services, including money market type accounts, and full service banking for commercial, industrial and agricultural customers.

      In order to broaden its services to customers, improve management controls and achieve operating efficiencies, Valley began a program in 1987 of consolidating its banking units into a relatively few larger banks. At 1993 year end, Valley had 17 banking subsidiaries serving customers from a total of 160 locations in Wisconsin. The four largest Valley Banks, in Madison ($876 million), Appleton ($623 million), Green Bay ($511 million) and Milwaukee ($452 million), represented more than half of Valley's total assets.

      Valley has undertaken several major initiatives intended to enhance its operating efficiencies and reduce bank operating costs, including the centralization of its administrative operations, the installation of a company-wide data processing and information network known as VISION, and the concurrent conversion of Valley Banks' data processing operations to the VISION system. Valley completed the centralization of its administrative operations during the third quarter of 1991. The operational efficiencies associated with this consolidation have had a positive impact on net earnings thereafter.


Corporate Organization

      The Valley Banks are organized into Northern and Southern Divisions, each of which is divided into two banking regions, and the Lakeshore Region which was added in conjunction with the acquisition of United. Corporate officers have designated responsibilities for the Valley Banks within each division and region, and for related financial services. They also provide an additional resource to Valley's individual units by consulting with and providing advice to officers of the individual banking and financial service subsidiaries, and monitoring their performance.

      Through its corporate staff and certain personnel of its financial service subsidiaries, Valley provides a broad range of management and other specialized services to its individual units. The knowledge and expertise of its staff enhance the capability of each individual unit's management and expand the variety of products which the unit can offer to customers. Valley's units utilize this specialized knowledge and expertise in numerous aspects of bank policy and operations, including auditing; data processing and automation; credit and loan analysis and review; investments; bank operations and systems analysis; facilities and equipment planning; marketing; employee benefit programs; human resources management, recruiting and training; trust services; and community development. Service charges, which Valley believes to be reasonable, are paid by subsidiaries for such assistance.

      To increase the efficiency of Valley Banks, Valley operates under a service corporation concept through its subsidiary Valley BankService Corporation whereby all day-to-day bank operational activities, including data processing, are managed centrally and performed at regional service centers. Moreover, Valley organized a mortgage servicing subsidiary, Valley Real Estate Services Corporation, to service residential mortgage loans originated in Wisconsin by Valley Banks that have been sold in the secondary market, to assume management of the interest rate risk, and to act as a resource to all Valley Banks in the underwriting, processing and servicing of these mortgage loans. Relieved of various operations responsibilities, Valley Banks have the opportunity to focus more on business development and customer sales and service.

Financial Service Subsidiaries

      Through certain subsidiaries, Valley makes available to its customers a variety of trust and fiduciary services, credit cards, insurance sales and securities brokerage services. Other subsidiaries offer credit life reinsurance for loans originated by Valley Banks and extensive data processing services, which are utilized primarily by Valley Banks. Valley also offers equipment leasing services through one of its subsidiary banks.

      Valley Trust Company

      Created in 1972 as the successor to the separate trust department activities of several of the Valley Banks, Valley Trust Company provides a broad spectrum of trust services to customers in banking markets served by Valley. Valley Trust Company has over $3.1 billion of assets under its management, and services its customers through 17 offices in conjunction with Valley Banks located throughout Wisconsin. Services provided include professional investment management, asset safekeeping and accounting, employee benefit plan design and administration, acting as fiduciary under wills and trusts, and other specialized financial services to individuals and corporations.

      Insurance Services, Inc.

      Valley Bank, Appleton acquired Insurance Services, Inc. (ISI) in 1984. ISI is one of the largest independent insurance agencies in Wisconsin, based on premium volume, with a staff of 60 employees representing over 40 insurance companies.

      Through the Commercial Lines Department, ISI provides specialized insurance coverages for corporate clients, both large and small.

      ISI's Personal Lines Department provides the insurance coverage needed by families and individuals. ISI's agents provide a full line of insurance coverages (homeowner, automobile, life and health). These services are also offered through agents located in Valley Banks in Appleton, Green Bay, Madison, Milwaukee and Janesville.

      ISI's Financial Services Division provides business with a wide variety of group life, health and disability plans which range from fully insured plans to completely self-insured plans depending upon size and needs. A Surety Division provides bonding to contractors, financial institutions and municipalities. ISI also has a Claims Department and serves as third party administrator to those customers who wish to self-insure their Workers' Compensation exposures. Credit life and disability insurance needs and tax deferred annuities are made available through selected licensed Valley bankers.

      Valley Bancard, Inc.

      Created in 1986 to provide VISA and MasterCard products and processing for customers of Valley Banks, Valley Bancard processed in excess of $500 million VISA and MasterCard sales drafts from more than 7,800 merchants in 1993. At 1993 year end Valley Bancard had approximately 65,000 active accounts with balances of $59 million. Products provided for cardholders are VISA, MasterCard and MasterCard Gold cards. Products provided for merchants are standard paper, point of sale and electronic draft capture processing of their VISA, MasterCard, DISCOVER and American Express transactions.

      Valley Securities, Inc.

      Valley began offering discount securities brokerage services in 1983, and since 1986 has conducted this business through a separate subsidiary. The services available through Valley Securities' nine locations include the traditional discount trading activities, as well as recommendations of selected investments, including mutual funds, unit trusts and variable and fixed annuities. One of the larger nationwide securities clearing firms executes and clears transactions initiated by Valley Securities.

      Community Life Insurance Company

      Since 1981, this subsidiary has acted as a reinsurer in underwriting credit life insurance and credit accident and health insurance related to loans made by Valley Banks.

Competition

      Each Valley Bank competes actively with other banks located in or near its service area. Such competition encompasses efforts to obtain new deposits, type and convenience of services offered, loan rates charged and interest rates paid on time deposits, as well as other aspects of banking. In addition, all of the Valley Banks encounter substantial competition from other financial institutions engaged in the business of making loans or accepting savings deposits such as savings and loan associations, savings banks, small loan companies, credit unions, certain governmental agencies, insurance companies, and various mutual and money market funds.

      Those financial service subsidiaries which deal directly with customers also encounter vigorous competition, including that from much larger organizations. Valley Trust Company competes with similar units of other bank holding companies, trust departments of individual banks and other entities which concentrate upon certain of the services it offers, such as investment management firms and employee benefit consultants. ISI competes with numerous independent insurance agencies and also with insurance companies which write coverage directly through employed agents. Other large banking organizations throughout the United States, as well as affiliates of large, diverse businesses, solicit credit card accounts in Valley's market area. Valley Securities competes with a number of nationwide discount brokerage firms, as well as with many national and regional investment firms which, because of legal restrictions upon bank holding company affiliates, are able to provide a much broader range of services.

Employees

      At December 31, 1993, Valley and its subsidiaries had 2,807 full-time equivalent employees. Valley provides a wide range of benefits to employees, including educational opportunities, and considers its employee relations to be excellent. Valley conducts extensive training programs in order to enhance the job-related knowledge and skills of its people and to imbue its employees with a sales-oriented approach to customers. Eligible employees of Valley participate in pension, thrift and sharing and stock option plans as well as group life and major medical insurance programs.

Supervision and Regulation

      The operations of financial institutions, including bank and savings and loan holding companies, commercial banks and savings associations, are highly regulated, both at the federal and state levels. Numerous statutes and regulations affect the businesses of Valley and its financial service subsidiaries.

      Valley's own activities are regulated by the BHCA, which requires each holding company to obtain the prior approval of the Federal Reserve Board (the "Board") before acquiring direct or indirect ownership or control of more than five percent of the voting shares of any bank. (M&I's acquisition of Valley requires such approval, as well as the approval of the OTS under HOLA.) The BHCA prohibits acquisition of shares of a bank located outside the state in which the operations of Valley's banking subsidiaries are principally conducted, unless specifically authorized by statute of the other state. Since 1987, Wisconsin law has permitted interstate bank acquisitions within those states in a nine-state region which have adopted similar legislation. Laws reciprocal to the Wisconsin law have been enacted by Illinois, Indiana, Iowa, Kentucky, Michigan, Minnesota and Ohio. A Wisconsin-based holding company, such as Valley, may also acquire banks in certain other states which expressly permit nationwide acquisitions with no requirement for reciprocal legislation.

      The BHCA also prohibits, with certain exceptions for savings associations and other entities engaged in bank-related activities, acquisition of more than five percent of the voting shares of any company which is not a bank and the conduct by a holding company (directly or through its subsidiaries) of any business other than banking or performing services for its subsidiaries, without prior approval of the Board.

      Pursuant to the BHCA, Valley is supervised and regularly examined by the Board.

      As a savings and loan holding company, Valley is subject to oversight, regulation and examination by the Office of Thrift Supervision (OTS). In addition, the OTS has enforcement authority over Valley and its non-insured subsidiaries which also permits the OTS to restrict or prohibit activities that are determined to be a serious risk to a savings association.

      Each  Valley  Bank  is  also  supervised  and  regularly   examined  by
regulatory agencies pursuant to applicable banking laws. The deposits of each Valley Bank (except those which are savings associations) are insured by the Bank Insurance Fund (BIF) administered by the Federal Deposit Insurance Corporation (FDIC). State-chartered Valley Banks and Valley Trust Company are supervised by the Office of the Wisconsin Commissioner of Banking and regularly examined by that agency and the FDIC. Valley Banks which are national banks are supervised and regularly examined by the Office of the Comptroller of the Currency (OCC), and are also subject to regulation by the Board and the FDIC.

      Western and United are supervised and regularly examined by regulatory agencies pursuant to applicable laws governing savings associations. As a federally charted savings association, Western is subject to supervision and regulation by the OTS. As a state chartered savings association, United is subject to supervision and regulation by the Wisconsin Commissioner of Savings and Loan. The deposits of savings associations are insured by the Savings Association Insurance Fund (SAIF) administered by the FDIC. As a result, both Western and United are subject to regulation and supervision by the FDIC, to the extent deemed necessary by the FDIC to insure the safety and soundness of the SAIF. Regulatory requirements applicable to them include maintenance of a sufficient portion of assets in housing-related loans and assets to meet a "qualified thrift lender" test; and limitations upon certain types of loans and investments.

      The Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA) has significantly affected the operation of financial institutions, including banks, bank holding companies and savings associations. As was authorized by FIRREA, deposit insurance premiums payable by the Valley Banks to the BIF and SAIF have been significantly increased. FIRREA also redefined applicable capital standards for banks and savings associations and significantly increased the minimum levels of capital required to be maintained by savings associations.

      Regulations adopted by the FDIC, the OCC and the OTS since the enactment of FIRREA have established minimum leverage capital requirements for banks and savings associations. Western, United, and all of Valley's banks are in compliance with the minimum capital requirements applicable to them.

      The Federal Deposit Insurance Corporation Improvement Act of 1991 (FDICIA) provides for, among other things, establishment by the federal banking agencies of revised risk-based capital requirements designed to account for interest rate risk, concentration of credit risk and the risks of nontraditional activities; the recapitalization of BIF; enhanced federal supervision of depository institutions, including greater authority for the appointment of a conservator or receiver for undercapitalized institutions; the establishment of risk-based deposit insurance premiums; limitation of equity investments and other activities permissible to state banks and savings associations to those permissible for national banks and federal savings associations, respectively; liberalization of the qualified thrift lender test; greater restrictions on transactions with affiliates; and mandated consumer protection disclosures with respect to deposit accounts. Certain provisions of FDICIA which are potentially applicable to Valley and its affiliates are discussed below.

      FDICIA requires the federal banking regulators to define five levels of regulatory capital (i.e., well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized), and mandates specific enforcement actions that the federal banking agencies must take with respect to depository institutions whose capital level is significantly below the required minimums. Depending on the capital level which the institution fails to meet, such an institution may be prohibited from increasing its assets, acquiring another institution, establishing a branch, engaging in any new activities, or making capital distributions. Any company controlling such an institution, including Valley, may be required to guarantee that the institution will achieve minimum capital levels in accordance with a capital restoration plan approved by the federal banking agency. Other actions which the federal banking agencies may take with respect to such an institution include requiring the issuance of additional voting securities; placing limitations on asset growth; mandating asset reduction; mandating changes in senior management; requiring the divestiture, merger or acquisition of the institution; placing restrictions on executive compensation; and any other action that the agency deems appropriate. If the depository institution's capital levels fall below certain levels, FDICIA requires that the appropriate federal banking agency be appointed as a receiver or conservator of the institution.

      Federal banking regulators have proposed and adopted regulations required to implement the provisions of FDICIA. Among the more important of these regulations, the Board, FDIC, OTS and OCC adopted uniform regulations establishing criteria to define the five levels of regulatory capital specified under FDICIA. Under those regulations, all of the Valley Banks fall into the category of well-capitalized, and the provisions of FDICIA described in the preceding paragraph are therefore not expected to have any material adverse effect on Valley.

      The FDIC also adopted a final rule establishing a risk-based insurance premium assessment system. Under this regulation, insurance premiums of both BIF and SAIF insured institutions range between $.23 and $.31 on each $100 of deposits, depending on the regulatory capital level and supervisory rating of the institution. This new risk-based premium assessment system is not expected to result in any material increase in insurance premium assessments applicable to Valley Banks because of their relatively high levels of regulatory capital and generally favorable supervisory ratings. However, the FDIC has indicated it will regularly review the adequacy of the premium assessment levels and will make further changes in premium rates as necessary to assure sufficient reserves are maintained in the insurance funds.

      Other significant regulatory developments under FDICIA are summarized below. Although applicable to Valley and its subsidiaries, none of these regulations are expected to have any material adverse effect on Valley's financial condition or future operations. The FDIC has adopted regulations requiring all insured depository institutions with $500 million or more in assets to have annual audits by an independent public accountant and an independent audit committee made up of outside directors, and requiring annual reports by management on its responsibility for preparing financial statements and establishing and maintaining an internal control structure for financial reporting and compliance, unless these requirements are satisfied at the parent holding company level. The Board, FDIC and OTS have all adopted rules further limiting the types and amounts of loans that insured depository institutions may make to their officers, directors and principal shareholders. The FDIC adopted a rule prohibiting insured depository institutions from soliciting deposits by offering rates significantly higher than community rates or the national rates paid on deposits of comparable maturity. The Board, FDIC, OCC and OTS have established uniform rules and guidelines for real estate lending, but these rules do not preclude individual institutions from establishing their own specific standards. The FDIC adopted a rules which prohibits, with certain exceptions including investments in majority-owned subsidiaries, any state bank from acquiring or retaining any equity investment of a type not permissible for a national bank. Finally, the Board adopted a rule under the Truth in Savings Act imposing certain disclosure and advertising requirements for interest-bearing transaction and savings accounts, and requiring that individual and other non-business accounts offered by depository institutions be accompanied by disclosures of the terms, conditions, fees and yields applicable to the account. This rule also establishes standardized terms that must be used in connection with interest-bearing deposits.

      Certain other rules mandated under FDICIA have been proposed or adopted, including rules limiting the activities of state banks and their subsidiaries to activities permissible for national banks, uniform rules designed to take interest rate risk into account in calculating risk-based regulatory capital, rules addressing the treatment of purchased mortgage servicing rights for purposes of calculating regulatory capital, and others.

      Proposals for new legislation or rule making affecting the financial services industry are continuously being advanced and considered at both the national and state levels. There can be no assurance as to the substance of any legislation or regulations that may ultimately emerge from such proposals or what effect they may have on Valley and its operations in the future.

Monetary Policy and Economic Conditions

      The monetary policies of regulatory authorities, including the Board, have a significant effect on the operating results of holding companies and their subsidiary depository institutions. The Board regulates the national supply of bank credit, and utilizes its powers in efforts to curb inflationary pressures and combat economic recession. Among the means available to the Board are open market operations in U.S. Government securities, changes in the discount rate on member bank borrowings and changes in reserve requirements against member bank deposits. These means are used in varying combinations to influence overall growth and distribution of bank loans, investments and deposits, and their use may also affect interest rates charged on loans or paid for deposits.

      Most of the Valley Banks are state banks and are not members of the Federal Reserve System. They are, however, subject to regulation by the Wisconsin Commissioner of Banking as to required reserves.

      Board monetary policies have materially affected the operating results of commercial banks in the past and are expected to continue to do so in the future. The historic statements of income of Valley reflect the effects of monetary policies during the periods covered thereby. The nature of future monetary policies and the effects thereof on the future business and earnings of Valley and its subsidiaries cannot be predicted.

Additional Information

      Additional information in response to this Item 1 is incorporated by reference to the following portions of this report: "Average Balances, Mix, Interest, Average Rate and Key Ratios" and "Quarterly Average Balances, Interest, Average Rates and Key Ratios" in Item 6, "Management Discussion and Analysis of Financial Condition and Results of Operations" (which includes statistical disclosure required by Guide 3) in Item 7, and Note 8 of the Notes to Consolidated Financial Statements in Item 8 hereof.

ITEM 2.  PROPERTIES

      The principal executive offices of the holding company occupy leased facilities in downtown Appleton. Additional holding company staff operate from facilities at several Valley Banks. A building owned by Valley houses the main offices of Valley Bank, Appleton, and Valley Trust Company. Separate owned structures in Appleton provide facilities for Valley BankService Corporation, which also owns a remote entry site at Sun Prairie. Valley leases space in downtown Appleton which contains the main office of

Valley  Securities   and  additional  offices  used   by  Valley  BankService
Corporation - Financial Services Division. Valley Bancard leases office space in Madison for its operations. ISI occupies leased office space in Appleton. Valley Real Estate Services Corporation occupies a new facility completed in 1993. Additional financial service subsidiaries share space in buildings occupied by other Valley Banks. Most of the bank premises are owned by the respective Valley Banks, either directly or through a subsidiary, although some of the buildings housing branches of the Madison Bank were sold and leased back before Valley acquired those units in 1987. Each of Valley's banking offices is a well maintained concrete, stone or brick building which Valley considers to be attractive and efficient. Convenient drive-in facilities are provided at each of the larger banking offices. Valley also leases space for its supermarket branch locations from several different companies.

ITEM 3.  LEGAL PROCEEDINGS

      Neither Valley nor any of its subsidiaries is a party to any legal proceeding which is material to Valley and its subsidiaries taken as a whole. Valley's subsidiaries are routinely involved in certain types of proceedings, especially collection and foreclosure actions, incidental to their businesses.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

      No matters were submitted to a vote of security holders during the fourth quarter of 1993.

      However, the Merger Agreement with M&I was approved at the special meeting of Valley shareholders held on February 15, 1994. Of the 20,721,290 outstanding shares of Valley Common Stock entitled to vote on the Merger Agreement, the Inspector of Election certified that 16,635,928 shares, or approximately 80.3%, were voted for such approval, 612,406 shares were voted against, and there were 147,365 abstentions. There were no broker non-votes.

      Additional information concerning the Merger Agreement is contained in,
and referred  to in, Item 1  of this report.   See  "Business--Pending Merger
With Marshall & Ilsley Corporation."


                                   PART II

ITEM  5.   MARKET  FOR REGISTRANT'S  COMMON  EQUITY AND  RELATED  STOCKHOLDER
           MATTERS

      Information in response to this Item 5 is incorporated herein by reference to Table 19: "Market Price of Common Stock and Related Security
Matters" in Item 7 of this report, and to the discussion of dividend restrictions in Note 9 of the Notes to Consolidated Financial Statements in
Item 8 of this report. Also, in the Merger Agreement, Valley has agreed that it will not, without the prior written consent of M&I, declare or pay any dividend other than regular quarterly cash dividends on Valley Common Stock not in excess of $.24 per share (provided that in the quarter that the Merger occurs, shareholders of Valley will receive cash dividends only with respect to shares of Valley Common Stock held or with respect to shares of M&I Common Stock received pursuant to the Merger Agreement, but not both).

      The Valley Common Stock is traded on the NASDAQ National Market System under the symbol VYBN. At December 31, 1993, there were approximately 7,630 holders of record of Valley Common Stock, excluding individual participants in security position listings.

ITEM 6.  SELECTED FINANCIAL DATA

                                                                                               Five
                                                                                               Year
                                                                                             Compound
                                                                                              Growth
(dollars in thousands)         1993       1992       1991       1990       1989       1988     Rate
- - -----------------------------------------------------------------------------------------------------
Balance Sheet, December 31,
- - -----------------------------------------------------------------------------------------------------

Cash and due from banks   $  202,370 $  230,858 $  213,916 $  247,874 $  191,299 $  180,100     2.36%
- - -----------------------------------------------------------------------------------------------------
Funds sold                     2,640     16,117     47,213     17,929    148,786     70,116   (48.68)
- - -----------------------------------------------------------------------------------------------------
Interest-bearing deposits
  with other banks               756      3,950     19,710     42,705     42,012     21,243   (48.10)
- - -----------------------------------------------------------------------------------------------------
Investment securities (1)    972,203    915,330    887,156    772,305    616,866    695,111     6.94
- - -----------------------------------------------------------------------------------------------------
Mortgages held for sale       60,421     38,430     21,995      1,816     19,710       ---       NMF
- - -----------------------------------------------------------------------------------------------------
Loans                      3,190,485  3,017,338  2,612,518  2,312,399  2,001,676  1,863,325    11.36
- - -----------------------------------------------------------------------------------------------------
Reserve for loan losses      (40,411)   (37,921)   (31,241)   (25,422)   (22,150)   (20,408)   14.64
- - -----------------------------------------------------------------------------------------------------
Premises and
  equipment, net             103,271    103,485    106,362     95,771     78,836     72,486     7.34
- - -----------------------------------------------------------------------------------------------------
Other assets                 100,458     96,719     98,313     85,455     76,775     75,812     5.79
- - -----------------------------------------------------------------------------------------------------
  Total assets            $4,592,193 $4,384,306 $3,975,942 $3,550,832 $3,153,810 $2,957,785     9.20
=====================================================================================================
Noninterest-bearing
  deposits                   571,751    537,845    469,266    451,705    417,449    405,205     7.13
- - -----------------------------------------------------------------------------------------------------
Interest-bearing
  deposits                 3,406,358  3,294,779  2,971,940  2,604,890  2,339,610  2,170,700     9.43
- - -----------------------------------------------------------------------------------------------------
  Total deposits           3,978,109  3,832,624  3,441,206  3,056,595  2,757,059  2,575,905     9.08
- - -----------------------------------------------------------------------------------------------------
Short-term borrowings        132,004     86,894    132,410    113,161     84,349     82,237     9.93
- - -----------------------------------------------------------------------------------------------------
Long-term borrowings          53,251     68,311     75,842     81,299     29,778     45,151     3.36
- - -----------------------------------------------------------------------------------------------------
Other liabilities             62,921     69,701     56,635     47,375     48,073     39,178     9.94
- - -----------------------------------------------------------------------------------------------------
Shareholders' equity         365,908    326,776    269,849    252,402    234,551    215,314    11.19
- - -----------------------------------------------------------------------------------------------------
  Total liabilities and
    shareholders' equity  $4,592,193 $4,384,306 $3,975,942 $3,550,832 $3,153,810 $2,957,785     9.20
=====================================================================================================

Selected Average Balances
- - -----------------------------------------------------------------------------------------------------
Loans                     $3,111,702 $2,843,439 $2,527,722 $2,186,253 $1,943,180 $1,754,078    12.15
- - -----------------------------------------------------------------------------------------------------
Funds sold                     5,926     23,952     67,698     80,283     70,861     85,010   (41.30)
- - -----------------------------------------------------------------------------------------------------
Taxable securities           729,098    663,978    573,721    504,645    470,115    424,046    11.45
- - -----------------------------------------------------------------------------------------------------
Nontaxable securities        188,568    223,699    264,675    219,601    227,050    248,929    (5.40)
- - -----------------------------------------------------------------------------------------------------
Interest-earning assets    4,035,294  3,755,068  3,433,816  2,990,782  2,711,206  2,512,063     9.94
- - -----------------------------------------------------------------------------------------------------
Total assets               4,359,951  4,079,790  3,750,237  3,286,307  2,974,979  2,770,416     9.49
- - -----------------------------------------------------------------------------------------------------
Interest-bearing deposits  3,282,195  3,081,395  2,869,939  2,491,096  2,230,196  2,069,752     9.66
- - -----------------------------------------------------------------------------------------------------
Short-term borrowings        110,168    120,349    106,076     84,369     98,086     75,757     7.78
- - -----------------------------------------------------------------------------------------------------
Long-term borrowings          63,269     71,676     79,414     44,619     37,084     46,142     6.52
- - -----------------------------------------------------------------------------------------------------
Interest-bearing
  liabilities              3,455,632  3,273,420  3,055,429  2,620,084  2,365,366  2,191,651     9.53
- - -----------------------------------------------------------------------------------------------------
Shareholders' equity         344,237    298,062    262,567    244,773    225,245    204,988    10.92
=====================================================================================================

Average Rates Earned and Paid
- - --------------------------------------------------------------------------------------------
Earning assets
- - --------------------------------------------------------------------------------------------
  Loans                         8.43%      9.28%     10.43%     10.98%     11.07%     10.50%
- - --------------------------------------------------------------------------------------------
  Funds sold                    2.23       3.77       5.46       7.96       8.94       7.59
- - --------------------------------------------------------------------------------------------
  Taxable securities            5.30       6.45       7.94       8.57       8.47       7.76
- - --------------------------------------------------------------------------------------------
  Nontaxable securities         8.12       9.20      10.40      11.21      11.39      10.80
- - --------------------------------------------------------------------------------------------
    Total earning assets        7.84       8.74       9.91      10.50      10.59       9.97
- - --------------------------------------------------------------------------------------------
Interest-bearing liabilities
- - --------------------------------------------------------------------------------------------
  N.O.W. & money market
    deposits                    2.14       2.68       4.22       4.83       5.11       4.98
- - --------------------------------------------------------------------------------------------
  Savings deposits              2.51       2.83       4.11       4.52       4.61       4.66
- - --------------------------------------------------------------------------------------------
  Time deposits                 4.73       5.69       7.20       8.03       8.10       7.17
- - --------------------------------------------------------------------------------------------
  Short-term borrowings         2.81       3.41       5.12       7.21       8.12       6.54
- - --------------------------------------------------------------------------------------------
  Long-term borrowings         10.63      10.47       9.77       8.93      10.93      10.24
- - --------------------------------------------------------------------------------------------
    Total interest-bearing
      liabilities               3.93       4.74       6.22       6.85       6.95       6.22
- - --------------------------------------------------------------------------------------------
Rate spread                     3.91       4.00       3.69       3.65       3.64       3.75
- - --------------------------------------------------------------------------------------------
Net yield on earning assets     4.47       4.61       4.37       4.50       4.53       4.55
============================================================================================

(1) Includes investment securities held to maturity and investment securities available for sale.
NMF = Not Meaningful

                                                                                               Five
                                            Years ended December 31,                           Year
                          -----------------------------------------------------------------  Compound
(dollars in thousands                                                                         Growth
except per share data)         1993       1992       1991       1990       1989       1988     Rate
- - -----------------------------------------------------------------------------------------------------
Summary of Operations
- - -----------------------------------------------------------------------------------------------------
Interest income*          $  316,363 $  328,012 $  340,304 $  314,252 $  287,175 $  251,201     4.72%
- - -----------------------------------------------------------------------------------------------------
Interest expense             135,847    155,088    190,154    179,544    164,480    136,244     (.06)
- - -----------------------------------------------------------------------------------------------------
Taxable equivalent
  net interest income        180,516    172,924    150,150    134,708    122,695    114,957     9.45
- - -----------------------------------------------------------------------------------------------------
Provision for loan losses      8,970      8,395      8,369      7,864      6,796      5,226    11.41
- - -----------------------------------------------------------------------------------------------------
Taxable equivalent net
  interest income after
  provision for loan losses  171,546    164,529    141,781    126,844    115,899    109,731     1.10
- - -----------------------------------------------------------------------------------------------------
Noninterest income            66,061     59,292     48,018     40,143     35,466     32,358    15.34
- - -----------------------------------------------------------------------------------------------------
Noninterest expense          164,481    160,103    140,999    120,410    105,382     98,365    10.83
- - -----------------------------------------------------------------------------------------------------
FTE income before
  income taxes                73,126     63,718     48,800     38,937     37,956     35,143    10.59
- - -----------------------------------------------------------------------------------------------------
Income taxes                  22,118     17,556      9,589      9,909      8,270      8,633    20.70
- - -----------------------------------------------------------------------------------------------------
Taxable equivalent adjustment  5,105      6,383      8,545      7,640      8,027      8,581    (9.87)
- - -----------------------------------------------------------------------------------------------------
Net income                $   45,903 $   39,779 $   30,666 $   29,028 $   29,686 $   26,510    11.61
=====================================================================================================
Weighted average shares**     20,326     19,244     18,336     18,015     17,800     17,535
- - --------------------------------------------------------------------------------------------
Net income per share**    $     2.26 $     2.07 $     1.67 $     1.61 $     1.67 $     1.51
- - --------------------------------------------------------------------------------------------
Selected Ratios

- - --------------------------------------------------------------------------------------------
Performance
- - --------------------------------------------------------------------------------------------
Net Income to:
- - --------------------------------------------------------------------------------------------
  Average assets                1.05%       .98%       .82%       .88%      1.00%       .96%
- - --------------------------------------------------------------------------------------------
  Average shareholders'
    equity                     13.33      13.35      11.68      11.86      13.18      12.93
- - --------------------------------------------------------------------------------------------
  Ratio of earnings
    to fixed charges            1.49       1.37       1.21       1.21       1.23       1.26
- - --------------------------------------------------------------------------------------------
  Efficiency ratio             66.84      69.20      71.41      68.85      66.63      67.04
- - --------------------------------------------------------------------------------------------
Capital Adequacy
- - --------------------------------------------------------------------------------------------
Shareholders' equity
  to assets at year end         7.97%      7.45%      6.79%      7.11%      7.44%      7.28%
- - --------------------------------------------------------------------------------------------
Risk-based capital-Tier 1      10.05       9.44       8.33       8.37        N/A        N/A
- - --------------------------------------------------------------------------------------------
Risk-based capital-Total       11.27      10.76       9.67       9.72        N/A        N/A
- - --------------------------------------------------------------------------------------------
Tier I Leverage at year end     7.26       6.71       5.87       6.25       6.55       6.27
- - --------------------------------------------------------------------------------------------
Debt to equity                 14.55      20.90      28.11      32.21      12.70      20.97
- - --------------------------------------------------------------------------------------------
Asset Quality
- - --------------------------------------------------------------------------------------------
Net charge-offs to
  average loans                  .25%       .21%       .27%       .27%       .26%       .25%
- - --------------------------------------------------------------------------------------------
Reserve for loan
  losses to loans               1.27       1.26       1.20       1.10       1.11       1.10
- - --------------------------------------------------------------------------------------------
Nonperforming loans
  to loans                       .65        .86       1.47       1.13       1.24       1.33
- - --------------------------------------------------------------------------------------------
Nonperforming assets
  to assets                      .50        .68       1.09        .84        .91        .94
- - --------------------------------------------------------------------------------------------
Stock Performance**
- - --------------------------------------------------------------------------------------------
Dividends paid per share
- - --------------------------------------------------------------------------------------------
  (Historical)             $     .94 $      .85 $      .80 $      .75 $      .69 $      .59
- - --------------------------------------------------------------------------------------------
Market price:
- - --------------------------------------------------------------------------------------------
  High                     $   39.63 $    26.50 $    20.00 $    17.00 $    18.17 $    17.50
- - --------------------------------------------------------------------------------------------
  Low                          24.83      18.00      11.83      11.33      15.00      13.33
- - --------------------------------------------------------------------------------------------
  At year end                  39.63      25.09      18.79      12.00      16.50      17.25
- - --------------------------------------------------------------------------------------------
Average market price
  for the year                 30.69      22.52      16.60      14.75      16.69      15.10
- - --------------------------------------------------------------------------------------------
Book value at year end         17.65      16.24      14.69      13.95      13.12      12.18
- - --------------------------------------------------------------------------------------------
Market to book value             225%       154%       128%        86%       126%       142%
  at year end
- - --------------------------------------------------------------------------------------------
Dividend payout percentage
- - --------------------------------------------------------------------------------------------
  (Historical)                    41%        41%        48%        46%        42%        38%
- - --------------------------------------------------------------------------------------------
Dividend yield (based on
  average price for the year)   3.06%      3.78%      4.82%      5.08%      4.13%      3.91%
- - --------------------------------------------------------------------------------------------
Price/earnings ratio
  (based on year end
   stock price)                17.54x     12.12x     11.25x      7.45x      9.88x     11.42x
- - --------------------------------------------------------------------------------------------
Other Historical Data
- - --------------------------------------------------------------------------------------------
Shareholders at year end       7,630      7,641      7,415      7,428      7,455      7,505
- - --------------------------------------------------------------------------------------------
Full time equivalent employees 2,807      2,648      2,530      2,250      2,032      2,012
- - --------------------------------------------------------------------------------------------
Number of banking offices
  at year end                    160        151        137        118         96         98
============================================================================================

 *Income computed on a fully taxable equivalent basis.
**Data has been restated for the three for two stock split, effected in the form of a 50% stock dividend, distributed on August 27, 1993.

Average Balances, Mix, Interest, Average Rates and Key Ratios

                                                            1993
                                      ---------------------------------------------
                                          Average                           Average
(dollars in thousands)                    Balance      Mix      Interest      Rate
- - -----------------------------------------------------------------------------------
Assets
- - -----------------------------------------------------------------------------------
Earning assets:
- - -----------------------------------------------------------------------------------
  Loans, net of unearned discount (1)  $3,111,702     71.4%    $ 262,263      8.43%
- - -----------------------------------------------------------------------------------
  Funds sold                                5,926       .2           132      2.23
- - -----------------------------------------------------------------------------------
  Investment securities (2)
- - -----------------------------------------------------------------------------------
    Taxable (3)                           729,098     16.7        38,651      5.30
- - -----------------------------------------------------------------------------------
    Nontaxable                            188,568      4.3        15,317      8.12
- - -----------------------------------------------------------------------------------
      Total investment securities         917,666     21.0        53,968      5.88
- - -----------------------------------------------------------------------------------
      Total earning assets              4,035,294     92.6       316,363      7.84
- - -----------------------------------------------------------------------------------
  Reserve for loan losses                 (39,852)     (.9)
- - -----------------------------------------------------------------------------------
  Cash and due from banks                 172,111      3.9
- - -----------------------------------------------------------------------------------
  Premises and equipment, net             103,087      2.4
- - -----------------------------------------------------------------------------------
  Other assets                             89,311      2.0
- - -----------------------------------------------------------------------------------
    Total assets                       $4,359,951    100.0%
===================================================================================
Liabilities and Shareholders' Equity
- - -----------------------------------------------------------------------------------
  Interest-bearing liabilities:
- - -----------------------------------------------------------------------------------
  N.O.W. and money market deposits     $  776,256     17.8%    $  16,647      2.14
- - -----------------------------------------------------------------------------------
  Savings deposits                        411,525      9.4        10,318      2.51
- - -----------------------------------------------------------------------------------
  Time deposits                         2,094,414     48.0        99,062      4.73
- - -----------------------------------------------------------------------------------
  Short-term borrowings                   110,168      2.5         3,097      2.81
- - -----------------------------------------------------------------------------------
  Long-term borrowings                     63,269      1.5         6,723     10.63
- - -----------------------------------------------------------------------------------
    Total interest-bearing liabilities  3,455,632     79.2       135,847      3.93
- - -----------------------------------------------------------------------------------
  Demand deposits                         492,232     11.3
- - -----------------------------------------------------------------------------------
  Accrued expenses and other liabilities   67,850      1.6
- - -----------------------------------------------------------------------------------
    Total liabilities                   4,015,714     92.1
- - -----------------------------------------------------------------------------------
  Shareholders' equity                    344,237      7.9
- - -----------------------------------------------------------------------------------
    Total liabilities and
      shareholders' equity             $4,359,951    100.0%
===================================================================================
Taxable equivalent net interest
  income and rate spread                                       $ 180,516      3.91%
- - -----------------------------------------------------------------------------------
Net yield on earning assets                                                   4.47%
- - -----------------------------------------------------------------------------------

 (1) Non-performing loans and mortgages held for sale are included in average balances used to determine average rates.
 (2) Includes investment securities held to maturity and investment securities available for sale.
 (3) Includes time deposits with other banks.

Key Average Balance Ratios
- - ------------------------------------------------------------------------------
  Loans to assets                           71.37%
- - ------------------------------------------------------------------------------
  Earning assets to total assets            92.55
- - ------------------------------------------------------------------------------
  Reserve for loan losses to loans           1.28
- - ------------------------------------------------------------------------------
  Net loans charged off as a % of loans       .25
- - ------------------------------------------------------------------------------
  Long-term borrowings to
    shareholders' equity                    18.38
- - ------------------------------------------------------------------------------
  Shareholders' equity to total assets       7.90
==============================================================================

Average Balances, Mix, Interest, Average Rates and Key Ratios

                                                            1992
                                      ---------------------------------------------
                                          Average                           Average
(dollars in thousands)                    Balance      Mix      Interest      Rate
- - -----------------------------------------------------------------------------------
Assets
- - -----------------------------------------------------------------------------------
Earning assets:
- - -----------------------------------------------------------------------------------
  Loans, net of unearned discount (1)  $2,843,439     69.7%    $ 263,737      9.28%
- - -----------------------------------------------------------------------------------
  Funds sold                               23,952       .6           903      3.77
- - -----------------------------------------------------------------------------------
  Investment securities (2)
- - -----------------------------------------------------------------------------------
    Taxable (3)                           663,978     16.2        42,797      6.45
- - -----------------------------------------------------------------------------------
    Nontaxable                            223,699      5.5        20,575      9.20
- - -----------------------------------------------------------------------------------
      Total investment securities         887,677     21.7        63,372      7.14
- - -----------------------------------------------------------------------------------
      Total earning assets              3,755,068     92.0       328,012      8.74
- - -----------------------------------------------------------------------------------
  Reserve for loan losses                 (35,090)     (.9)
- - -----------------------------------------------------------------------------------
  Cash and due from banks                 157,986      3.9
- - -----------------------------------------------------------------------------------
  Premises and equipment, net             108,528      2.7
- - -----------------------------------------------------------------------------------
  Other assets                             93,298      2.3
- - -----------------------------------------------------------------------------------
    Total assets                       $4,079,790    100.0%
===================================================================================
Liabilities and Shareholders'Equity
- - -----------------------------------------------------------------------------------
Interest-bearing liabilities:
- - -----------------------------------------------------------------------------------
  N.O.W. and money market deposits       $747,076     18.3%    $  20,004      2.68%
- - -----------------------------------------------------------------------------------
  Savings deposits                        327,447      8.0         9,267      2.83
- - -----------------------------------------------------------------------------------
  Time deposits                         2,006,872     49.2       114,217      5.69
- - -----------------------------------------------------------------------------------
  Short-term borrowings                   120,349      2.9         4,099      3.41
- - -----------------------------------------------------------------------------------
  Long-term borrowings                     71,676      1.8         7,501     10.47
- - -----------------------------------------------------------------------------------
    Total interest-bearing liabilities  3,273,420     80.2       155,088      4.74
- - -----------------------------------------------------------------------------------
  Demand deposits                         438,802     10.8
- - -----------------------------------------------------------------------------------
  Accrued expenses and other liabilities   69,506      1.7
- - -----------------------------------------------------------------------------------
    Total liabilities                   3,781,728     92.7
- - -----------------------------------------------------------------------------------
  Shareholders' equity                    298,062      7.3
- - -----------------------------------------------------------------------------------
    Total liabilities and
      shareholders' equity             $4,079,790    100.0%
===================================================================================
Taxable equivalent net interest
  income and rate spread                                        $ 172,924     4.00%
- - -----------------------------------------------------------------------------------
Net yield on earning assets                                                   4.61%
- - -----------------------------------------------------------------------------------

 (1) Non-performing loans and mortgages held for sale are included in average balances used to determine average rates.
 (2) Includes investment securities held to maturity and investment securities available for sale.
 (3) Includes time deposits with other banks.

Key Average Balance Ratios
- - ------------------------------------------------------------------------------
  Loans to assets                           69.70%
- - ------------------------------------------------------------------------------
  Earning assets to total assets            92.04
- - ------------------------------------------------------------------------------
  Reserve for loan losses to loans           1.23
- - ------------------------------------------------------------------------------
  Net loans charged off as a % of loans       .21
- - ------------------------------------------------------------------------------
  Long-term borrowings to
    shareholders' equity                    24.05
- - ------------------------------------------------------------------------------
  Shareholders' equity to total assets       7.31
==============================================================================

Average Balances, Mix, Interest, Average Rates and Key Ratios

                                                            1991
                                      ---------------------------------------------
                                          Average                           Average
(dollars in thousands)                    Balance      Mix      Interest      Rate
- - -----------------------------------------------------------------------------------
Assets
- - -----------------------------------------------------------------------------------
Earning assets:
- - -----------------------------------------------------------------------------------
  Loans, net of unearned discount (1)  $2,527,722     67.4%    $ 263,527     10.43%
- - -----------------------------------------------------------------------------------
  Funds sold                               67,698      1.8         3,696      5.46
- - -----------------------------------------------------------------------------------
  Investment securities (2)
- - -----------------------------------------------------------------------------------
    Taxable (3)                           573,721     15.3        45,544      7.94
- - -----------------------------------------------------------------------------------
    Nontaxable                            264,675      7.1        27,537     10.40
- - -----------------------------------------------------------------------------------
      Total investment securities         838,396     22.4        73,081      8.72
- - -----------------------------------------------------------------------------------
      Total earning assets              3,433,816     91.6       340,304      9.91
- - -----------------------------------------------------------------------------------
  Reserve for loan losses                 (28,406)     (.8)
- - -----------------------------------------------------------------------------------
  Cash and due from banks                 152,972      4.1
- - -----------------------------------------------------------------------------------
  Premises and equipment, net             104,165      2.8
- - -----------------------------------------------------------------------------------
  Other assets                             87,690      2.3
- - -----------------------------------------------------------------------------------
    Total assets                       $3,750,237    100.0%
===================================================================================
Liabilities and Shareholders' Equity
- - -----------------------------------------------------------------------------------
Interest-bearing liabilities:
- - -----------------------------------------------------------------------------------
  N.O.W. and money market deposits     $  683,454     18.2%    $  28,823      4.22%
- - -----------------------------------------------------------------------------------
  Savings deposits                        301,471      8.1        12,396      4.11
- - -----------------------------------------------------------------------------------
  Time deposits                         1,885,014     50.3       135,739      7.20
- - -----------------------------------------------------------------------------------
  Short-term borrowings                   106,076      2.8         5,434      5.12
- - -----------------------------------------------------------------------------------
  Long-term borrowings                     79,414      2.1         7,762      9.77
- - -----------------------------------------------------------------------------------
    Total interest-bearing liabilities  3,055,429     81.5       190,154      6.22
- - -----------------------------------------------------------------------------------
  Demand deposits                         387,316     10.3
- - -----------------------------------------------------------------------------------
  Accrued expenses and other liabilities   44,925      1.2
- - -----------------------------------------------------------------------------------
    Total liabilities                   3,487,670     93.0
- - -----------------------------------------------------------------------------------
  Shareholders' equity                    262,567      7.0
- - -----------------------------------------------------------------------------------
    Total liabilities and
      shareholders' equity             $3,750,237    100.0%
===================================================================================
Taxable equivalent net interest
  income and rate spread                                       $ 150,150      3.69%
- - -----------------------------------------------------------------------------------
Net yield on earning assets                                                   4.37%
- - -----------------------------------------------------------------------------------

 (1) Non-performing loans and mortgages held for sale are included in average balances used to determine average rates.
 (2) Includes investment securities held to maturity and investment securities available for sale.
 (3) Includes time deposits with other banks.

Key Average Balance Ratios
- - ------------------------------------------------------------------------------
  Loans to assets                           67.40%
- - ------------------------------------------------------------------------------
  Earning assets to total assets            91.56
- - ------------------------------------------------------------------------------
  Reserve for loan losses to loans           1.12
- - ------------------------------------------------------------------------------
  Net loans charged off as a % of loans       .27
- - ------------------------------------------------------------------------------
  Long-term borrowings to
    shareholders' equity                    30.25
- - ------------------------------------------------------------------------------
  Shareholders' equity to total assets       7.00
==============================================================================

Average Balances, Mix, Interest, Average Rates and Key Ratios

                                                            1990
                                      ---------------------------------------------
                                          Average                           Average
(dollars in thousands)                    Balance      Mix      Interest      Rate
- - -----------------------------------------------------------------------------------
Assets
- - -----------------------------------------------------------------------------------
Earning assets:
- - -----------------------------------------------------------------------------------
  Loans, net of unearned discount (1)  $2,186,253     66.5%    $ 239,990     10.98%
- - -----------------------------------------------------------------------------------
  Funds sold                               80,283      2.4         6,389      7.96
- - -----------------------------------------------------------------------------------
  Investment securities (2)
- - -----------------------------------------------------------------------------------
    Taxable (3)                           504,645     15.4        43,256      8.57
- - -----------------------------------------------------------------------------------
    Nontaxable                            219,601      6.7        24,617     11.21
- - -----------------------------------------------------------------------------------
      Total investment securities         724,246     22.1        67,873      9.58
- - -----------------------------------------------------------------------------------
      Total earning assets              2,990,782     91.0       314,252     10.50
- - -----------------------------------------------------------------------------------
  Reserve for loan losses                 (24,016)     (.7)
- - -----------------------------------------------------------------------------------
  Cash and due from banks                 148,700      4.5
- - -----------------------------------------------------------------------------------
  Premises and equipment, net              85,964      2.6
- - -----------------------------------------------------------------------------------
  Other assets                             84,877      2.6
- - -----------------------------------------------------------------------------------
    Total assets                       $3,286,307    100.0%
===================================================================================
Liabilities and Shareholders'Equity
- - -----------------------------------------------------------------------------------
Interest-bearing liabilities:
- - -----------------------------------------------------------------------------------
  N.O.W. and money market deposits     $  663,778     20.2%    $  32,062      4.83%
- - -----------------------------------------------------------------------------------
  Savings deposits                        267,959      8.2        12,125      4.52
- - -----------------------------------------------------------------------------------
  Time deposits                         1,559,359     47.4       125,287      8.03
- - -----------------------------------------------------------------------------------
  Short-term borrowings                    84,369      2.6         6,086      7.21
- - -----------------------------------------------------------------------------------
  Long-term borrowings                     44,619      1.3         3,984      8.93
- - -----------------------------------------------------------------------------------
    Total interest-bearing liabilities  2,620,084     79.7       179,544      6.85
- - -----------------------------------------------------------------------------------
  Demand deposits                         367,582     11.2
- - -----------------------------------------------------------------------------------
  Accrued expenses and other liabilities   53,868      1.6
- - -----------------------------------------------------------------------------------
    Total liabilities                   3,041,534     92.5
- - -----------------------------------------------------------------------------------
  Shareholders' equity                    244,773      7.5
- - -----------------------------------------------------------------------------------
    Total liabilities and
      shareholders' equity             $3,286,307    100.0%
===================================================================================
Taxable equivalent net interest
  income and rate spread                                       $ 134,708      3.65%
- - -----------------------------------------------------------------------------------
Net yield on earning assets                                                   4.50%
- - -----------------------------------------------------------------------------------

 (1) Non-performing loans and mortgages held for sale are included in average balances used to determine average rates.
 (2) Includes investment securities held to maturity and investment securities available for sale.
 (3) Includes time deposits with other banks.

Key Average Balance Ratios
- - ------------------------------------------------------------------------------
  Loans to assets                           66.53%
- - ------------------------------------------------------------------------------
  Earning assets to total assets            91.00
- - ------------------------------------------------------------------------------
  Reserve for loan losses to loans           1.10
- - ------------------------------------------------------------------------------
  Net loans charged off as a % of loans       .27
- - ------------------------------------------------------------------------------
  Long-term borrowings to
    shareholders' equity                    18.23
- - ------------------------------------------------------------------------------
  Shareholders' equity to total assets       7.45
==============================================================================

Average Balances, Mix, Interest, Average Rates and Key Ratios

                                                            1989
                                      ---------------------------------------------
                                          Average                           Average
(dollars in thousands)                    Balance      Mix      Interest      Rate
- - -----------------------------------------------------------------------------------
Assets
- - -----------------------------------------------------------------------------------
Earning assets:
- - -----------------------------------------------------------------------------------
  Loans, net of unearned discount (1)  $1,943,180     65.3%    $ 215,153     11.07%
- - -----------------------------------------------------------------------------------
  Funds sold                               70,861      2.4         6,338      8.94
- - -----------------------------------------------------------------------------------
  Investment securities (2)
- - -----------------------------------------------------------------------------------
    Taxable (3)                           470,115     15.8        39,819      8.47
- - -----------------------------------------------------------------------------------
    Nontaxable                            227,050      7.6        25,865     11.39
- - -----------------------------------------------------------------------------------
      Total investment securities         697,165     23.4        65,684      9.42
- - -----------------------------------------------------------------------------------
      Total earning assets              2,711,206     91.1       287,175     10.59
- - -----------------------------------------------------------------------------------
  Reserve for loan losses                 (21,316)     (.7)
- - -----------------------------------------------------------------------------------
  Cash and due from banks                 135,303      4.6
- - -----------------------------------------------------------------------------------
  Premises and equipment, net              74,881      2.5
- - -----------------------------------------------------------------------------------
  Other assets                             74,905      2.5
- - -----------------------------------------------------------------------------------
    Total assets                       $2,974,979    100.0%
===================================================================================
Liabilities and Shareholders'Equity
- - -----------------------------------------------------------------------------------
Interest-bearing liabilities:
- - -----------------------------------------------------------------------------------
  N.O.W. and money market deposits     $  647,214     21.8%    $  33,059      5.11%
- - -----------------------------------------------------------------------------------
  Savings deposits                        250,938      8.4        11,571      4.61
- - -----------------------------------------------------------------------------------
  Time deposits                         1,332,044     44.8       107,832      8.10
- - -----------------------------------------------------------------------------------
  Short-term borrowings                    98,086      3.3         7,965      8.12
- - -----------------------------------------------------------------------------------
  Long-term borrowings                     37,084      1.2         4,053     10.93
- - -----------------------------------------------------------------------------------
    Total interest-bearing liabilities  2,365,366     79.5       164,480      6.95

- - -----------------------------------------------------------------------------------
  Demand deposits                         341,090     11.5
- - -----------------------------------------------------------------------------------
  Accrued expenses and other liabilities   43,278      1.4
- - -----------------------------------------------------------------------------------
    Total liabilities                   2,749,734     92.4
- - -----------------------------------------------------------------------------------
  Shareholders' equity                    225,245      7.6
- - -----------------------------------------------------------------------------------
    Total liabilities and
      shareholders' equity             $2,974,979    100.0%
===================================================================================
Taxable equivalent net interest
  income and rate spread                                       $ 122,695      3.64%
- - -----------------------------------------------------------------------------------
Net yield on earning assets                                                   4.53%
- - -----------------------------------------------------------------------------------

 (1) Non-performing loans and mortgages held for sale are included in average balances used to determine average rates.
 (2) Includes investment securities held to maturity and investment securities available for sale.
 (3) Includes time deposits with other banks.

Key Average Balance Ratios
- - ------------------------------------------------------------------------------
  Loans to assets                           65.32%
- - ------------------------------------------------------------------------------
  Earning assets to total assets            91.13
- - ------------------------------------------------------------------------------
  Reserve for loan losses to loans           1.10
- - ------------------------------------------------------------------------------
  Net loans charged off as a % of loans       .26
- - ------------------------------------------------------------------------------
  Long-term borrowings to
    shareholders' equity                    16.46
- - ------------------------------------------------------------------------------
  Shareholders' equity to total assets       7.57
==============================================================================

Quarterly Average Balances, Interest, Average Rates and Key Ratios

                                                        1993
                          ----------------------------------------------------------------
                                     Fourth Quarter                   Third Quarter
                          ----------------------------------------------------------------
                            Average               Average     Average              Average
(dollars in thousands)      Balance    Interest     Rate      Balance   Interest     Rate
- - ------------------------------------------------------------------------------------------
Assets
- - ------------------------------------------------------------------------------------------
Earning assets:
- - ------------------------------------------------------------------------------------------
  Loans, net of unearned
    discount (1)          $3,191,052   $ 65,969    8.27%   $3,123,147   $ 65,667    8.41%
- - ------------------------------------------------------------------------------------------
  Funds sold                   4,411         27    2.45         8,329         39    1.88
- - ------------------------------------------------------------------------------------------
  Investment securities (2)
- - ------------------------------------------------------------------------------------------
    Taxable (3)              758,015      9,595    5.06       714,578      9,328    5.22
- - ------------------------------------------------------------------------------------------
    Nontaxable               202,845      3,806    7.50       188,948      4,071    8.62
- - ------------------------------------------------------------------------------------------
      Total investment
        securities           960,860     13,401    5.58       903,526     13,399    5.93
- - ------------------------------------------------------------------------------------------
    Total earning assets   4,156,323     79,397    7.64     4,035,002     79,105    7.84
- - ------------------------------------------------------------------------------------------
Reserve for loan losses      (40,215)                         (40,449)
- - ------------------------------------------------------------------------------------------
Cash and due from banks      180,769                          176,398
- - ------------------------------------------------------------------------------------------
Premises and equipment, net  102,982                          102,109
- - ------------------------------------------------------------------------------------------
Other assets                  88,435                           88,076
- - ------------------------------------------------------------------------------------------
  Total assets            $4,488,294                       $4,361,136
==========================================================================================
Liabilities and Shareholders' Equity
- - ------------------------------------------------------------------------------------------
Interest-bearing liabilities:
- - ------------------------------------------------------------------------------------------
  N.O.W. and money
    market deposits       $  798,684   $  4,056    2.03    $  774,879   $  4,103    2.12%
- - ------------------------------------------------------------------------------------------
  Savings deposits           437,181      2,660    2.43       414,966      3,085    2.97
- - ------------------------------------------------------------------------------------------
  Time deposits            2,121,063     24,177    4.56     2,064,502     23,780    4.61
- - ------------------------------------------------------------------------------------------
  Short-term borrowings      103,529        761    2.94       133,059        920    2.76
- - ------------------------------------------------------------------------------------------
  Long-term borrowings        53,150      1,352   10.17        63,256      1,811   11.45
- - ------------------------------------------------------------------------------------------
  Total interest-bearing
    liabilities            3,513,607     33,006    3.76     3,450,662     33,699    3.91
- - ------------------------------------------------------------------------------------------
Demand deposits              541,159                          501,348
- - ------------------------------------------------------------------------------------------
Accrued expenses and
  other liabilities           74,707                           61,931
- - ------------------------------------------------------------------------------------------
  Total liabilities        4,129,473                        4,013,941
- - ------------------------------------------------------------------------------------------
Shareholders' equity         358,821                          347,195
- - ------------------------------------------------------------------------------------------
  Total liabilities and
    shareholders' equity  $4,488,294                        $4,361,136
==========================================================================================
Taxable equivalent net interest
  income and rate spread                $46,391    3.88%                 $45,406    3.93%
- - ------------------------------------------------------------------------------------------
Net yield on earning assets                        4.45%                            4.50%
- - ------------------------------------------------------------------------------------------


 (1) Non-performing loans and mortgages held for sale are included in average balances used to determine average rates.
 (2) Includes investment securities held to maturity and investment securities available for sale.
 (3) Includes time deposits with other banks.

Key Average Balance Ratios
- - ------------------------------------------------------------------------------
Loans to assets                71.10%                           71.61%
- - ------------------------------------------------------------------------------
Earning assets to total assets 92.60                            92.52
- - ------------------------------------------------------------------------------
Reserve for loan losses
  to loans                      1.26                             1.30
- - ------------------------------------------------------------------------------
Net loans charged off as
  a % of loans                   .10                              .06
- - ------------------------------------------------------------------------------
Long-term borrowings to
  shareholders' equity         14.81                            18.22
- - ------------------------------------------------------------------------------
Shareholders' equity to
  total assets                  7.99                             7.96
==============================================================================

Quarterly Average Balances, Interest, Average Rates and Key Ratios

                                                        1993
                          ----------------------------------------------------------------
                                     Second Quarter                    First Quarter
                          ----------------------------------------------------------------
                            Average               Average     Average              Average
(dollars in thousands)      Balance    Interest     Rate      Balance   Interest     Rate
- - ------------------------------------------------------------------------------------------
Assets
- - ------------------------------------------------------------------------------------------
Earning assets:
- - ------------------------------------------------------------------------------------------
  Loans, net of unearned
    discount (1)          $3,086,578   $ 65,643    8.51%   $3,046,032   $ 64,984    8.53%
- - ------------------------------------------------------------------------------------------
  Funds sold                   2,137         12    2.25         8,827         54    2.45
- - ------------------------------------------------------------------------------------------
  Investment securities (2)
- - ------------------------------------------------------------------------------------------
    Taxable (3)              718,727      9,620    5.35       725,071     10,108    5.58
- - ------------------------------------------------------------------------------------------
    Nontaxable               178,550      3,633    8.14       183,930      3,807    8.28
- - ------------------------------------------------------------------------------------------
     Total investment
       securities            897,277     13,253    5.91       909,001     13,915    6.12
- - ------------------------------------------------------------------------------------------
  Total earning assets     3,963,860     78,953    7.97     3,985,992     78,908    7.92
- - ------------------------------------------------------------------------------------------
Reserve for loan losses      (39,946)                         (38,798)
- - ------------------------------------------------------------------------------------------
Cash and due from banks      166,796                          164,480
- - ------------------------------------------------------------------------------------------
Premises and equipment, net  103,613                          103,643
- - ------------------------------------------------------------------------------------------
Other assets                  90,309                           90,425
- - ------------------------------------------------------------------------------------------
  Total assets            $4,306,764                       $4,283,610
==========================================================================================
Liabilities and Shareholders' Equity
- - ------------------------------------------------------------------------------------------
Interest-bearing liabilities:
- - ------------------------------------------------------------------------------------------
  N.O.W. and money
    market deposits       $  757,764   $  4,131    2.18%   $  773,698   $  4,357    2.25%
- - ------------------------------------------------------------------------------------------
  Savings deposits           455,898      2,602    2.28       338,054      1,971    2.33
- - ------------------------------------------------------------------------------------------
  Time deposits            2,038,633     24,803    4.87     2,153,459     26,302    4.89
- - ------------------------------------------------------------------------------------------
  Short-term borrowings      102,948        711    2.76       101,136        705    2.79
- - ------------------------------------------------------------------------------------------
  Long-term borrowings        68,330      1,780   10.42        68,340      1,780   10.42
- - ------------------------------------------------------------------------------------------
    Total interest-bearing
      liabilities          3,423,573     34,027    3.98     3,434,687     35,115    4.09
- - ------------------------------------------------------------------------------------------
Demand deposits              473,705                          452,717
- - ------------------------------------------------------------------------------------------
Accrued expenses and
  other liabilities           70,186                           64,907
- - ------------------------------------------------------------------------------------------
  Total liabilities        3,967,464                         3,952,311
- - ------------------------------------------------------------------------------------------
Shareholders' equity         339,300                           331,299
- - ------------------------------------------------------------------------------------------
  Total liabilities and
    shareholders' equity  $4,306,764                        $4,283,610
==========================================================================================
Taxable equivalent net interest
  income and rate spread               $ 44,881    3.94%                $ 43,838    3.88%
- - ------------------------------------------------------------------------------------------
Net yield on earning assets                        4.50%                            4.42%
- - ------------------------------------------------------------------------------------------

 (1) Non-performing loans and mortgages held for sale are included in average balances used to determine average rates.
 (2) Includes investment securities held to maturity and investment securities available for sale.
 (3) Includes time deposits with other banks.

Key Average Balance Ratios
- - ------------------------------------------------------------------------------
Loans to assets                71.67%                           71.11%
- - ------------------------------------------------------------------------------
Earning assets to total assets 92.55                            92.54
- - ------------------------------------------------------------------------------
Reserve for loan losses
  to loans                      1.29                             1.27
- - ------------------------------------------------------------------------------
Net loans charged off as
  a % of loans                   .05                              .04
- - ------------------------------------------------------------------------------
Long-term borrowings to
  shareholders' equity         20.14                            20.63
- - ------------------------------------------------------------------------------
Shareholders' equity to
  total assets                  7.87                             7.73
==============================================================================

Quarterly Average Balances, Interest, Average Rates and Key Ratios

                                                        1992
                          ----------------------------------------------------------------
                                     Fourth Quarter                   Third Quarter
                          ----------------------------------------------------------------
                            Average               Average     Average              Average
(dollars in thousands)      Balance    Interest     Rate      Balance   Interest     Rate
- - ------------------------------------------------------------------------------------------
Assets
- - ------------------------------------------------------------------------------------------
Earning assets:
- - ------------------------------------------------------------------------------------------
  Loans, net of unearned
    discount (1)          $3,060,974   $ 67,940    8.88%   $3,011,928   $ 68,995    9.16%
- - ------------------------------------------------------------------------------------------
  Funds sold                  19,452        160    3.29        28,548        263    3.69
- - ------------------------------------------------------------------------------------------
  Investment securities (2)
- - ------------------------------------------------------------------------------------------
    Taxable (3)              689,710     10,093    5.85       673,591     10,704    6.36
- - ------------------------------------------------------------------------------------------
    Nontaxable               199,099      4,311    8.66       213,249      4,845    9.09
- - ------------------------------------------------------------------------------------------
      Total investment
        securities           888,809     14,404    6.48       886,840     15,549    7.01
- - ------------------------------------------------------------------------------------------
    Total earning assets   3,969,235     82,504    8.31     3,927,316     84,807    8.64
- - ------------------------------------------------------------------------------------------
Reserve for loan losses      (40,757)                         (36,727)
- - ------------------------------------------------------------------------------------------
Cash and due from banks      168,036                          160,984
- - ------------------------------------------------------------------------------------------
Premises and equipment, net  107,910                          111,538
- - ------------------------------------------------------------------------------------------
Other assets                  92,482                          101,654
- - ------------------------------------------------------------------------------------------
  Total assets            $4,296,906                       $4,264,765
==========================================================================================
Liabilities and Shareholders' Equity
- - ------------------------------------------------------------------------------------------
Interest-bearing liabilities:
- - ------------------------------------------------------------------------------------------
  N.O.W. and money
    market deposits       $  780,016   $  4,658    2.39%   $  771,881      4,828    2.50%

- - ------------------------------------------------------------------------------------------
  Savings deposits           341,004      2,220    2.60       333,432      2,306    2.77
- - ------------------------------------------------------------------------------------------
  Time deposits            2,129,116     27,556    5.18     2,097,221     28,711    5.48
- - ------------------------------------------------------------------------------------------
  Short-term borrowings       87,862        662    3.01       139,734      1,107    3.17
- - ------------------------------------------------------------------------------------------
  Long-term borrowings        68,298      1,775   10.40        71,532      1,880   10.51
- - ------------------------------------------------------------------------------------------
    Total interest-bearing
      liabilities          3,406,296     36,871    4.33     3,413,800     38,832    4.55
- - ------------------------------------------------------------------------------------------
Demand deposits              479,425                          447,207
- - ------------------------------------------------------------------------------------------
Accrued expenses and
  other liabilities           87,985                           87,921
- - ------------------------------------------------------------------------------------------
  Total liabilities        3,973,706                        3,948,928
- - ------------------------------------------------------------------------------------------
Shareholders' equity         323,200                          315,837
- - ------------------------------------------------------------------------------------------
  Total liabilities and
    shareholders' equity  $4,296,906                       $4,264,706
==========================================================================================
Taxable equivalent net interest
  income and rate spread               $ 45,633    3.98%                $ 45,975    4.09%
- - ------------------------------------------------------------------------------------------
Net yield on earning assets                        4.60%                            4.68%
- - ------------------------------------------------------------------------------------------

 (1) Non-performing loans and mortgages held for sale are included in average balances used to determine average rates.
 (2) Includes investment securities held to maturity and investment securities available for sale.
 (3) Includes time deposits with other banks.


Key Average Balance Ratios
- - ------------------------------------------------------------------------------
Loans to assets                71.24%                           70.62%
- - ------------------------------------------------------------------------------
Earning assets to total assets 92.37                            92.09
- - ------------------------------------------------------------------------------
Reserve for loan losses
  to loans                      1.33                             1.22
- - ------------------------------------------------------------------------------
Net loans charged off as
  a % of loans                   .08                              .04
- - ------------------------------------------------------------------------------
Long-term borrowings to
  shareholders' equity         21.13                            22.65
- - ------------------------------------------------------------------------------
Shareholders' equity to
  total assets                  7.52                             7.41
==============================================================================

Quarterly Average Balances, Interest, Average Rates and Key Ratios

                                                        1992
                          ----------------------------------------------------------------
                                     Second Quarter                    First Quarter
                          ----------------------------------------------------------------
                            Average               Average     Average              Average
(dollars in thousands)      Balance    Interest     Rate      Balance   Interest     Rate
- - ------------------------------------------------------------------------------------------
Assets
- - ------------------------------------------------------------------------------------------
Earning assets:
- - ------------------------------------------------------------------------------------------
  Loans, net of unearned
    discount (1)          $2,668,362   $ 63,180    9.47%   $2,632,492   $ 63,623    9.67%
- - ------------------------------------------------------------------------------------------
  Funds sold                  22,878        219    3.83        24,930        261    4.19
- - ------------------------------------------------------------------------------------------
  Investment securities (2)
- - ------------------------------------------------------------------------------------------
    Taxable (3)              642,513     10,544    6.56       650,098     11,455    7.05
- - ------------------------------------------------------------------------------------------
    Nontaxable               237,162      5,545    9.35       245,286      5,874    9.58
- - ------------------------------------------------------------------------------------------
      Total investment
        securities           879,675     16,089    7.32       895,384     17,329    7.74
- - ------------------------------------------------------------------------------------------
    Total earning assets   3,570,915     79,488    8.90     3,552,806     81,213    9.14
- - ------------------------------------------------------------------------------------------
Reserve for loan losses      (30,825)                         (32,051)
- - ------------------------------------------------------------------------------------------
Cash and due from banks      150,637                          152,287
- - ------------------------------------------------------------------------------------------
Premises and equipment, net  107,400                          107,264
- - ------------------------------------------------------------------------------------------
Other assets                  86,272                           92,784
- - ------------------------------------------------------------------------------------------
  Total assets            $3,884,399                       $3,873,090
==========================================================================================
Liabilities and Shareholders' Equity
- - ------------------------------------------------------------------------------------------
Interest-bearing liabilities:
- - ------------------------------------------------------------------------------------------
  N.O.W. and money
    market deposits       $  713,943   $  5,039    2.82%   $  722,463   $  5,480    3.03%
- - ------------------------------------------------------------------------------------------
  Savings deposits           325,683      2,421    2.97       309,669      2,320    3.00
- - ------------------------------------------------------------------------------------------
  Time deposits            1,875,394     27,570    5.88     1,925,760     30,380    6.30
- - ------------------------------------------------------------------------------------------
  Short-term borrowings      143,255      1,313    3.67       110,545      1,017    3.68
- - ------------------------------------------------------------------------------------------
  Long-term borrowings        73,450      1,922   10.47        73,424      1,924   10.48
- - ------------------------------------------------------------------------------------------
    Total interest-bearing
      liabilities          3,131,725     38,265    4.89     3,141,861     41,121    5.24
- - ------------------------------------------------------------------------------------------
Demand deposits              419,448                          409,128
- - ------------------------------------------------------------------------------------------
Accrued expenses and
  other liabilities           54,033                           48,827
- - ------------------------------------------------------------------------------------------
  Total liabilities        3,605,206                        3,599,816
- - ------------------------------------------------------------------------------------------
Shareholders' equity         279,193                          273,274
- - ------------------------------------------------------------------------------------------
  Total liabilities and
    shareholders' equity  $3,884,399                       $3,873,090
==========================================================================================
Taxable equivalent net interest
  income and rate spread               $ 41,223    4.01%                 $40,092    3.90%
- - ------------------------------------------------------------------------------------------
Net yield on earning assets                        4.62%                            4.51%
- - ------------------------------------------------------------------------------------------

 (1) Non-performing loans and mortgages held for sale are included in average balances used to determine average rates.
 (2) Includes investment securities held to maturity and investment securities available for sale.
 (3) Includes time deposits with other banks.

Key Average Balance Ratios
- - ------------------------------------------------------------------------------
Loans to assets                68.69%                           67.97%
- - ------------------------------------------------------------------------------
Earning assets to total assets 91.93                            91.73
- - ------------------------------------------------------------------------------
Reserve for loan losses
  to loans                      1.16                             1.22
- - ------------------------------------------------------------------------------
Net loans charged off as
  a % of loans                   .03                              .06
- - ------------------------------------------------------------------------------
Long-term borrowings to
  shareholders' equity         26.31                            26.87
- - ------------------------------------------------------------------------------
Shareholders' equity to
  total assets                  7.19                             7.06
==============================================================================

Glossary of Financial Terms

 Average Balance - The sum of the daily balances at the end of each day divided by the number of days in the period.

 Book Value Per Share - The value of a share of common stock determined by dividing total shareholders' equity at the end of the period by the total number of common shares then outstanding.

 Cash and Cash Equivalents - Cash and cash equivalents include cash on hand, amounts due from banks, and federal funds sold. Generally, federal funds are purchased and sold for one-day periods.

 Common Dividend Payout Ratio - The percentage of net income that was paid to common shareholders as dividends.

 Earning Assets - Assets that generate interest income and yield-related fee income, such as loans, short-term investments, and investment securities.

 Efficiency Ratio - A measurement of overhead expense efficiency. It is computed by dividing noninterest expense by the sum of fully taxable-equivalent (FTE) net interest income and noninterest income (excluding security gains or losses on sales).

 Fully Taxable-Equivalent Income (FTE) - Refers to tax-exempt income which has been converted to put tax-exempt and taxable income on a comparable basis before application of income taxes.

 Gap - The amount by which interest-rate sensitive assets exceed interest-rate sensitive liabilities for a designated time period is referred to as a positive gap. An excess of liabilities would represent a negative gap.

 Interest-bearing Liabilities - Liabilities upon which interest is paid for the use of funds, such as savings and time deposits, short-term borrowings, and long-term borrowings.

 Interest-rate Sensitive Assets/Liabilities - Earning assets and interest-bearing liabilities whose yields and rates vary within a specific time period, due to either maturity or in association with market interest rates.

 Internal Capital Generation Rate - The rate at which equity is generated internally. It is computed by dividing earnings retained by the corporation (net income less dividends) by the average balance of shareholders' equity for a given period.

 Liquidity - The ability of a corporation to generate adequate funds to meet its cash flow requirements.

 Money  Market Interest  Rates -  Interest  rates which  are determined  by the
 demand  and supply  of funds  in the  money market.   These rates  include the
 federal funds rate, treasury bill rate and national commercial/prime rates.

 Net Interest Income - The difference between total interest income and total interest expense.

 Net Rate Spread - The difference between the yield on interest-earning assets (FTE basis) and the rate paid on interest-bearing liabilities.

 Net Yield on Earning Assets - A measurement of how effectively the corporation utilizes its earning assets in relationship to the interest cost of funding them. It is computed by dividing net interest income (FTE basis) by average interest-earning assets.

 Nonaccrual Loans - Loans on which interest accruals have been discontinued due
 to  the borrower's financial difficulties.   Interest income on these loans is
 reported on the cash basis as it is collected.

 Nonperforming Loans - The total of nonaccrual loans, past due loans and restructured loans.

 Past Due Loans - Loans that are contractually past due 90 or more days as to interest or principal.

 Provision for Loan Losses - A charge to earnings which appears on the income statement. This charge increases the reserve for loan losses.

 Reserve for Loan Losses - A valuation allowance offset against total loans which appears on the balance sheet. This reserve represents the amount considered by management to be adequate to cover estimated losses inherent in the loan portfolio.

 Restructured Loans - A loan is considered restructured when a bank for economic or legal reasons related to the debtor's financial difficulties grants a concession to the debtor that it would not otherwise consider.

 Return on Average Assets - A measure of profitability that indicates how effectively the corporation utilized its assets. It is calculated by dividing net income by total average assets.

 Return on Average Equity - A measure of profitability that  indicates what the
 corporation  earned  on its  shareholders' investment.    It is  calculated by
 dividing net income by total average shareholders' equity.

 Risk-Based Capital - Tier I - As defined by regulatory authorities, includes among other things common stock, surplus, retained earnings, qualified preferred stock and minority interests in consolidated subsidiaries reduced by certain intangible assets.

 Risk-Based Capital - Tier II - As defined by regulatory authorities, includes the qualified portion of the reserve for loan losses and qualified long-term borrowings.

 Risk-Based Capital - Total - The sum of Tier I and Tier II Risk-Based Capital. Standby Letter of Credit - An instrument issued by a bank which represents an obligation to honor demands for payment upon compliance with specified conditions. It may be used to back up a commercial paper issue or to serve as a guarantee of funding for a real estate project. If a customer defaults on loan payments, the issuer of the standby letter would be called upon to make the payments. Standby letters of credit represent contingent liabilities and therefore they are not included on a bank's balance sheet.

                        [Valley Bancorporation Letterhead]
Valley Bancorporation
100 West Lawrence Street, P.O. Box 1061, Appleton, WI 54912-1061 (414) 738-3830




 January 18, 1994



 The management of Valley Bancorporation ("Valley") is responsible for the preparation, integrity, and fair presentation of Valley's consolidated financial statements for the year ended December 31, 1993. The consolidated financial statements have been prepared in accordance with generally accepted accounting principles and, as such, include amounts based on judgments and estimates made by management.

 The consolidated financial statements referred to above have been audited by Arthur Andersen & Co., who have been given unrestricted access to all financial records and related data, including minutes of all meetings of stockholders, the board of directors, and committees of the board. Management believes that all representations made to Arthur Andersen & Co. during the audit were valid and appropriate.






 /s/ Peter M. Platten, III                          /s/ Gary A. Lichtenberg
 -------------------------                          ---------------------------
 Peter M. Platten, III                              Gary A. Lichtenberg
 President and Chief                                Senior Vice President/Chief
 Executive Officer                                  Financial Officer and
                                                    Secretary

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
 See ITEM  1.   "Business  --  Pending  Merger  with  Marshall  &  Ilsley
 Corporation" for information concerning Valley's merger into M&I which is incorporated herein by reference.

       The following discussion will cover Valley's results of operations, asset quality, financial position, liquidity, interest rate sensitivity and capital resources for the years 1991 through 1993. The information included in this discussion is intended to assist readers in their analysis of, and should be read in conjunction with, the consolidated financial statements and related notes and other supplemental information presented elsewhere in this report. Throughout this discussion, the term "bank(s)" includes commercial banks and savings associations, unless otherwise indicated.

 Results of Operations

 Overview

       Valley reported net income of $45.903 million in 1993, an increase of 15.39% from the $39.779 million in 1992. Net income per share was $2.26 in 1993, compared with $2.07 (adjusted for three for two stock split on August 27, 1993) per share in 1992. In 1991, net income was $30.666 million, which amounted to $1.67 (adjusted) per share.

       In July 1992, Valley completed its acquisition of United Savings and Loan Association (United). United, a Wisconsin savings association, is being operated as a separate subsidiary of Valley. In November 1993, Valley acquired Pierce County Bank & Trust Company (Pierce County). Both of these acquisitions were accounted for as purchases and the results of their operations are included in Valley's results of operations from their acquisition dates forward.

       At Valley, maintaining excellent credit quality continues to be a priority. Nonperforming loans as a percent of loans fell to .65% as of December 31, 1993, down from .86% at December 31, 1992. Provision for loan losses for 1993 was $8.970 million as compared to $8.395 million in 1992, a 6.8% increase between periods. Reserve for loan losses as a percent of loans increased to 1.27% at December 31, 1993 as compared to 1.26% at December 31, 1992. Reserve for loan losses as a percent of nonperforming loans, increased to 196%, up from 146% a year ago. This ratio represents the extent of coverage of nonperforming loans in the reserve for loan losses. Net loans charged off as a percent of average loans was .25% for 1993. This ratio compares to .21% reported at year end 1992 and .27% at year end 1991. This net charge off ratio compares favorably to other financial institutions in the Midwest and is a positive reflection on Valley's overall credit quality.

       During 1993, Valley continued recognizing the benefits from several expense reduction initiatives undertaken in 1990 and 1991 to enhance its operating efficiencies and reduce its operating costs. Valley's bank backroom operations and other bank support functions have been centralized and standardized at two regional service centers. Valley also converted the majority of its banks to an in-house data processing system (VISION) and centralized and standardized mortgage lending operations. These initiatives have eliminated many duplications of effort and significantly enhanced operating efficiencies.

       During 1993, the continued low interest rate environment fueled mortgage lending activities which resulted in strong fee income, along with significant gains on sales of mortgage loans to the secondary market. Valley recognized $6.786 million in gains on sale of mortgage loans to the secondary market in 1993, up from the $3.274 million recognized in 1992.

       Earnings also benefitted  from an increase  in fully-taxable  equivalent
 (FTE) net interest income between years of $7.591 million. This increase resulted primarily from growth in average earning assets between periods of 7.5%, or $280.226 million.

       Table 1 highlights the major factors affecting the changes in earnings per share during the last three years. Growth in net interest income, stability in the provision for loan losses and increases in noninterest income all contributed to the improved earnings.

Table 1:  Changes in Earnings and Earnings Per Share

                                                          Years Ended December 31,
Income/ExpenseChange
                                    1993       1992       1991         1993/1992            1992/1991
(dollars in thousands)             Dollars    Dollars    Dollars   Dollars  Per Share** Dollars Per Share**
- - -----------------------------------------------------------------------------------------------------------
Net Income, prior period                N/A        N/A        N/A  $ 39,779   $ 2.07    $ 30,666    $1.67
- - -----------------------------------------------------------------------------------------------------------
Increase(decrease) attributable to:
- - -----------------------------------------------------------------------------------------------------------
  Interest Income*                 $316,363   $328,012   $340,304   (11,649)    (.60)    (12,292)    (.67)
- - -----------------------------------------------------------------------------------------------------------
  Interest Expense                  135,847    155,088    190,154    19,241     1.00      35,066     1.91
- - -----------------------------------------------------------------------------------------------------------
     Net Interest Income            180,516    172,924    150,150     7,592      .40      22,774     1.24
- - -----------------------------------------------------------------------------------------------------------
  Provision for loan losses           8,970      8,395      8,369      (575)    (.03)        (26)    (.01)
- - -----------------------------------------------------------------------------------------------------------
  Noninterest Income:
- - -----------------------------------------------------------------------------------------------------------
    Service charges on
      deposit accounts               17,167     15,707     13,606     1,460      .08       2,101      .12
- - -----------------------------------------------------------------------------------------------------------
    Trust service fees               12,631     12,455     10,927       176      .01       1,528      .08
- - -----------------------------------------------------------------------------------------------------------
    Other service charges,           11,839     11,043      8,673       796      .04       2,370      .13
      commissions and fees
- - -----------------------------------------------------------------------------------------------------------
    Insurance related                 7,325      7,573      6,672      (248)    (.01)        901      .05
- - -----------------------------------------------------------------------------------------------------------
    Credit card                       7,186      6,147      5,466     1,039      .05         681      .04
- - -----------------------------------------------------------------------------------------------------------
    Net securities gains                497        864        724      (367)    (.02)        140      .01
- - -----------------------------------------------------------------------------------------------------------
    Other                             9,416      5,503      1,950     3,913      .20       3,553      .19
- - -----------------------------------------------------------------------------------------------------------
      Total noninterest income       66,061     59,292     48,018     6,769      .35      11,274      .62
- - -----------------------------------------------------------------------------------------------------------
  Noninterest Expense:
- - -----------------------------------------------------------------------------------------------------------
    Salaries and wages               72,200     66,542     59,579    (5,658)    (.30)     (6,963)    (.38)
- - -----------------------------------------------------------------------------------------------------------
    Pensions and other employee      20,406     23,636     17,710     3,230      .17      (5,926)    (.32)
      benefits
- - -----------------------------------------------------------------------------------------------------------
    Equipment                        16,615     16,134     13,639      (481)    (.03)     (2,495)    (.14)
- - -----------------------------------------------------------------------------------------------------------
    Net occupancy                    12,816     11,598     10,773    (1,218)    (.06)       (825)    (.04)
- - -----------------------------------------------------------------------------------------------------------
    FDIC Insurance                    8,333      7,923      6,640      (410)    (.02)     (1,283)    (.07)
- - -----------------------------------------------------------------------------------------------------------
    Credit card                       3,896      3,325      2,961      (571)    (.03)       (364)    (.02)
- - -----------------------------------------------------------------------------------------------------------
    Other                            30,215     30,945     29,697       730      .04      (1,248)    (.07)
- - -----------------------------------------------------------------------------------------------------------
      Total noninterest expense     164,481    160,103    140,999    (4,378)    (.23)    (19,104)   (1.04)
- - -----------------------------------------------------------------------------------------------------------
  FTE income before taxes            73,126     63,718     48,800     9,408      .49      14,918      .81
- - -----------------------------------------------------------------------------------------------------------
  Income taxes                       22,118     17,556      9,589    (4,562)    (.24)     (7,967)    (.43)
- - -----------------------------------------------------------------------------------------------------------
  Taxable equivalent adjustment       5,105      6,383      8,545     1,278      .07       2,162      .12
- - -----------------------------------------------------------------------------------------------------------
  Additional shares outstanding         ---        ---        ---       ---     (.13)        ---     (.10)
- - -----------------------------------------------------------------------------------------------------------
    Net change                          ---        ---        ---     6,124      .19       9,113      .40
- - -----------------------------------------------------------------------------------------------------------
    Net income, current period     $ 45,903   $ 39,779   $ 30,666  $ 45,903    $2.26    $ 39,779    $2.07
===========================================================================================================

 * Income computed on a fully taxable equivalent basis.
** Per share data has been restated for the three for two stock split, effected in the form of a 50% stock dividend, distributed on August 27, 1993.

       Bank analysts consider 15.00% return on average equity and 1.00% return on average assets to be benchmarks for high performing financial institutions
 in the Midwest.   Valley's return on average equity in 1993 was 13.33%,
 compared to 13.35% and 11.68% reported in 1992 and 1991, respectively. Return on average assets reached 1.05% in 1993, up from .98% and .82% in 1992 and
 1991, respectively.    Table  2  highlights  certain  relationships between
 significant financial ratios.

Table 2:  Financial Ratios

                               1993    1992    1991    1990    1989
- - --------------------------------------------------------------------
Return on average assets       1.05%    .98%    .82%    .88%   1.00%
- - --------------------------------------------------------------------
      divided by
- - --------------------------------------------------------------------
Average equity as a % of       7.89    7.31    7.00    7.45    7.57
  average assets
- - --------------------------------------------------------------------
        equals
- - --------------------------------------------------------------------
Return on average equity (%)  13.33   13.35   11.68   11.86   13.18
- - --------------------------------------------------------------------
    multiplied by
- - --------------------------------------------------------------------
Earnings retained (%)         58.58   58.71   52.14   53.63   58.40
- - --------------------------------------------------------------------
        equals
- - --------------------------------------------------------------------
Internal capital growth (%)    7.81    7.84    6.09    6.36    7.70
====================================================================

       The remainder of this discussion provides a more detailed explanation of factors affecting the changes in results of operations and the changes in financial position of Valley for the past three years.

 Net Interest Income

       Net interest income is the most significant component of earnings. For analytical purposes, interest earned on tax exempt assets, such as industrial development revenue bonds and state and municipal obligations, is adjusted to an FTE basis. This adjustment is based upon the applicable federal corporate income tax rate (currently 35%), and any interest expense which is disallowed as a deduction in connection with carrying these tax exempt assets, and thus facilitates a meaningful comparison between taxable and nontaxable earning assets. Table 3 shows the sources of interest income and expense between years and the variances resulting from fluctuations in interest rate (rate) and changes in the amount and type (volume) of earning assets and interest-bearing liabilities.

Table 3:  Changes in Net Interest Income - Taxable Equivalent Basis

                                                                                                          1993-1992
                                                                                                ----------------------------
                               Average Balances              Average Rates       Interest        Income
                           ----------------------  Increase/ ---------------------------------   Expense   Volume     Rate
(dollars in thousands)         1993        1992   (Decrease)  1993   1992     1993      1992    Variance  Variance  Variance
- - ----------------------------------------------------------------------------------------------------------------------------
Loans(1)                   $3,111,702  $2,843,439  $268,263   8.43%  9.28%  $262,263  $263,737  $(1,474)  $23,727  $(25,201)
- - ----------------------------------------------------------------------------------------------------------------------------
Funds sold                      5,926      23,952   (18,026)  2.23   3.77        132       903     (771)     (500)     (271)
- - ----------------------------------------------------------------------------------------------------------------------------
Investment securities
   -taxable(2)                729,098     663,978    65,120   5.30   6.45     38,651    42,797   (4,146)    3,932    (8,078)
- - ----------------------------------------------------------------------------------------------------------------------------
Investment securities
   -nontaxable                188,568     223,699   (35,131)  8.12   9.20     15,317    20,575   (5,258)   (3,015)   (2,243)
- - ----------------------------------------------------------------------------------------------------------------------------
  Total earning assets      4,035,294   3,755,068   280,226   7.84   8.74    316,363   328,012  (11,649)   24,144   (35,793)
- - ----------------------------------------------------------------------------------------------------------------------------
Reserve for loan losses       (39,852)    (35,090)   (4,762)
- - ------------------------------------------------------------
Cash and due from banks       172,111     157,986    14,125
- - ------------------------------------------------------------
Premises and equipment        103,087     108,528    (5,441)
- - ------------------------------------------------------------
Other assets                   89,311      93,298    (3,987)
- - ------------------------------------------------------------
  Total assets             $4,359,951  $4,079,790  $280,161
============================================================
N.O.W. and money
  market deposits          $  776,256  $  747,076  $ 29,180   2.14   2.68     16,647    20,004   (3,357)      755    (4,112)
- - ----------------------------------------------------------------------------------------------------------------------------
Savings deposits              411,525     327,447    84,078   2.51   2.83     10,318     9,267    1,051     2,191    (1,140)
- - ----------------------------------------------------------------------------------------------------------------------------
Time deposits               2,094,414   2,006,872    87,542   4.73   5.69     99,062   114,217  (15,155)    4,809   (19,964)
- - ----------------------------------------------------------------------------------------------------------------------------
Short-term borrowings         110,168     120,349   (10,181)  2.81   3.41      3,097     4,099   (1,002)     (327)     (675)
- - ----------------------------------------------------------------------------------------------------------------------------
Long-term borrowings           63,269      71,676    (8,407) 10.63  10.47      6,723     7,501     (778)     (891)      113
- - ----------------------------------------------------------------------------------------------------------------------------
  Total interest-bearing
    liabilities             3,455,632   3,273,420  $182,212   3.93   4.74    135,847   155,088  (19,241)    6,537   (25,778)
- - ----------------------------------------------------------------------------------------------------------------------------
Demand deposits               492,232     438,802    53,430
- - ------------------------------------------------------------
Accrued expenses and
  other liabilities            67,850      69,506    (1,656)
- - ------------------------------------------------------------
Shareholders' equity          344,237     298,062    46,175
- - ------------------------------------------------------------
  Total liabilities and
    shareholders' equity   $4,359,951  $4,079,790  $280,161
============================================================
  Rate spread                                                 3.91   4.00
- - ----------------------------------------------------------------------------------------------------------------------------
  Net interest margin/revenue                                 4.47%  4.61%  $180,516  $172,924  $ 7,592   $17,607  $(10,015)
============================================================================================================================

Changes in interest due to volume and rate were defined as follows: Volume variance-change in average balance multiplied by prior year rate; Rate variance-change in rate multiplied by prior year average balance; and Rate/ Volume variance-change in average balance multiplied by the change in rate. The change in interest due to both rate and volume has been allocated proportionately to volume variance and rate variance based on the relationship of the absolute dollar change in each.

(1) Nonperforming loans and mortgages held for sale are included in average balances used to determine average rates.
(2) Includes time deposits with other banks and investment securities available for sale.

Table 3:  Changes in Net Interest Income - Taxable Equivalent Basis

                                                                                                          1992-1991
                                                                                                ----------------------------
                               Average Balances              Average Rates       Interest        Income
                           ----------------------  Increase/ ---------------------------------   Expense   Volume     Rate
(dollars in thousands)         1992        1991   (Decrease)  1992   1991     1992      1991    Variance  Variance  Variance
- - ----------------------------------------------------------------------------------------------------------------------------
Loans(1)                   $2,843,439  $2,527,722  $315,717   9.28% 10.43%  $263,737  $263,527  $   210   $30,987  $(30,777)
- - ----------------------------------------------------------------------------------------------------------------------------
Funds sold                     23,952      67,698   (43,746)  3.77   5.46       903      3,696   (2,793)   (1,888)     (905)
- - ----------------------------------------------------------------------------------------------------------------------------
Investment securities
   -taxable(2)                663,978     573,721    90,257   6.45   7.94     42,797    45,544   (2,747)    6,551    (9,298)
- - ----------------------------------------------------------------------------------------------------------------------------
Investment securities
   -nontaxable                223,699     264,675   (40,976)  9.20  10.40     20,575    27,537   (6,962)   (3,981)   (2,981)
- - ----------------------------------------------------------------------------------------------------------------------------
  Total earning assets      3,755,068   3,433,816   321,252   8.74   9.91    328,012   340,304  (12,292)   31,669   (43,961)
- - ----------------------------------------------------------------------------------------------------------------------------
Reserve for loan losses       (35,090)    (28,406)   (6,684)
- - ------------------------------------------------------------
Cash and due from banks       157,986     152,972     5,014
- - ------------------------------------------------------------
Premises and equipment        108,528     104,165     4,363
- - ------------------------------------------------------------
Other assets                   93,298      87,690     5,608
- - ------------------------------------------------------------
  Total assets             $4,079,790  $3,750,237  $329,553
============================================================
N.O.W. and money
  market deposits          $  747,076  $  683,454  $ 63,622   2.68   4.22     20,004    28,823   (8,819)    2,485   (11,304)
- - ----------------------------------------------------------------------------------------------------------------------------
Savings deposits              327,447     301,471    25,976   2.83   4.11      9,267    12,396   (3,129)      996    (4,125)
- - ----------------------------------------------------------------------------------------------------------------------------
Time deposits               2,006,872   1,885,014   121,858   5.69   7.20    114,217   135,739  (21,522)    8,341   (29,863)
- - ----------------------------------------------------------------------------------------------------------------------------
Short-term borrowings         120,349     106,076    14,273   3.41   5.12      4,099     5,434   (1,335)      661    (1,996)
- - ----------------------------------------------------------------------------------------------------------------------------
Long-term borrowings           71,676      79,414    (7,738) 10.47   9.77      7,501     7,762     (261)     (788)      527
- - ----------------------------------------------------------------------------------------------------------------------------
   Total interest-bearing
     liabilities            3,273,420   3,055,429   217,991   4.74   6.22    155,088   190,154  (35,066)   11,695   (46,761)
- - ----------------------------------------------------------------------------------------------------------------------------
Demand deposits               438,802     387,316    51,486
- - ------------------------------------------------------------
Accrued expenses and
  other liabilities            69,506      44,925    24,581
- - ------------------------------------------------------------
Shareholders' equity          298,062     262,567    35,495
- - ------------------------------------------------------------
  Total liabilities and
    shareholders' equity   $4,079,790  $3,750,237  $329,553
============================================================
  Rate spread                                                 4.00   3.69
- - ----------------------------------------------------------------------------------------------------------------------------
  Net interest margin/revenue                                 4.61%  4.37%  $172,924  $150,150  $22,774   $19,974   $ 2,800
============================================================================================================================

Changes in interest due to volume and rate were defined as follows:   Volume
variance-change in average balance multiplied by prior year rate; Rate variance-change in rate multiplied by prior year average balance; and Rate/ Volume variance-change in average balance multiplied by the change in rate. The change in interest due to both rate and volume has been allocated proportionately to volume variance and rate variance based on the relationship of the absolute dollar change in each.

(1) Nonperforming loans and mortgages held for sale are included in average balances used to determine average rates.
(2) Includes time deposits with other banks and investment securities available for sale.

      Net interest income on an FTE basis increased to $180.516 million in 1993, compared with $172.924 million in 1992 and $150.150 million in 1991. This increase of $7.592 million in net interest income in 1993 was due to a larger increase in the volume of earning assets in 1993 (a $280.226 million increase), than in the increase in interest-bearing liabilities (a $182.212 million increase) which accounted for $17.607 million of the increase in net interest income.

      The total increase in average earning assets was primarily due to an increase in average loans of $268.263 million. Approximately 55%, of this growth was external, due to acquisitions, while the remaining 45% was internally generated. Interest-bearing deposits increased by $200.800 million in 1993. Approximately 55% of this growth was due to acquisitions.

      The continued volume of mortgage loan refinancings has negatively impacted Valley's net interest income. The impact on earning assets from the declining rate environment (a decrease of $35.793 million) was offset by aggressive repricing of interest-bearing liabilities (a $25.778 million decrease). The resulting $10.015 million decrease in net interest income from rate variances was offset by a positive volume variance of $17.607
million between  1992 and 1993.   As a result of  these factors, Valley's  net
interest margin declined to 4.47% in 1993, down from 4.61% for 1992. The impact of interest not recorded on nonperforming loans was not material for the reported periods. See "Interest Rate Sensitivity" below for additional information as to the effect of rate changes.

      The increase in FTE net interest income in 1992 over 1991 of $22.774 million was primarily a result of an increase in the volume of average earning assets of $321.252 million, partially offset by a slightly lower volume increase in average interest-bearing liabilities. An increase in average loans of $315.717 million in 1992 over 1991 accounted for the
majority  of  the  $321.252  million  increase   in  average  earning  assets.
Approximately 64% of this loan growth resulted from acquisitions and the balance was internally generated.

      Contributing to the increase in net interest income in 1992 was Valley's aggressive repricing of its interest-bearing liabilities, as general market rates declined, in late 1991 and early 1992. The decrease in the average rate on earning assets of 117 basis points was more than offset by a 148 basis point decrease in the average rate on interest-bearing liabilities, resulting in a $2.800 million increase in net interest income. The impact of interest not recorded on nonperforming loans was not material for the reported periods.

      The net interest margin was affected not only by the increase in average balances and declining interest rates, as noted above, but also by changes in the mix of earning assets and interest-bearing liabilities. Table 4 shows the sources and mix of net interest income. As shown in this table, the mix of nontaxable interest income to total interest on earning assets declined significantly from 1991 to 1993. Valley's commitment to lending is evident in the increase in the relationship of interest and fees on loans as a percent of total interest on earning assets for the years shown. The decrease in the level of nontaxable interest income was caused by Valley employing other investment alternatives in response to the decrease in the FTE yields of "bank qualified" municipal obligations, in relation to other taxable investment alternatives.

Table 4:  Sources of Net Interest Income

                                                             Years Ended December 31,
                                        ----------------------------------------------------------------
(dollars in thousands)                    1993       Mix         1992       Mix         1991       Mix
- - --------------------------------------------------------------------------------------------------------
Interest Income
- - --------------------------------------------------------------------------------------------------------
  Loans (1)                             $262,263     82.9%     $263,737     80.4%     $263,527     77.4%
- - --------------------------------------------------------------------------------------------------------
  Funds sold                                 132       .1           903       .3         3,696      1.1
- - --------------------------------------------------------------------------------------------------------
  Taxable securities (2)                  38,651     12.2        42,797     13.0        45,544     13.4
- - --------------------------------------------------------------------------------------------------------
  Nontaxable securities                   15,317      4.8        20,575      6.3        27,537      8.1
- - --------------------------------------------------------------------------------------------------------
    Total earning assets                $316,363    100.0%     $328,012    100.0%     $340,304    100.0%
- - --------------------------------------------------------------------------------------------------------
Interest Expense
- - --------------------------------------------------------------------------------------------------------
  N.O.W. & money market deposits        $ 16,647     12.3%     $ 20,004     12.9%     $ 28,823     15.2%
- - --------------------------------------------------------------------------------------------------------
  Savings deposits                        10,318      7.6         9,267      6.0        12,396      6.5
- - --------------------------------------------------------------------------------------------------------
  Time deposits                           99,062     72.9       114,217     73.7       135,739     71.4
- - --------------------------------------------------------------------------------------------------------
  Short-term borrowings                    3,097      2.3         4,099      2.6         5,434      2.8
- - --------------------------------------------------------------------------------------------------------
  Long-term borrowings                     6,723      4.9         7,501      4.8         7,762      4.1
- - --------------------------------------------------------------------------------------------------------
    Total interest-bearing funds        $135,847    100.0%     $155,088    100.0%     $190,154    100.0%
- - --------------------------------------------------------------------------------------------------------
Net interest income --
  taxable equivalent basis              $180,516               $172,924               $150,150
========================================================================================================
Average Rates
- - --------------------------------------------------------------------------------------------------------
Earning assets                              7.84%                  8.74%                  9.91%
- - --------------------------------------------------------------------------------------------------------
Interest-bearing funds                      3.93                   4.74                   6.22
- - --------------------------------------------------------------------------------------------------------
Net yield on earning assets                 4.47                   4.61                   4.37
========================================================================================================

 (1) Includes mortgages held for sale.
 (2) Includes time deposits with other banks and investment securities available for sale.

Provision for Loan Losses

      In 1993, the provision for loan losses amounted to $8.970 million compared with $8.395 million in 1992 and $8.369 million in 1991. The 1993 provision is comprised of two elements: 1) restoration of the reserve for the 1993 net charge-offs, amounting to $7.646 million; and 2) establishing a reserve on the $173.148 million increase in loans outstanding from December 31, 1992 (excluding the impact of Pierce County's loans outstanding at date of acquisition), amounting to $1.167 million.

Noninterest Income

      Total noninterest income amounted to $66.061 million in 1993 compared to $59.292 million in 1992 and $48.018 million in 1991, an 11.4% increase in 1993 from 1992 and a 23.5% increase in 1992 from 1991. All categories of noninterest income reflect increases due to Valley's acquisitions of Western Federal and Great American in April 1991, United in July 1992, and Pierce County in November 1993. Their results of operations are included in Valley's from the dates of acquisition forward. Table 5 shows the major categories of noninterest income for 1993, 1992 and 1991, and the percentage change between years.


Table 5:  Noninterest Income

                                                    Years Ended December 31,          % Increase (Decrease)
                                              -----------------------------------   -----------------------
(dollars in thousands)                          1993         1992          1991       1993-1992   1992-1991
- - ---------------------------------------------------------------------------------   -----------------------
 Service charges on deposit accounts          $17,167       $15,707      $13,606         9.3        15.4
- - ---------------------------------------------------------------------------------   -----------------------
 Trust service fees                            12,631        12,455       10,927         1.4        14.0
- - ---------------------------------------------------------------------------------   -----------------------
 Other service charges, commissions and fees   11,839        11,043        8,673         7.2        27.3
- - ---------------------------------------------------------------------------------   -----------------------
 Credit card                                    7,186         6,147        5,466        16.9        12.5
- - ---------------------------------------------------------------------------------   -----------------------
 Gain on sales of mortgage loans                6,786         3,274        1,412       107.3       131.9
- - ---------------------------------------------------------------------------------   -----------------------
 Insurance related                              5,511         5,367        5,317         2.7         0.9
- - ---------------------------------------------------------------------------------   -----------------------
 Other                                          2,048         1,422          538        44.0       164.3
- - ---------------------------------------------------------------------------------   -----------------------
 Annuity commissions                            1,814         2,206        1,355       (17.8)       62.8
- - ---------------------------------------------------------------------------------   -----------------------
 Accretion of negative goodwill                 1,576           807          ---        95.3         NMF
- - ---------------------------------------------------------------------------------   -----------------------
   Subtotal                                    66,558        58,428       47,294        13.9        23.5
- - ---------------------------------------------------------------------------------   -----------------------
 Net securities gains                             497           864          724       (42.5)       19.3
- - ---------------------------------------------------------------------------------   -----------------------
   Total noninterest income                   $66,061       $59,292      $48,018        11.4        23.5
=================================================================================   =======================

      Service charges on deposit accounts make up the largest portion of noninterest income. Service charges increased by $1.460 million, or 9.3% over the amounts recorded in 1992. Valley has repeatedly increased deposit service fees at subsidiary banks to help offset increased operating expenses such as the FDIC insurance premiums which have increased dramatically in recent years. See "Noninterest Expense".

      Trust service fees originate from the activities of Valley Trust Company, which has over $3.1 billion of assets under management and services customers in 17 Valley Bank locations throughout Wisconsin. Trust service fees recorded in 1993 were $12.631 million, a $.176 million increase over 1992.

      Other service charges, commissions and fees recorded in 1993 were $11.839 million, a 7.2% increase over the $11.043 million in 1992 and a 27.3% increase over the $8.673 million in 1991. This category is comprised mainly of loan commissions, safe deposit fees, check charges and fees from Valley's securities operation. Valley Securities, Inc. reported a 23% increase in revenues over the 1992 amounts recorded, attributable to increased market activity along with sales through ten Valley Banks located throughout Wisconsin. Loan commissions recorded in 1993 increased by 10%, mainly due to continued increased mortgage lending.

      Insurance related revenues are generated primarily by Insurance Services, Inc. through the sale of commercial and personal insurance coverage and by Community Life Insurance Company through the sale of credit reinsurance. In early 1991, Valley began to place a major emphasis on the sale of tax deferred annuities (TDAs). Income from the sale of TDAs totalled $1.814 million in 1993, compared to $2.206 million and $1.355 million in 1992 and 1991, respectively. Total insurance related revenue, including the sale of TDAs, has grown from $2.815 million in 1984 to $7.325 million in 1993, a compound growth rate of 11.2%.

      In 1993, Valley Bancard generated noninterest income from its credit card processing activity of $7.186 million, a 16.9% increase over the $6.147 million recorded in 1992 and a 12.5% increase over the $5.466 million in 1991. Gain on sales of mortgage loans to the secondary market were $6.786 million in 1993 and $3.274 million in 1992. These gains largely resulted from the sale of certain mortgages at a premium during a declining interest rate environment. Significant gains on mortgage sales to the secondary market are not anticipated for future periods.

      Valley recognized accretion of negative goodwill in the amount of $1.576 million in 1993, substantially all of which is attributable to the
United acquisition completed on July 1, 1992. The negative goodwill attributable to United is being accreted over a 10 year period, commencing on July 1, 1992, in equal annual amounts of $1.537 million.

      Other noninterest income is derived from a wide range of services, collectively totalling $2.048 million in 1993 compared to $1.422 million in 1992.

      Net securities gains amounted to $.497 million in 1993 and $.864 million in 1992. Securities classified as available for sale had an estimated market value in excess of their carrying amounts of $6.755 million at December 31, 1993. Valley has no current intention of selling these securities, but they may not be held until maturity.

Noninterest Expense

      Noninterest expense increased to $164.481 million in 1993, compared to $160.102 million in 1992 and $140.999 million in 1991. All categories of noninterest expenses reflect increases due to Valley's acquisitions of Western Federal and Great American in April 1991, United in July 1992, and Pierce County in November 1993. Their results of operations are included in Valley's from their dates of acquisition forward. Table 6 shows the major categories of noninterest expense for 1993, 1992 and 1991, and the percentage change between years.

Table 6:  Noninterest Expense

                                                    Years Ended December 31,          % Increase (Decrease)
                                              -----------------------------------   -----------------------
(dollars in thousands)                          1993         1992          1991       1993-1992   1992-1991
- - ---------------------------------------------------------------------------------   -----------------------
 Salaries and wages                          $ 72,200      $ 66,542     $ 59,579         8.5        11.7
- - ---------------------------------------------------------------------------------   -----------------------
 Pensions and other employee benefits          20,406        23,636       17,710       (13.7)       33.5
- - ---------------------------------------------------------------------------------   -----------------------
 Equipment                                     16,615        16,134       13,639         3.0        18.3
- - ---------------------------------------------------------------------------------   -----------------------
 Net occupancy                                 12,816        11,598       10,773        10.5         7.7
- - ---------------------------------------------------------------------------------   -----------------------
 FDIC insurance                                 8,333         7,923        6,640         5.2        19.3
- - ---------------------------------------------------------------------------------   -----------------------
 Business development                           6,503         6,291        5,847         3.4         7.6
- - ---------------------------------------------------------------------------------   -----------------------
 Communication/Delivery                         6,502         6,005        5,408         8.3        11.0
- - ---------------------------------------------------------------------------------   -----------------------
 Professional services                          6,408         5,210        4,384        23.0        18.8
- - ---------------------------------------------------------------------------------   -----------------------
 Credit Card                                    3,896         3,325        2,961        17.2        12.3
- - ---------------------------------------------------------------------------------   -----------------------
 Intangible amortization                        3,506         3,499        3,389          .2         3.2
- - ---------------------------------------------------------------------------------   -----------------------
 Supplies                                       3,359         3,317        3,110         1.3         6.7
- - ---------------------------------------------------------------------------------   -----------------------
 Processing costs                               3,303         3,840        4,717       (14.0)      (18.6)
- - ---------------------------------------------------------------------------------   -----------------------
 Other                                            634         2,782        2,842       (77.2)       (2.1)
- - ---------------------------------------------------------------------------------   -----------------------
   Total noninterest expense                 $164,481      $160,102     $140,999         2.7        13.5
=================================================================================   =======================

      Valley's efficiency ratio (noninterest expense as a percent of total FTE income excluding securities gains or losses) decreased to 66.84% in 1993, from 69.20% in 1992. This decrease reflects the cost control measures Valley implemented in 1991, 1992, and 1993.

      The largest component of noninterest expense is salaries and wages. Salaries and wages increased to $72.200 million in 1993, up from $66.542 million in 1992 and $59.579 million in 1991. Pensions and other employee benefits totalled $20.406 million in 1993, compared to $23.636 million in 1992 and $17.710 million in 1991. These two categories make up over 56% of Valley's total noninterest expense.

      Valley currently offers post retirement health care benefits to retired employees over the age of 54 who have rendered at least 10 years of service to Valley. These benefits are subject to deductibles, copayment provisions and other limitations. Only those employees retiring on or before December 31, 1994 will be eligible for such benefits. Valley adopted Statement of Financial Accounting Standards (SFAS) No. 106 "Employers' Accounting for Post Retirement Benefits Other Than Pensions", on January 1, 1993. Pursuant to this new standard, the expected cost of these benefits must be charged to expense during the years that the employees render service. As of January 1, 1993, Valley's accumulated post retirement benefit obligation (also its transition obligation) totalled $2.855 million. In accordance with this new standard, this unfunded liability will be amortized over a twenty year period. The annual expense for 1993, in conjunction with the adoption of SFAS No. 106, was $365,000.

      In 1992 the Financial Accounting Standards Board (FASB) issued SFAS No. 112 "Employers' Accounting for Post Employment Benefits." This statement requires accrual accounting for the estimated cost of benefits provided to former employees after employment, but before retirement. Valley is required to adopt the new standard no later than 1994. Valley currently accrues for severance benefits when identified and therefore, has determined that adoption of the new standard will not have a material impact.

      Equipment expense increased by $.481 million in 1993. Net occupancy costs increased by 10.5% over 1992. These costs are associated with owning and leasing all of Valley's facilities and include depreciation, insurance, rent, taxes and maintenance.

      Business development, primarily marketing, contributions and employee reimbursable expenses, increased by 3.4% in 1993 to $6.503 million from the $6.291 million in 1992. Increased marketing costs are associated with Valley's entrance into new markets, and support of its large network of locations.

      Communication and delivery costs increased to $6.502 million in 1993, up from $6.005 million in 1992 and $5.408 million in 1991. This category includes telephone, postage and express courier service.

      The increase in professional services reflects the costs associated with complying with additional regulatory and accounting regulations. This category is comprised mainly of legal fees, accounting fees, liability insurance, and directors fees. This category of expenses showed a 23.0% increase in 1993 over 1992.

      Processing costs reflect the expenses Valley incurs to externally process the remainder of its banks not converted to VISION and external processing at various non-banking subsidiaries. These costs decreased by 14.0% in 1993, from $3.840 million in 1992 to $3.303 million in 1992.

      Intangible amortization results primarily from goodwill and deposit base intangibles which arise as part of acquisitions accounted for as purchases. This category also includes amortization of customer lists at Insurance Services, Inc., and capitalized fees paid in association with Valley's supermarket branch locations.

      The costs of operating Valley Bancard (excluding salaries and benefits, equipment and occupancy) are shown in the credit card category. The increase in costs is a result of increased charge card activity in 1993. The increase in these expenses, a $.571 million increase in 1993 from 1992, was more than offset by the increase in revenue generated by these activities (see "Noninterest Income").

      Supplies expense includes daily office supplies, supplies for Valley's internal print shop, general supplies for the data processing center and equipment and software costs not capitalized. These costs increased 1.3% from the 1992 total of $3.317 million. Valley has made significant efforts in controlling these costs throughout 1993 and 1992.

      Other expenses include a wide range of miscellaneous expense types which decreased by 77.2% from 1992 to 1993. Expenses associated with foreclosed real estate are included in this category; these expenses totalled $1.336 million, $1.521 million and $1.061 million in 1993, 1992 and 1991, respectively.

Income Taxes

      Income tax expense was $22.118 million in 1993 compared to $17.556 million and $9.589 million in 1992 and 1991, respectively. The increase in tax expense in 1993 of $4.562 million over 1992 resulted primarily from three factors: 1) an increase of income before income taxes of $10.685 million, 2) a decrease in nontaxable interest income of $3.978 million, and 3) the corporate tax rate increase in 1993 from 34% to 35%, which resulted in an increase in tax expense of $.560 million in 1993.

      The increase  in  tax  expense in  1992  of  $7.967  million  over  1991 resulted primarily from two factors: 1) an increase of $5.807 million of Federal tax expense and $.996 million of State tax expense (net of Federal benefit) resulting from increased income before taxes of $17.080 million; and
2) an increase of $1.283 million of federal tax expense resulting from decreased nontaxable interest income of $3.774 million.

      On January 1, 1993, Valley adopted SFAS No. 109, "Accounting for Income Taxes." The effect of adoption of this new standard was not material.

Reserve for Loan Losses

      The reserve for loan losses (reserve) totalled $40.411 million or 1.27% of total loans at 1993 year end compared with $37.921 million or 1.26% of total loans at 1992 year end and $31.241 million or 1.20% of total loans at the end of 1991. The percentage increase in the reserve from 1991 to 1993 was due primarily to the 1991 and 1992 acquisitions of financial institutions requiring higher reserves than Valley's. The level of the reserve is established by management based upon an assessment of overall risk in the loan portfolio. Valley uses a loan grading system to continuously monitor problem credits. A loan is graded based upon a number of factors, which include collateral values, financial condition of borrowers and assessment of ultimate collectibility. The reserve is based upon reasonable estimates, from which actual losses may vary. Reserve estimates are reviewed quarterly and evaluated based upon current conditions relating to individual customers and the economy in general. Adjustments to the reserve are reflected through the provision for loan losses. Valley implemented a new method of establishing and evaluating the reserve levels at all of its affiliate banks, based upon current regulatory methodology, in 1992. This method sets reserve requirements based upon a combination of estimated potential losses plus an additional percentage of the remaining balance of problem loans, and establishes a general reserve based upon the loan composition of the bank's loan portfolio. Overall, reserves were determined to be adequate based on the new methodology.

      Loans charged off, net of recoveries, totalled $7.646 million in 1993, compared with $5.999 million and $6.894 million in 1992 and 1991, respectively. Net loans charged off as a percent of loans amounted to .25% in 1993. This percentage compares to .21% and .27% in 1992 and 1991, respectively. Table 7 shows a five year summary of reserve activity, including charge offs, recoveries and provision for loan losses and the reserve allocated by loan type. The allocation of reserve is provided for analytical purposes. Loan classifications vary from those shown in the consolidated statements of financial condition.

Table 7:  Reserve for Loan Losses - Five-Year Summary

                                                                       December 31,
                                             -------------------------------------------------------------
(dollars in thousands)                          1993         1992         1991         1990         1989
- - ----------------------------------------------------------------------------------------------------------
Balance at beginning of period               $ 37,921     $ 31,241     $ 25,422     $ 22,150     $ 20,408
- - ----------------------------------------------------------------------------------------------------------
Loans charged off:
- - ----------------------------------------------------------------------------------------------------------
  Real estate-mortgage                            517          675        1,168          631          533
- - ----------------------------------------------------------------------------------------------------------
  Real estate-construction                         38           52           10          ---          ---
- - ----------------------------------------------------------------------------------------------------------
  Installment                                   1,586        2,030        2,627        1,394        1,075
- - ----------------------------------------------------------------------------------------------------------
  Check credit and credit card                  1,133        1,095          833          915          700
- - ----------------------------------------------------------------------------------------------------------
  Commercial real estate                          895          716          ---          ---          ---
- - ----------------------------------------------------------------------------------------------------------
  Agricultural                                    268          188          ---          ---          ---
- - ----------------------------------------------------------------------------------------------------------
  Commercial and other (1)                      6,243        3,996        4,185        4,650        4,809
- - ----------------------------------------------------------------------------------------------------------
    Total loans charged off                    10,680        8,752        8,823        7,590        7,117
- - ----------------------------------------------------------------------------------------------------------
Recoveries of loans previously charged off:
- - ----------------------------------------------------------------------------------------------------------
  Real estate-mortgage                            383          276          325           72          552
- - ----------------------------------------------------------------------------------------------------------
  Real estate-construction                          9          ---          ---          ---          ---
- - ----------------------------------------------------------------------------------------------------------
  Installment                                     737          717          576          378          410
- - ----------------------------------------------------------------------------------------------------------
  Check credit and credit card                    173          163          118          129           79
- - ----------------------------------------------------------------------------------------------------------
  Commercial real estate                          435          285          ---          ---          ---
- - ----------------------------------------------------------------------------------------------------------
  Agricultural                                    161          455          ---          ---          ---
- - ----------------------------------------------------------------------------------------------------------
  Commercial and other (1)                      1,135          857          910        1,000        1,022
- - ----------------------------------------------------------------------------------------------------------
    Total recoveries of loans
      previously charged off                    3,033        2,753        1,929        1,579        2,063
- - ----------------------------------------------------------------------------------------------------------
    Net loans charged off                       7,647        5,999        6,894        6,011        5,054
- - ----------------------------------------------------------------------------------------------------------
Provision charged to expense                    8,970        8,395        8,369        7,864        6,796
- - ----------------------------------------------------------------------------------------------------------
Reserve at date of acquisition of
  banks acquired,accounted for as
  purchases and other                           1,167        4,284        4,344        1,419          ---
- - ----------------------------------------------------------------------------------------------------------
Balance at end of period                     $ 40,411     $ 37,921     $ 31,241     $ 25,422     $ 22,150
==========================================================================================================
Reserve as a percent of loans                    1.27%        1.26%        1.20%        1.10%        1.11%
- - ----------------------------------------------------------------------------------------------------------
Net loans charged off as a percent
  of average loans (2)                            .25%         .21%         .27%         .27%         .26%
- - ----------------------------------------------------------------------------------------------------------
Loans outstanding at period end            $3,190,485   $3,017,338   $2,612,518   $2,312,399   $2,001,676
- - ----------------------------------------------------------------------------------------------------------
Average loans outstanding
  during period (2)                        $3,111,702   $2,843,439   $2,527,722   $2,186,253   $1,943,180
==========================================================================================================

Allocation of Reserve for Loan Losses

                                                            At December 31, 1993
                                              -----------------------------------------------
                                              Reserve for Loan        Loans            Loan
                                                   Losses          Outstanding          Mix
     ----------------------------------------------------------------------------------------
     Real estate-mortgage                          $ 2,849        $  798,985           25.0%
     ----------------------------------------------------------------------------------------
     Commercial real estate                         12,144           922,531           28.9
     ----------------------------------------------------------------------------------------
     Commercial                                     13,882           613,850           19.2
     ----------------------------------------------------------------------------------------
     Agricultural                                    3,142           204,742            6.4
     ----------------------------------------------------------------------------------------
     Installment                                     6,013           650,377           20.4
     ----------------------------------------------------------------------------------------
     Unallocated                                     2,381               ---            ---
     ----------------------------------------------------------------------------------------
     Total Reserve for Loan Losses                 $40,411        $3,190,485          100.0%
     ========================================================================================

 (1) For years 1989 through 1991, includes commercial real estate and agricultural charge-offs and recoveries.
 (2) Non-performing loans and mortgages held for sale are included in average balances.

 Asset Quality

      The most significant risk of loss in a financial institution is from its loan portfolio. Valley manages its loan portfolio to limit risk through initial review of credit applications, approval of loans by a review committee and loan documentation and compliance procedures. Valley also has a corporate credit administration and loan review staff. This staff performs loan reviews at subsidiary banks. This review process assists banks in early recognition of problem credits. This staff also provides expertise in loan workouts to limit credit losses. Valley's banks prepare quarterly problem loan action reports (PLARs) to monitor nonperforming loans and determine the adequacy of the reserve. All loans classified for regulatory purposes as loss, doubtful or substandard are included in the PLARs. The PLARs also include all loans classified as nonperforming.

      Valley's lending philosophy is to make high-quality loans to Wisconsin consumers and businesses, allowing the banks to efficiently monitor and control credit risk. The majority of the portfolio is composed of loans to individuals and small and medium-sized businesses. Consistent with its corporate-wide lending and investment policies, Valley's banks' portfolios have no foreign loans, energy loans or out-of-market credit card balances. Valley's loan underwriting policies discourage the making of out-of-market real estate loans and loans relating to highly leveraged transactions. Valley's banks do not hold non-investment grade debt securities in their investment portfolios and Valley does not invest in any interest only or principal only investment securities.

      Loan loss exposure is also limited through industry diversification. Valley's loan portfolio is well diversified with no excessive concentration in any one industry. Agricultural loans at Valley represent approximately 6.4% of the portfolio, while loans to finance non-owner occupied commercial real estate development amounted to approximately $485 million, or 15.2% of year end 1993 loans. Valley does a limited amount of lease financing, comprised primarily of leases to individuals and small and medium sized businesses. Leases outstanding amounted to $17.0 million at December 31, 1993 compared to $12.3 million at December 31, 1992.

      Senior management also reviews the PLARs quarterly with the corporate credit administration and loan review staff to determine if there are any trends or uncertainties which management reasonably expects will materially impact future operating results, liquidity, or capital resources. In addition, senior management determines if there is any information regarding large credits that may cause management to question the ability of such borrowers to comply with loan repayment terms.

      Valley has an environmental policy which establishes procedures to limit the exposure for loss related to environmental problems on any properties foreclosed upon or properties securing extensions of credit by Valley. This policy generally requires the borrower to complete an environmental questionnaire and calls for an on site inspection of the real estate securing the loan. The policy also requires that, prior to taking title to any real property by foreclosure, an investigation must be made of the property to determine if there is any potential environmental liability.

Nonperforming Loans and Assets

      In accordance with regulatory standards, loans are placed in nonaccrual status when they reach a prescribed delinquency stage, generally when payments are 90 days past due or when other events occur which make the collection of all principal and interest owing on the loan questionable.

      Nonperforming loans, which include nonaccrual loans, loans past due 90 days or more and loans with restructured terms, totalled $20.586 million at the end of 1993, down from the $25.993 million and $38.501 million reported at year end 1992 and 1991, respectively. Nonperforming loans as a percent of loans outstanding fell to .65% at year end 1993, compared to .86% at year end 1992 and 1.47% at year end 1991. The 1993 nonperforming loan percentage is the lowest ever reported by Valley. This reflects Valley's commitment to maintaining excellent credit quality.

      Nonperforming assets, which include nonperforming loans and other real estate owned acquired in foreclosure, totalled $22.880 million at year end 1993, compared to $29.938 million and $43.214 million at year end 1992 and 1991, respectively.

      In addition to the loans classified as nonperforming, there were other loans aggregating approximately $66 million at December 31, 1993 and $70 million at December 31, 1992, where management is closely following the borrowers' ability to continue to comply with loan payment terms. Current conditions do not warrant classification of these loans as nonperforming, nor is any principal loss on these loans considered likely at this time. Table 8 shows balances of nonperforming loans and assets, reserve for loan losses and key asset quality performance ratios for the last five years. Table 9 shows the impact nonperforming loans have had on Valley's interest income for the last five years.

Table 8:  Nonperforming Assets and Reserve For Loan Losses

                                                                       December 31,
                                             -------------------------------------------------------------
(dollars in thousands)                          1993         1992         1991         1990         1989
- - ----------------------------------------------------------------------------------------------------------
Nonperforming Assets:
- - ----------------------------------------------------------------------------------------------------------
  Nonaccrual loans                           $ 16,306     $ 21,181     $ 31,368     $ 20,833     $ 18,566
- - ----------------------------------------------------------------------------------------------------------
  Loans past due 90 days or more                2,212        2,088        3,182        2,281        1,993
- - ----------------------------------------------------------------------------------------------------------
  Restructured loans                            2,068        2,724        3,951        2,997        4,163
- - ----------------------------------------------------------------------------------------------------------
    Total nonperforming loans                  20,586       25,993       38,501       26,111       24,722
- - ----------------------------------------------------------------------------------------------------------
  Other real estate owned                       2,294        3,945        4,713        3,680        3,893
- - ----------------------------------------------------------------------------------------------------------
    Total nonperforming assets               $ 22,880     $ 29,938     $ 43,214     $ 29,791     $ 28,615
==========================================================================================================
Nonperforming loans as a % of loans               .65%         .86%        1.47%        1.13%        1.24%
- - ----------------------------------------------------------------------------------------------------------
Nonperforming assets as a % of assets             .50%         .68%        1.09%         .84%         .91%
- - ----------------------------------------------------------------------------------------------------------
Reserve for Loan Losses:
- - ----------------------------------------------------------------------------------------------------------
At period end                                $ 40,411     $ 37,921     $ 31,241     $ 25,422     $ 22,150
- - ----------------------------------------------------------------------------------------------------------
  As a % of loans                                1.27%        1.26%        1.20%        1.10%        1.11%
- - ----------------------------------------------------------------------------------------------------------
  As a % of nonperforming loans                196.30%      145.89%       81.14%       97.36%       89.60%
- - ----------------------------------------------------------------------------------------------------------
  As a % of nonaccrual loans                   247.83%      179.03%       99.60%      122.03%      119.30%
==========================================================================================================

Table 9:  Impact of Nonperforming Loans on Interest Income

                                                                       December 31,
                                             -------------------------------------------------------------
(dollars in thousands)                          1993         1992         1991         1990         1989
- - ----------------------------------------------------------------------------------------------------------
Interest income that would have been
  recorded at original rate                 $ 1,821      $ 2,660      $ 3,301      $ 2,447      $ 2,588
- - ----------------------------------------------------------------------------------------------------------
Interest income that was actually recorded    2,960        2,779        3,034        2,146        2,199
- - ----------------------------------------------------------------------------------------------------------
Net interest (earned) lost                  $(1,139)     $  (119)     $   267      $   301      $   389
==========================================================================================================

      Valley's credit quality compares very favorably with other bank holding companies in the Midwest. The level of nonperforming loans as a percent of loans is among the best in the Midwest. The net loans charged off as a percent of average loans of .25% also compares favorably with peers in the Midwest. Valley places a high priority on maintaining the credit quality of its loan portfolio. Emphasis is placed on hiring and maintaining highly skilled loan officers. A thorough review and analysis of credit requests along with proper follow-up of supporting documentation, including legal filings and current financial statements of borrowers, are necessary procedures for maintaining sound credit quality. Valley's management believes that early recognition of problem loans is the key to minimizing losses. Valley evaluates its reserve in relation to the level of nonperforming loans, measuring its adequacy to sustain anticipated losses.

Financial Position

      Total average assets grew to $4.360 billion in 1993, an increase of $280.161 million over 1992 average assets of $4.080 billion. Approximately $11.0 million of this growth was external (acquisitions) and $92.6 million was internally generated. Average earning assets have consistently accounted for over 90% of total average assets. Average earning assets represented 92.6% of total average assets for 1993. Average loans increased to $3.112 billion in 1993, compared to $2.843 billion in 1992 and $2.528 billion in 1991. Of the increase of $268.263 million, or 9.4%, in average loans from 1992, approximately $145 million from external growth (acquisitions) and $113 million was internally generated.

      In addition to the $268 million in average loan growth, Valley produced approximately $425 million of real estate loans not included in year end balances, which were packaged and sold into the secondary market. Valley's general policy is not to retain long-term fixed rate mortgages in its loan portfolio.

      Loans as a percent of assets have increased from 63.5% at year end 1989 to 69.5% at year end 1993. The five year compound growth rate of loans is 11.36% compared to 9.20% for total assets. Table 10 shows the loan portfolio mix for the past five years. The table shows Valley's mix of real estate and commercial loans changing dramatically in the past three years but this is due primarily to a reclassification as a result of Valley's VISION conversion project. As banks' loan portfolios were converted to the VISION system, loan note type classifications were reviewed and reclassified, as appropriate. Valley's management believes the classifications shown in 1993 accurately reflect the mix of its loan portfolio. The acquisition of savings associations in 1991 and 1992 have also had an impact on the mix of loans. The three savings associations' loan portfolios were primarily made up of real estate loans.

Table 10:  Loan Portfolio Review

                                                                              December 31,
                                 --------------------------------------------------------------------------------------------------
(dollars in thousands                 1993     MIX        1992     MIX        1991     MIX        1990     MIX        1989     MIX
- - -----------------------------------------------------------------------------------------------------------------------------------
Commercial real estate           $  847,594   26.6%  $  705,242   23.4%  $  410,485   15.7%        N/A     N/A         N/A     N/A
- - -----------------------------------------------------------------------------------------------------------------------------------
Real estate-mortgage (1st lien)     758,510   23.8      812,330   26.9      681,985   26.1   $1,008,679   43.6%  $  860,201   43.0%
- - -----------------------------------------------------------------------------------------------------------------------------------
Commercial                          593,060   18.6      629,516   20.9      850,778   32.6      830,037   35.9      740,876   37.0
- - -----------------------------------------------------------------------------------------------------------------------------------
Consumer                            368,022   11.5      327,225   10.8      298,973   11.4      385,302   16.7      329,973   16.5
- - -----------------------------------------------------------------------------------------------------------------------------------
Agricultural                        204,707    6.4      184,623    6.1       76,802    2.9          N/A     N/A        N/A     N/A
- - -----------------------------------------------------------------------------------------------------------------------------------
Real estate-mortgage (2nd lien)     150,179    4.7      109,949    3.6        70,216    2.7         N/A     N/A        N/A     N/A
- - -----------------------------------------------------------------------------------------------------------------------------------
Real estate-construction            119,240    3.7      114,949    3.8        95,630    3.7       88,381    3.8      70,626    3.5
- - ----------------------------------------------------------------------------------------------------------------------------------
Check credit and credit card         66,897    2.1       61,604    2.0       58,192    2.2         N/A     N/A         N/A     N/A
- - -----------------------------------------------------------------------------------------------------------------------------------
Student                              65,279    2.1       59,600    2.0       57,214    2.2         N/A     N/A         N/A     N/A
- - -----------------------------------------------------------------------------------------------------------------------------------
Leasing                              16,997     .5       12,300     .4       12,243     .5         N/A     N/A         N/A     N/A
- - -----------------------------------------------------------------------------------------------------------------------------------
  Total loans                     3,190,485  100.0%   3,017,338  100.0%   2,612,518  100.0%   2,312,399  100.0%   2,001,676  100.0%
- - -----------------------------------------------------------------------------------------------------------------------------------
Reserve for loan losses             (40,411)            (37,921)            (31,241)            (25,422)            (22,150)
- - -----------------------------------------------------------------------------------------------------------------------------------
  Total loans, net               $3,150,074          $2,979,417          $2,581,277          $2,286,977          $1,979,526
- - -----------------------------------------------------------------------------------------------------------------------------------
Loans as a % of assets                 69.5%               68.8%               65.7%               65.1%               63.5%
===================================================================================================================================

TABLE 10: Loan Portfolio Review (Pie Chart)

A pie chart depicting the following categories and percentages was presented:


       Commercial real estate            26.60%
       ----------------------------------------
       Real estate-mortgage (1st liens)  23.80%
       ----------------------------------------
       Commercial                        18.60%
       ----------------------------------------
       Consumer                          11.50%
       ----------------------------------------
       Agricultural                       6.40%
       ----------------------------------------
       Real estate-mortgage (2nd lien)    4.70%
       ----------------------------------------
       Real estate-construction           3.70%
       ----------------------------------------
       Check credit and credit card       2.10%
       ----------------------------------------
       Student                            2.10%
       ----------------------------------------
       Leasing                             .50%
       ----------------------------------------
         Total loans                    100.00%
       ========================================

      Table 11 shows the carrying value of investment securities for the past three years. In 1992, Valley evaluated the conditions under which it might sell any of its investment securities. Those securities that might be sold in the future as part of Valley's efforts to manage interest rate risk or in response to changes in interest rate or other economic factors are shown as investment securities available for sale. Total investment securities comprise 21.2% of total 1993 year end assets compared to 20.9% at year end 1992.

      Table 11 also shows that balances of collateralized mortgage obligations (CMOs) increased from $203.206 million at the end of 1991 to $239.842 million at year end 1992. Valley changed the mix of its investment securities portfolio in 1992 to include to include more CMOs due to their credit quality and attractive yields. CMOs added to the portfolio have short estimated lives, favorable yields and excellent credit quality as a result of federal agency collateral. Valley does not invest in any interest only or principal only CMOs because of their perceived higher risk.

      In December of 1993, Valley, in anticipation of adopting SFAS 115 on January 1, 1994, conducted a review of its investment portfolio. This review resulted in reclassifications of investment securities available for sale and investment securities held to maturity.

Table 11:  Carrying Value of Investment Securities

                                                            December 31,
                                                 ----------------------------------
(dollars in thousands)                             1993         1992         1991
- - -----------------------------------------------------------------------------------
Investment securities available for sale:
- - -----------------------------------------------------------------------------------
 U.S. Government                                 $393,612    $     ---    $    ---
- - -----------------------------------------------------------------------------------
 CMOs                                             198,796          ---         ---
- - -----------------------------------------------------------------------------------
 Federal agencies                                 101,772          ---         ---
- - -----------------------------------------------------------------------------------
 Other                                             39,623          ---         ---
- - -----------------------------------------------------------------------------------
 Mortgage pass-throughs                            29,117       27,063         ---
- - -----------------------------------------------------------------------------------
 Corporate                                          2,906       11,278         ---
- - -----------------------------------------------------------------------------------
   Total investment securities
     available for sale                          $765,826      $38,341    $    ---
===================================================================================
Investment securities held to maturity:
- - -----------------------------------------------------------------------------------
 U.S. Government                                 $    ---     $297,896    $203,281
- - -----------------------------------------------------------------------------------
 CMOs                                                 ---      239,842     203,206
- - -----------------------------------------------------------------------------------
 Federal agencies                                     ---      117,916     153,995
- - -----------------------------------------------------------------------------------
 Other                                                ---       24,848      64,970
- - -----------------------------------------------------------------------------------
 State and political subdivisions                 206,377      196,487     261,704
- - -----------------------------------------------------------------------------------
 Total investment securities
   held to maturity                              $206,377     $876,989    $887,156
- - -----------------------------------------------------------------------------------
 Total investments                               $972,203     $915,330    $887,156
===================================================================================

      Deposits are the primary source of funds for Valley. Average deposits accounted for 95.6% of the total source of funds for 1993, with interest-bearing deposits representing 87.0% of total average deposits. Table 12 shows the breakdown of deposits at the end of the last three years and the maturity stratification of time certificates of deposit in principal amounts of $100,000 or more at year end 1993, which includes $20.724 million of brokered CDs. Brokered CDs offered attractive rates as a funding source in 1993. Valley considers itself to be asset driven and believes that future loan growth will continue to be primarily funded at reasonable rates with deposits from its own markets.

Table 12:  Deposits

                                                       Years ended December 31,
                                                 ----------------------------------
(average balance-dollars in thousands)             1993         1992         1991
- - -----------------------------------------------------------------------------------
Demand                                         $  492,232   $  438,802   $  387,316
- - -----------------------------------------------------------------------------------
N.O.W. and Money Market                           776,256      747,076      683,454
- - -----------------------------------------------------------------------------------
Savings                                           411,525      327,447      301,471
- - -----------------------------------------------------------------------------------
Time                                            2,094,414    2,006,872    1,885,014
- - -----------------------------------------------------------------------------------
  Total Deposits                               $3,774,427   $3,520,197   $3,257,255
===================================================================================

Time certificates of deposit of $100,000 or
  more at 12/31/93 maturing in:
- - ----------------------------------------------------------
   Less than 3 months                          $  187,130
- - ----------------------------------------------------------
   3 to 6 months                                   51,623
- - ----------------------------------------------------------
   6 to 12 months                                  56,388
- - ----------------------------------------------------------
   Over 12 months                                  67,078
- - ----------------------------------------------------------
     Total                                     $  362,219
==========================================================


Investment Securities/Liquidity

      Liquidity is necessary to ensure that adequate funds will be available to support deposit outflows and meet borrowing requirements of customers. This goal is accomplished primarily by maintaining sufficient liquid assets along with consistent core deposit growth to fund earning assets. Other sources of liquidity at Valley are marketable investment securities, unused capacity to borrow funds in the national money market and brokered CDs. The goal of management is to provide maximum investment earnings and liquidity within prudent investment risk parameters. The liquidity of Valley's portfolio is provided by a relatively short average maturity. Valley has specifically identified investments available for sale which could provide needed liquidity. Interest rate risk management is also considered when selecting investment securities. Historically, Valley has managed the maturity structure of its portfolio to more closely match the maturity structure of its source of funds.

      Investment securities classified as "held to maturity" are purchased with the intent and ability to hold the securities to maturity. These securities are carried at cost, adjusted for amortization of premiums and accretion of discounts. At December 31, 1993, the average yield of total investment securities held to maturity was 7.11% and the average maturity was three years and two months. Investment securities classified as "available for sale", described above, may be sold in future periods. These securities are carried at the lower of amortized cost or market value. At December 31, 1993, the average yield of total investment securities available for sale was 5.12% and the average maturity was three years and one month.

      Investment decisions are made after considering current balance sheet structure, current economic and interest rate conditions, and the relationship of various types of securities in the marketplace. On rare occasions, significant and unforeseen changes may occur in the economic and interest rate environment which cause changes to the balance sheet structure, liquidity and interest rate risk position.

      Table 13 shows the maturity distribution and yields of investment securities at December 31, 1993. Table 14 shows the comparative maturity distribution and average maturity of investments at year end 1993 and 1992. As shown in Table 14, the average maturity of total investments at year end 1993 was three years and one month compared to an average maturity of two years and eight months at year end 1992. Table 15 provides information on the maturity of certain loans. This table excludes installment and real estate mortgage loans.

Table 13:  Relative Maturities and Weighted Average Rates of Investment
           Securities

                                            Investment Securities at December 31, 1993, Maturing
                          --------------------------------------------------------------------------------------------
                                              After one but      After five but
                          Within one year   within five years   within ten years   After ten years          Total
                          --------------------------------------------------------------------------------------------
(dollars in thousands)     Amount   Yield     Amount   Yield     Amount   Yield     Amount   Yield     Amount   Yield
- - ----------------------------------------------------------------------------------------------------------------------
Investment securities
  available for sale:
- - ----------------------------------------------------------------------------------------------------------------------
  U.S. Government         $103,154   5.35%   $288,831   4.92%   $  1,627   5.59%   $    ---     --%   $393,612   5.03%
- - ----------------------------------------------------------------------------------------------------------------------
  CMOs                       2,075   6.92     123,348   5.69      72,291   5.88       1,083   5.65     198,797   5.77
- - ----------------------------------------------------------------------------------------------------------------------
  Federal agencies          56,454   4.63      36,134   4.40       2,504   8.17       6,680   5.84     101,772   4.72
- - ----------------------------------------------------------------------------------------------------------------------
  Other                     39,424   2.45         199   4.75         ---     --         ---     --      39,623   2.46
- - ----------------------------------------------------------------------------------------------------------------------
  Mortgage pass-throughs       ---     --       6,848   5.47      12,416   8.14       9,853   6.70      29,117   7.02
- - ----------------------------------------------------------------------------------------------------------------------
  Corporates                   499   4.94       2,186   4.28         220   6.48         ---     --       2,905   4.56
- - ----------------------------------------------------------------------------------------------------------------------
    Total investment securities
      available for sale  $201,606   4.60%   $457,546   5.09%   $ 89,058   6.26%   $ 17,616   6.31%   $765,826   5.12%

- - ----------------------------------------------------------------------------------------------------------------------
Investment securities
  held to maturity:
- - ----------------------------------------------------------------------------------------------------------------------
  State and political
    subdivisions          $ 60,515   4.45%   $ 95,771   7.98%   $ 40,010   7.27%   $ 10,081  14.20%   $206,377   7.11%
- - ----------------------------------------------------------------------------------------------------------------------
    Total investment securities
      held to maturity    $ 60,515   4.45%   $ 95,771   7.98%   $ 40,010   7.27%   $ 10,081  14.20%   $206,377   7.11%
======================================================================================================================
Tax equivalent            $    936           $  2,659           $  1,012           $    498           $  5,105
- - ----------------------------------------------------------------------------------------------------------------------
    Total investments     $262,121   4.56%   $553,317   5.59%   $129,068   6.57%   $ 27,697   9.18%   $972,203   5.55%
======================================================================================================================

Table 14:  Investment Securities Maturity Distribution

                                                 Investment Securities at December 31, 1993
                        --------------------------------------------------------------------------------------------
                                                  Investment Securities Available for Sale
                        --------------------------------------------------------------------------------------------
                                                                        Mortgage                  Total       Total
                            U.S.                 Federal                 Pass-                    Book       Market
(dollars in thousands)  Government      CMOs     Agencies      Other    throughs   Corporates     Value       Value
- - --------------------------------------------------------------------------------------------------------------------
1993
- - --------------------------------------------------------------------------------------------------------------------
Within 1 year            $103,154    $  2,075    $ 56,454    $ 39,424    $   ---     $   499    $201,606    $204,475
- - --------------------------------------------------------------------------------------------------------------------
1-5 years                 288,831     123,348      36,134         199      6,848       2,186     457,546    460,093
- - --------------------------------------------------------------------------------------------------------------------
5-10 years                  1,627      72,291       2,504         ---     12,416         220      89,058     90,104
- - --------------------------------------------------------------------------------------------------------------------
Over 10 years                 ---       1,083       6,680         ---      9,853         ---      17,616     17,909
- - --------------------------------------------------------------------------------------------------------------------
  Total                  $393,612    $198,797     $101,772   $ 39,623    $29,117      $2,905    $765,826   $772,581
====================================================================================================================
Average maturity
  years/months               2/1         4/4          2/8        0/8       11/9         2/2         3/1
====================================================================================================================

                                          Investment Securities at December 31, 1993
                              -----------------------------------------------------------------
                                Investment Securities Held to Maturity     Total Investments
                              -----------------------------------------------------------------
                                                              Total        Total        Total
                              State & Political   Book        Market        Book        Market
(dollars in thousands)           Subdivisions    Value        Value        Value        Value
- - -----------------------------------------------------------------------------------------------
1993
- - -----------------------------------------------------------------------------------------------
Within 1 year                    $  60,515    $  60,515     $ 60,690     $262,121     $265,165
- - -----------------------------------------------------------------------------------------------
1-5 years                           95,771        95,771      97,822      553,317      557,915
- - -----------------------------------------------------------------------------------------------
5-10 years                          40,010        40,010      40,189      129,068      130,293
- - -----------------------------------------------------------------------------------------------
Over 10 years                       10,081        10,081      10,376       27,697       28,285
- - -----------------------------------------------------------------------------------------------
  Total                           $206,377      $206,377    $209,077     $972,203     $981,658
===============================================================================================
Average maturity
  years/months                        3/2           3/2                      3/1
===============================================================================================

                                    Investment Securities at December 31, 1992
                                 -------------------------------------------------
                                     Investment Securities Available for Sale
                                 -------------------------------------------------
                                  Mortgage                    Total        Total
                                    Pass-                      Book       Market
(dollars in thousands)            Throughs     Corporates     Value        Value
- - ----------------------------------------------------------------------------------
1992
- - ----------------------------------------------------------------------------------
Within 1 year                     $    ---      $  5,010    $  5,010     $  5,080
- - ----------------------------------------------------------------------------------
1-5 years                            2,652         1,519       4,171        4,246
- - ----------------------------------------------------------------------------------
5-10 years                          16,004         4,749      20,753       20,975
- - ----------------------------------------------------------------------------------
Over 10 years                        8,407           ---       8,407        9,056
- - ----------------------------------------------------------------------------------
  Total                           $ 27,063      $ 11,278    $ 38,341     $ 39,357
==================================================================================
Average maturity
  years/months                       11/1          2/10         8/8
==================================================================================

                                                Investment Securities at December 31, 1992
                       ------------------------------------------------------------------------------------------
                                        Investment Securities Held to Maturity                 Total Investments
                       ------------------------------------------------------------------------------------------
                                                                State &     Total     Total     Total     Total
                          U.S.               Federal           Political     Book     Market     Book     Market
(dollars in thousands) Government    CMOs   Agencies    Other Subdivision   Value     Value     Value     Value
- - -----------------------------------------------------------------------------------------------------------------
1992
- - -----------------------------------------------------------------------------------------------------------------
Within 1 year           $133,982  $ 11,867  $ 76,621  $ 24,848  $ 75,962  $323,280  $326,740  $328,290  $331,820
- - -----------------------------------------------------------------------------------------------------------------
1-5 years                163,321   161,662    37,507       ---    83,442   445,932   452,262   450,103   456,508
- - -----------------------------------------------------------------------------------------------------------------
5-10 years                   593    60,974     1,493       ---    27,330    90,390    90,451   111,143   111,426
- - -----------------------------------------------------------------------------------------------------------------
Over 10 years                ---     5,339     2,295       ---     9,753    17,387    17,528    25,794    26,584
- - -----------------------------------------------------------------------------------------------------------------
  Total                 $297,896  $239,842  $117,916  $ 24,848  $196,487  $876,989  $886,981  $915,330  $926,338
=================================================================================================================
Average maturity
  years/months              1/6       4/2       1/1       0/8       2/8       2/6                 2/6
=================================================================================================================

Table 15:  Loan Portfolio Maturity Distribution

                                                       Loans at December 31, 1993, Maturing In
                               -------------------------------------------------------------------------
                                                   One to five years               After five years
                                              ----------------------------------------------------------
                                  Less           Fixed         Variable          Fixed        Variable
                                than one       Interest        Interest        Interest       Interest
(dollars in thousands)          year (a)         Rates         Rates (b)         Rates        Rates (b)
- - --------------------------------------------------------------------------------------------------------
Commercial, financial
  and agricultural              $406,345       $159,251        $ 86,821        $ 11,814       $ 59,710
- - --------------------------------------------------------------------------------------------------------
Real estate-construction          58,001         24,109          11,433           3,542         22,155
========================================================================================================

 (a) Includes demand loans, loans having no stated schedule of repayments and no stated maturity, and overdrafts.
 (b) The variable interest rate loans generally fluctuate according to a formula based on the prime rate.


Interest Rate Sensitivity

      Asset and liability rate sensitivity management attempts to maintain an appropriate balance between the growth of net interest income and the risks associated with significant changes in market interest rates. Interest rate sensitivity is determined by the relative amounts of assets and liabilities that are subject to repricing within a specified time period. Liquidity management attempts to align the sources and uses of funds to meet cash flow requirements of customers and Valley. Liquidity and interest rate sensitivity must be managed together since action taken with respect to one often impacts the other.

      A historical tool for measuring interest rate sensitivity is the gap analysis presented in Table 16. The sensitivity presented in this table is based upon a gap analysis which assumes an equal degree of rate sensitivity between rate sensitive assets and liabilities. As an example, in an environment of increasing interest rates, the increase in yields on assets such as variable rate commercial loans is assumed to be equal to the increase in rates paid on liabilities such as money market deposit accounts.

Table 16:  Interest Rate Sensitivity Analysis at December 31, 1993

                                       Zero to    Three to  Six Months    Total        One to      Over
                           Floating     Three       Six         to        Within        Five       Five      Nonrate
(dollars in thousands)       Rate       Months     Months    One Year    One Year       Years      Years    Sensitive      Total
- - -----------------------------------------------------------------------------------------------------------------------------------
Assets:
- - -----------------------------------------------------------------------------------------------------------------------------------
Cash and due from banks $     ---   $     ---   $     ---   $     ---   $     ---   $     ---   $     ---   $  202,370  $  202,370
- - -----------------------------------------------------------------------------------------------------------------------------------
Interest-bearing deposits
  with other banks            ---         ---         ---         ---         ---         ---         ---          756         756
- - -----------------------------------------------------------------------------------------------------------------------------------
Funds sold                   2,640        ---         ---         ---        2,640        ---         ---         ---        2,640
- - ----------------------------------------------------------------------------------------------------------------------------------
Investment securities
   -taxable (1)             34,663      50,676      41,506     125,249     252,094     428,324      85,408        ---      765,826
- - -----------------------------------------------------------------------------------------------------------------------------------
Investment securities
   -nontaxable              10,026       6,052       5,669      47,659      69,406      95,529      41,442        ---      206,377
- - -----------------------------------------------------------------------------------------------------------------------------------
Mortgages held for sale       ---       60,420        ---         ---       60,420        ---         ---         ---       60,420
- - -----------------------------------------------------------------------------------------------------------------------------------
Loans:
- - -----------------------------------------------------------------------------------------------------------------------------------
  Commercial               388,588      45,518      56,222      71,687     562,015     129,890      32,037        ---      723,942
- - -----------------------------------------------------------------------------------------------------------------------------------
  Real estate (2)          354,899     106,651     178,680     269,522     909,752     815,018      91,408        ---    1,816,178
- - -----------------------------------------------------------------------------------------------------------------------------------
  Installment              170,521      29,420      38,899      69,305     308,145     265,299      76,922        ---      650,366
- - -----------------------------------------------------------------------------------------------------------------------------------
    Total loans            914,008     181,589     273,801     410,514   1,779,912   1,210,207     200,367        ---    3,190,486
- - -----------------------------------------------------------------------------------------------------------------------------------
  Reserve for loan losses     ---         ---         ---         ---         ---         ---         ---      (40,411)    (40,411)
- - -----------------------------------------------------------------------------------------------------------------------------------
    Total loans, net       914,008     181,589     273,801     410,514   1,779,912   1,210,207     200,367     (40,411)  3,150,075
- - -----------------------------------------------------------------------------------------------------------------------------------
Premises and equipment, net   ---         ---         ---         ---         ---         ---         ---      103,271     103,271
- - -----------------------------------------------------------------------------------------------------------------------------------
Other assets                  ---         ---         ---         ---         ---         ---         ---      100,458     100,458
- - -----------------------------------------------------------------------------------------------------------------------------------
  Total assets          $  961,337  $  298,737  $  320,976  $  583,422  $2,164,472  $1,734,060  $  327,217  $  366,444  $4,592,193
===================================================================================================================================
Liabilities and Shareholders' Equity
- - -----------------------------------------------------------------------------------------------------------------------------------
Deposits:
- - -----------------------------------------------------------------------------------------------------------------------------------
  Noninterest-bearing   $     ---   $     ---   $     ---   $     ---   $     ---   $     ---   $     ---   $  571,751  $  571,751
- - -----------------------------------------------------------------------------------------------------------------------------------
  Interest bearing       1,650,750     268,883     314,979     464,146   2,698,758     658,459      49,141        ---    3,406,358
- - -----------------------------------------------------------------------------------------------------------------------------------
    Total deposits       1,650,750     268,883     314,979     464,146   2,698,758     658,459      49,141     571,751   3,978,109
- - -----------------------------------------------------------------------------------------------------------------------------------
Short-term borrowings      132,004        ---         ---         ---      132,004        ---         ---         ---      132,004
- - -----------------------------------------------------------------------------------------------------------------------------------
Long-term borrowings          ---         ---         ---       23,000      23,000      30,251        ---         ---       53,251
- - -----------------------------------------------------------------------------------------------------------------------------------
Other liabilities             ---         ---         ---         ---         ---         ---         ---       62,921      62,921
- - -----------------------------------------------------------------------------------------------------------------------------------
  Total liabilities      1,782,754     268,883     314,979     487,146   2,853,762     688,710      49,141     634,672   4,226,285
- - -----------------------------------------------------------------------------------------------------------------------------------
Shareholders' equity          ---         ---         ---         ---         ---         ---         ---      365,908     365,908
- - -----------------------------------------------------------------------------------------------------------------------------------
  Total liabilities
    and shareholders'
    equity              $1,782,754  $  268,883  $  314,979  $  487,146  $2,853,762  $  688,710  $   49,141  $1,000,580  $4,592,193
===================================================================================================================================

Interest rate sensitive
   gap-period           $ (821,417) $   29,854  $    5,997  $   96,276  $ (689,290) $1,045,350  $  278,076  $ (634,136) $     ---
- - -----------------------------------------------------------------------------------------------------------------------------------
Interest rate sensitivity
   gap-cumulative       $ (821,417) $ (791,563) $ (785,566) $ (689,290) $ (689,290) $  356,060  $  634,136  $     ---   $     ---
===================================================================================================================================

 (1) Includes investment securities available for sale.
 (2) Includes real estate-mortgage and real estate-construction.

      At December 31, 1993, for maturities of one year or less, Valley was in a cumulative net liability-sensitive position of $689.290 million. Included in the $2.854 billion of rate sensitive liabilities are $1.272 billion of savings, N.O.W. and money market deposits, which do not reprice in the same proportion as rate-sensitive assets. Rate-sensitive assets reprice with changes to general market indicators, such as T-bill and prime rates. The ratio of rate-sensitive assets to rate-sensitive liabilities within the one year time frame was .76, which shows liabilities at 1993 year end slightly more interest rate sensitive than assets. However, within the time frame of one year, there are managed gaps which provide the flexibility to change the positions should interest rates change significantly. Valley's net interest margin for the year ended 1993 was 4.47%, compared to 4.61% for 1992. Valley's hedging activities are not material to the consolidated financial statements.

Capital Resources

      Shareholders' equity increased to $365.908 million at December 31, 1993 compared to $326.776 million at December 31, 1992 and $269.849 million at December 31, 1991. The increase from 1992 in shareholders' equity of $39.132 million was comprised mainly of $26.889 million in net earnings retained.

      The Federal Reserve Board has adopted final capital guidelines. They relate capital to level of risk by assigning risk weightings to assets and off-balance sheet items. Capital is measured by two risk-based ratios: Tier I capital, and total capital which includes Tier II capital. Tier I capital consists of shareholders' equity and minority interests reduced for certain intangibles, while Tier II includes certain long-term borrowings and reserve for loan losses up to 1.25% of gross risk-weighted assets. The rules require minimums of 4% and 8% for Tier I and total capital, respectively. Table 17 shows Valley's consolidated capital structure and risk-based capital ratios at December 31, 1993 and 1992. Valley's Tier I ratio of 10.05% at year end is well above the regulatory minimum of 4%. The total capital ratio of 11.27% at December 31, 1993 is also well above the regulatory minimum of 8%.

Table 17:  Capital Resources

                                 December 31,           December 31,
                                     1993                   1992
- - ---------------------------------------------------------------------
Capital Structure
- - ---------------------------------------------------------------------
Long-term debt                 $   53,251,185         $   68,310,434
- - ---------------------------------------------------------------------
Shareholders' equity              365,907,853            326,775,936
- - ---------------------------------------------------------------------
Total capitalization           $  419,159,038         $  395,086,370
- - ---------------------------------------------------------------------
Tangible equity                $  330,653,918         $  291,303,184
- - ---------------------------------------------------------------------
Intangible Assets
- - ---------------------------------------------------------------------
Goodwill - parent              $   17,362,541         $   17,143,773
- - ---------------------------------------------------------------------
Core deposit premium - parent       1,512,782              2,178,052
- - ---------------------------------------------------------------------
Subsidiaries:
- - ---------------------------------------------------------------------
  Goodwill                         13,621,866             12,341,694
- - ---------------------------------------------------------------------
  Core deposit premium              2,514,175              3,265,879
- - ---------------------------------------------------------------------
  Other identifiable intangibles      242,571                543,354
- - ---------------------------------------------------------------------
Total intangibles              $   35,253,935         $   35,472,752
=====================================================================

Risk-Based Capital
- - ---------------------------------------------------------------------
Tier I capital:
- - ---------------------------------------------------------------------
  Shareholders' equity         $  365,907,853         $  326,775,936
- - ---------------------------------------------------------------------
  Minority interest                   330,030                161,570
- - ---------------------------------------------------------------------
  Less intangibles                (35,253,935)           (35,472,752)
- - ---------------------------------------------------------------------
    Total Tier I capital       $  330,983,948         $  291,464,754
=====================================================================

Tier II capital:
- - ---------------------------------------------------------------------
  Allowable reserve
    for loan losses            $   40,410,907         $   37,920,674
- - ---------------------------------------------------------------------
  Qualifying long-term debt               ---              3,000,000
- - ---------------------------------------------------------------------
    Total Tier II capital      $   40,410,907         $   40,920,674
=====================================================================
    Total capital              $  371,394,855         $  332,385,428
=====================================================================

Risk-Weighted Assets           $3,294,529,000         $3,089,094,000
- - ---------------------------------------------------------------------
Risk-based capital ratios:
- - ---------------------------------------------------------------------
  Tier I                                10.05%                 9.44%
- - ---------------------------------------------------------------------
  Total                                 11.27%                10.76%
- - ---------------------------------------------------------------------
  Tier I Leverage                        7.26%                 6.71%
=====================================================================

      As discussed in "Noninterest Expense", the FDIC implemented a risk-based deposit insurance fee assessment program beginning January 1, 1993. The FDIC has created three risk classifications for capital. These three classifications are then used as one of the factors in determining the amount per $100 of domestic deposits each bank will pay in FDIC deposit insurance premiums. The classification is based on a bank's Tier I capital, total capital and Tier I leverage (Tier I capital as a percent of total assets) ratios. The classifications and qualifiers for each are:

      Well capitalized:
            Total risk-based capital ratio greater than 10%, and Tier I capital ratio greater than 6%, and Tier I leverage ratio greater than 5%.

      Adequately capitalized:
            Failing the well capitalized test, and
            Total risk-based capital ratio greater than 8%, and Tier I capital ratio greater than 4%, and Tier I leverage ratio greater than 4%

      Undercapitalized:
            Failing both well and adequately capitalized tests

      A depository institution falling within any one of the foregoing capital categories will be assessed one of three different premium rates established for that category, depending on the composite rating it is assigned by its primary regulatory examiner. Under this structure, a "well capitalized" institution may be assessed a premium rate of $.23, $.26 or $.29, depending on its overall composite rating. The corresponding rates for an "adequately capitalized" institution are $.26, $.29 and $.30, and for an "under capitalized" institution the rates are $.29, $.30 and $.31.

      Valley's FDIC deposit insurance premium rate, for the first six months of 1993, was $.23 per $100 of its total domestic deposits for all but one of its banks. At this time, all of Valley's banks are paying the minimum FDIC insurance rate. Valley intends to maintain capital levels and otherwise manage its banks so as to minimize the FDIC deposit insurance expense.

      During  each of  1993 and  1992,  $5.0 million  of 11.25%  senior  notes
issued in  1985 were  paid at  maturity.   Also in  1993,  Valley prepaid  the
remaining $10 million.

      On July 1, 1992, Valley completed the acquisition of United in a merger/conversion transaction. In conjunction with this acquisition, Valley issued 1,002,225 shares of its common stock at $32.75 ($21.83 post-split basis) per share, receiving $29.865 million in net proceeds. Concurrent with United's conversion to stock form, United issued shares of its newly authorized common stock to Valley in exchange for $18.0 million of the net proceeds of Valley's stock issuance. Net proceeds received by Valley from the sale of common stock in excess of the $18.0 million were retained by Valley and are being used for general corporate purposes.

      On November 6, 1993, Valley completed the acquisition of Pierce County Bank & Trust Company (Pierce County). Pierce County, with December 31, 1993 assets of $112 million, serves western Wisconsin markets through seven branch offices. The acquisition of Pierce County was funded primarily through internal means.

      Shareholders have benefitted from Valley's growth. Valley's policy is to increase dividends as earnings increase, with a targeted payout of approximately 35% to 40% of net income. Table 18 shows the relationship between earnings and dividends per share for the last five years (restated for the three for two stock split distributed on August 27, 1993). In order to maintain their historical integrity, these figures have not been restated for poolings-
of-interests and a change in accounting principle. Restated information is shown under "Selected Financial Data" elsewhere in this report.

Table 18:  Historical Dividend Payout

                          Per Share

                    ----------------------       Dividend
                      Net        Dividends        Payout
                    Income         Paid            Ratio
- - ---------------------------------------------------------
1993                 $2.26         $.94             41%
- - ---------------------------------------------------------
1992                  2.07          .85             41
- - ---------------------------------------------------------
1991                  1.67          .80             48
- - ---------------------------------------------------------
1990                  1.61          .75             46
- - ---------------------------------------------------------
1989                  1.67          .69             42
=========================================================

      During 1993, Valley increased its quarterly dividend from an annualized $.85 (adjusted) per share in the fourth quarter of 1992 to an annualized $.94 (adjusted) per share in the fourth quarter of 1993. This 1993 dividend increase marks the 26th consecutive year that Valley increased dividends to shareholders. Table 19 shows quarterly information relative to Valley stock and related shareholders' equity for 1993 and 1992.

Table 19:  Market Price of Common Stock and Related Security Matters***

                                     Common             Per Share              Stock Price Range*
                                     Shares    ---------------------------    -------------------
                     Shareholders' Outstanding   Net   Dividends**   Book
                         Equity       (in      Income (Historical)   Value       Low       High
Quarter Ended        (in millions) thousands)
- - -------------------------------------------------------------------------------------------------
 December 31, 1993        $366       20,726     $.58     $.2350     $17.65     $35.00     $39.63
- - -------------------------------------------------------------------------------------------------
 September 30, 1993        350       20,343      .57      .2350      17.23      28.25      38.00
- - -------------------------------------------------------------------------------------------------
 June 30, 1993             343       20,296      .57      .2350      16.88      25.83      30.50
- - -------------------------------------------------------------------------------------------------
 March 31, 1993            335       20,222      .54      .2350      16.55      24.83      29.50
- - -------------------------------------------------------------------------------------------------
 December 31, 1992         327       20,122      .55      .2125      16.24      23.00      26.00
- - -------------------------------------------------------------------------------------------------
 September 30, 1992        319       20,041      .57      .2125      15.91      22.17      26.50
- - -------------------------------------------------------------------------------------------------
 June 30, 1992             281       18,481      .50      .2125      15.21      20.00      22.50
- - -------------------------------------------------------------------------------------------------
 March 31, 1992            275       18,458      .45      .2125      14.92      18.00      21.67
=================================================================================================

  * High and low sales prices in the NASDAQ National Market System as reported by NASDAQ.
 ** See note 9 of notes to consolidated financial statements as to restrictions upon the payment of cash dividends.
*** Restated for the three for two stock split, effected in the form of a 50% stock dividend, distributed on August 27, 1993.

 ITEM 8.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders and the Board of Directors of Valley Bancorporation:

      We have audited the accompanying consolidated statements of financial position of Valley Bancorporation (a Wisconsin corporation) and subsidiaries as of December 31, 1993 and 1992 and the related consolidated statements of income, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1993. These consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Valley Bancorporation and subsidiaries as of December 31, 1993 and 1992, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1993, in conformity with generally accepted accounting principles.

      As  discussed  in  Notes  11  and   12  to  the  consolidated  financial
statements, effective January 1, 1993, the Corporation changed its methods of accounting for income taxes and post retirement benefits other than pensions.



                                                         ARTHUR ANDERSEN & CO.

Milwaukee, Wisconsin,
January 18, 1994.

Consolidated Statements of Financial Position

                                                                      December 31,
                                                         --------------------------------------
Assets                                                         1993                  1992
- - -----------------------------------------------------------------------------------------------
Cash and due from banks                                  $  202,369,683         $  230,858,324
- - -----------------------------------------------------------------------------------------------
Federal funds sold and securities purchased
  under resale agreements                                     2,640,000             16,116,620
- - -----------------------------------------------------------------------------------------------
    Total cash and cash equivalents                         205,009,683            246,974,944
- - -----------------------------------------------------------------------------------------------
Interest-bearing deposits with other banks                      756,010              3,949,763
- - -----------------------------------------------------------------------------------------------
Investments:  (Note 5)
- - -----------------------------------------------------------------------------------------------
  Investment securities available for sale (market value
      $772,580,974 and $39,357,276, respectively)           765,825,981             38,341,347
- - -----------------------------------------------------------------------------------------------
  Investment securities held to maturity (market value
      $209,076,438 and $886,980,723, respectively)          206,376,848            876,988,861
- - -----------------------------------------------------------------------------------------------
      Total investments                                     972,202,829            915,330,208
- - -----------------------------------------------------------------------------------------------
Mortgages held for sale                                      60,420,582             38,430,117
- - -----------------------------------------------------------------------------------------------
Loans: (Note 6)
- - -----------------------------------------------------------------------------------------------
  Commercial                                                723,941,280            746,813,049
- - -----------------------------------------------------------------------------------------------
  Real estate-construction                                  119,240,431            114,949,293
- - -----------------------------------------------------------------------------------------------
  Real estate-mortgage                                    1,696,927,013          1,597,197,891
- - -----------------------------------------------------------------------------------------------
  Installment (primarily simple interest)                   650,376,812            558,377,513
- - -----------------------------------------------------------------------------------------------
    Total loans                                           3,190,485,536          3,017,337,746
- - -----------------------------------------------------------------------------------------------
  Reserve for loan losses (Note 7)                          (40,410,907)           (37,920,674)
- - -----------------------------------------------------------------------------------------------
    Total loans, net                                      3,150,074,629          2,979,417,072
- - -----------------------------------------------------------------------------------------------
Premises and equipment, net                                 103,271,225            103,484,643
- - -----------------------------------------------------------------------------------------------
Other assets                                                100,457,657             96,719,274
- - -----------------------------------------------------------------------------------------------
  Total assets                                           $4,592,192,615         $4,384,306,021
===============================================================================================

Liabilities and Shareholders' Equity
- - -----------------------------------------------------------------------------------------------
Deposits:
- - -----------------------------------------------------------------------------------------------
  Noninterest-bearing                                    $  571,750,622         $  537,844,699
- - -----------------------------------------------------------------------------------------------
  Interest-bearing                                        3,406,358,245          3,294,779,422
- - -----------------------------------------------------------------------------------------------
    Total deposits                                        3,978,108,867          3,832,624,121
- - -----------------------------------------------------------------------------------------------
Short-term borrowings (Note 8)                              132,004,071             86,894,354
- - -----------------------------------------------------------------------------------------------
Long-term borrowings (Note 9)                                53,251,185             68,310,434
- - -----------------------------------------------------------------------------------------------
Other liabilities                                            62,920,639             69,701,176
- - -----------------------------------------------------------------------------------------------
  Total liabilities                                       4,226,284,762          4,057,530,085
- - -----------------------------------------------------------------------------------------------
Shareholders' equity:
- - -----------------------------------------------------------------------------------------------
  Preferred stock, cumulative, par value $1 per share,
    1,000,000 shares authorized; none issued (Note 3)             ---                    ---
- - -----------------------------------------------------------------------------------------------
  Common stock, par value $.50 per share, 40,000,000
    shares authorized; 20,725,790 and 13,414,513 shares
    issued and outstanding, respectively (Note 10)           10,362,895              6,707,257
- - -----------------------------------------------------------------------------------------------
  Capital surplus                                           213,230,599            204,642,969
- - -----------------------------------------------------------------------------------------------
  Retained earnings                                         142,314,359            115,425,710
- - -----------------------------------------------------------------------------------------------
    Total shareholders' equity                              365,907,853            326,775,936
- - -----------------------------------------------------------------------------------------------
    Total liabilities and shareholders' equity           $4,592,192,615         $4,384,306,021
===============================================================================================

 The accompanying notes to consolidated financial statements are an integral part of these statements.

Consolidated Statements of Income

                                                            Years ended December 31,
                                                  ---------------------------------------------
Interest Income                                       1993            1992            1991
- - -----------------------------------------------------------------------------------------------
  Interest and fees on loans                      $262,262,797    $263,738,012    $263,527,130
- - -----------------------------------------------------------------------------------------------
  Interest on federal funds sold and securities
    purchased under resale agreements                  131,974         903,372       3,696,841
- - -----------------------------------------------------------------------------------------------
  Interest on interest-bearing deposits with
    other banks                                        125,800         700,703       1,345,668
- - -----------------------------------------------------------------------------------------------
  Interest on investment securities-taxable         38,525,615      42,096,133      44,197,429
- - -----------------------------------------------------------------------------------------------
  Interest on investment securities-nontaxable      10,210,998      14,189,321      18,991,320
- - -----------------------------------------------------------------------------------------------
    Total interest income                          311,257,184     321,627,541     331,758,388
- - -----------------------------------------------------------------------------------------------
Interest Expense
- - -----------------------------------------------------------------------------------------------
  Deposits                                         126,027,134     143,488,168     176,957,337
- - -----------------------------------------------------------------------------------------------
  Short-term borrowings                              3,097,149       4,098,829       5,433,896
- - -----------------------------------------------------------------------------------------------
  Long-term borrowings                               6,722,608       7,500,892       7,761,432
- - -----------------------------------------------------------------------------------------------
    Total interest expense                         135,846,891     155,087,889     190,152,665
- - -----------------------------------------------------------------------------------------------
Net Interest Income                                175,410,293     166,539,652     141,605,723
- - -----------------------------------------------------------------------------------------------
  Provision for loan losses (Note 7)                 8,969,600       8,394,670       8,368,810
- - -----------------------------------------------------------------------------------------------
Net Interest Income
 After Provision for Loan Losses                   166,440,693     158,144,982     133,236,913
- - -----------------------------------------------------------------------------------------------
Noninterest Income
- - -----------------------------------------------------------------------------------------------
  Service charges on deposit accounts               17,167,120      15,707,029      13,605,252
- - -----------------------------------------------------------------------------------------------
  Trust service fees                                12,631,254      12,455,207      10,927,066
- - -----------------------------------------------------------------------------------------------
  Other service charges, commissions and fees       11,839,320      11,042,772       8,673,142
- - -----------------------------------------------------------------------------------------------
  Insurance related                                  7,325,368       7,572,980       6,671,882
- - -----------------------------------------------------------------------------------------------
  Credit card                                        7,185,534       6,147,392       5,466,209
- - -----------------------------------------------------------------------------------------------
  Gain on sale of mortgage loans                     6,786,265       3,274,302       1,412,456
- - -----------------------------------------------------------------------------------------------
  Net securities gains                                 497,202         863,497         724,829
- - -----------------------------------------------------------------------------------------------
  Other                                              2,629,398       2,228,789         537,268
- - -----------------------------------------------------------------------------------------------
    Total noninterest income                        66,061,461      59,291,968      48,018,104
- - -----------------------------------------------------------------------------------------------
Noninterest Expense
- - -----------------------------------------------------------------------------------------------
  Salaries and wages                                72,199,853      66,541,506      59,578,562
- - -----------------------------------------------------------------------------------------------
  Pensions and other employee benefits (Note 12)    20,406,264      23,636,183      17,710,095
- - -----------------------------------------------------------------------------------------------
  Equipment                                         16,614,615      16,133,516      13,639,011
- - -----------------------------------------------------------------------------------------------
  Net occupancy                                     12,816,126      11,597,853      10,773,016
- - -----------------------------------------------------------------------------------------------
  FDIC insurance                                     8,333,361       7,922,601       6,640,357
- - -----------------------------------------------------------------------------------------------
  Credit card                                        3,896,283       3,325,331       2,961,118
- - -----------------------------------------------------------------------------------------------
  Other                                             30,214,987      30,944,588      29,696,331
- - -----------------------------------------------------------------------------------------------
    Total noninterest expense                      164,481,489     160,101,578     140,998,490
- - -----------------------------------------------------------------------------------------------
Income Before Income Taxes                          68,020,665      57,335,372      40,256,527
- - -----------------------------------------------------------------------------------------------
  Provision for income taxes (Note 11)              22,117,899      17,555,947       9,590,464
- - -----------------------------------------------------------------------------------------------
Net Income                                        $ 45,902,766    $ 39,779,425    $ 30,666,063
===============================================================================================

- - -----------------------------------------------------------------------------------------------
Net Income Per Share* (Note 1)                           $2.26           $2.07           $1.67
===============================================================================================

 The accompanying notes to consolidated financial statements are an integral part of these statements.
*Per share data has been restated for the three for two stock split, effected in the form of a 50% stock dividend, distributed on August 27, 1993.

Consolidated Statements of Shareholders' Equity

                                            Common Stock          Capital       Retained
                                        Shares     Par Value      Surplus       Earnings       Total
- - --------------------------------------------------------------------------------------------------------
Balance, December 31, 1990            12,067,273  $ 6,033,637  $170,285,922  $ 76,082,685  $252,402,244
- - --------------------------------------------------------------------------------------------------------
 Net income                                 ---          ---           ---     30,666,063    30,666,063
- - --------------------------------------------------------------------------------------------------------
 Cash dividends                             ---          ---           ---    (14,676,553)  (14,676,553)
- - --------------------------------------------------------------------------------------------------------
 Common stock issued pursuant
   to stock option plans                 103,916       51,958     1,413,298          ---      1,465,256
- - --------------------------------------------------------------------------------------------------------
 Acquisition of savings associations     174,274       87,137     2,355,470          ---      2,442,607
- - --------------------------------------------------------------------------------------------------------
 Treasury stock purchased               (100,400)     (50,200)   (2,637,828)         ---     (2,688,028)
- - --------------------------------------------------------------------------------------------------------
 Tax benefit on stock options               ---          ---        236,960          ---        236,960
- - --------------------------------------------------------------------------------------------------------
Balance, December 31, 1991            12,245,063    6,122,532   171,653,822    92,072,195   269,848,549
- - --------------------------------------------------------------------------------------------------------
 Net income                                 ---          ---           ---     39,779,425    39,779,425
- - --------------------------------------------------------------------------------------------------------
 Cash dividends                             ---          ---           ---    (16,425,910)  (16,425,910)
- - --------------------------------------------------------------------------------------------------------
 Common stock issued pursuant to
   stock option plans                    167,225       83,612     2,857,647          ---      2,941,259
- - --------------------------------------------------------------------------------------------------------
 Acquisition of a mutual
   savings association                 1,002,225      501,113    29,363,909          ---     29,865,022
- - --------------------------------------------------------------------------------------------------------
 Tax benefit on stock options               ---          ---        767,591          ---        767,591

- - --------------------------------------------------------------------------------------------------------
Balance, December 31, 1992            13,414,513    6,707,257   204,642,969   115,425,710   326,775,936
- - --------------------------------------------------------------------------------------------------------
 Net income                                 ---          ---           ---     45,902,766    45,902,766
- - --------------------------------------------------------------------------------------------------------
 Cash dividends                             ---          ---           ---    (19,014,117)  (19,014,117)
- - --------------------------------------------------------------------------------------------------------
 Three for two stock split             6,776,745    3,388,373    (3,388,373)         ---           ---
- - --------------------------------------------------------------------------------------------------------
 Common stock issued pursuant to
   stock option plans                    534,532      267,265     8,700,097          ---      8,967,362
- - --------------------------------------------------------------------------------------------------------
 Tax benefit on stock options               ---          ---      3,275,906          ---      3,275,906
- - --------------------------------------------------------------------------------------------------------
Balance, December 31, 1993            20,725,790  $10,362,895  $213,230,599  $142,314,359  $365,907,853
========================================================================================================

 The accompanying notes to consolidated financial statements are an integral part of these statements.

Consolidated Statements of Cash Flows

                                                            Years ended December 31,
                                                  ---------------------------------------------
                                                      1993            1992            1991
- - -----------------------------------------------------------------------------------------------
Operating Activities
- - -----------------------------------------------------------------------------------------------
 Net Income                                       $ 45,902,766    $ 39,779,425    $ 30,666,063
- - -----------------------------------------------------------------------------------------------
 Adjustments to reconcile net income to net
   cash provided by operating activities:
- - -----------------------------------------------------------------------------------------------
   Provision for loan losses                         8,969,600       8,394,670       8,368,810
- - -----------------------------------------------------------------------------------------------
   Origination of loans held for resale           (578,203,000)   (431,957,920)   (213,687,051)
- - -----------------------------------------------------------------------------------------------
   Proceeds from sale of loans held for resale     563,311,868     418,955,157     193,508,000
- - -----------------------------------------------------------------------------------------------
   Depreciation                                     13,527,266      12,678,633      10,558,110
- - -----------------------------------------------------------------------------------------------
   Amortization/accretion of intangibles             1,929,901       2,692,058       3,389,334
- - -----------------------------------------------------------------------------------------------
   Accretion of valuation adjustments               (1,633,056)     (1,706,803)       (289,935)
- - -----------------------------------------------------------------------------------------------
   Amortization of premium on investment securities  9,243,857       8,173,647       5,955,940
- - -----------------------------------------------------------------------------------------------
   Accretion of discount on investment securities     (251,184)       (637,962)     (1,093,198)
- - -----------------------------------------------------------------------------------------------
   Provision for (benefit of) deferred taxes         2,080,736        (403,910)        615,253
- - -----------------------------------------------------------------------------------------------
   Other, net                                      (14,717,846)    (13,696,667)     (1,392,067)
- - -----------------------------------------------------------------------------------------------
     Net cash provided by operating activities      50,160,908      42,270,328      36,599,259
- - -----------------------------------------------------------------------------------------------
Investing Activities
- - -----------------------------------------------------------------------------------------------
   Proceeds from sales of investment securities     11,243,616      40,701,125      66,118,985
- - -----------------------------------------------------------------------------------------------
   Proceeds from matured investment securities     709,954,827     488,933,665     368,579,752
- - -----------------------------------------------------------------------------------------------
   Purchases of investment securities             (733,713,704)   (538,184,145)   (498,403,247)
- - -----------------------------------------------------------------------------------------------
   Net decrease in time deposits with other banks    3,193,913      22,602,102      22,950,945
- - -----------------------------------------------------------------------------------------------
   Net increase in loans                          (134,520,885)   (155,018,509)    (79,992,227)
- - -----------------------------------------------------------------------------------------------
   Cash of banks acquired, net of payment for
     purchase (Note 2)                             (11,136,184)      6,124,766      19,258,492
- - -----------------------------------------------------------------------------------------------
   Purchase of premises and equipment,
     net of disposals                              (10,601,642)     (9,697,724)    (15,179,094)
- - -----------------------------------------------------------------------------------------------
   Recoveries of loans charged off                   3,033,612       2,753,544       1,929,176
- - -----------------------------------------------------------------------------------------------
   Net cash used by investing activities          (162,546,447)   (141,785,176)   (114,737,218)
- - -----------------------------------------------------------------------------------------------
Financing Activities
- - -----------------------------------------------------------------------------------------------
   Net increase in deposits                         50,555,025     123,379,231      73,126,601
- - -----------------------------------------------------------------------------------------------
   Net increase (decrease) in short-term borrowings 44,971,257     (46,866,387)     19,249,945
- - -----------------------------------------------------------------------------------------------
   Repayment of long-term borrowings               (15,059,249)     (7,531,875)     (5,456,458)
- - -----------------------------------------------------------------------------------------------
   Net proceeds from issuance of common stock        8,967,362      32,806,281       3,907,863
- - -----------------------------------------------------------------------------------------------
   Repurchase of common stock                             ---             ---       (2,688,028)
- - -----------------------------------------------------------------------------------------------
   Dividends paid                                  (19,014,117)    (16,425,910)    (14,676,553)
- - -----------------------------------------------------------------------------------------------
     Net cash provided by financing activities      70,420,278      85,361,340      73,463,370
- - -----------------------------------------------------------------------------------------------
     Net decrease in cash and cash equivalents     (41,965,261)    (14,153,508)     (4,674,589)
- - -----------------------------------------------------------------------------------------------
Cash and cash equivalents at beginning of period   246,974,944     261,128,452     265,803,041
- - -----------------------------------------------------------------------------------------------
Cash and cash equivalents at end of period        $205,009,683    $246,974,944    $261,128,452
===============================================================================================

Supplemental Disclosure of Cash Flow Information
- - -----------------------------------------------------------------------------------------------
  Cash Paid for:
- - -----------------------------------------------------------------------------------------------
    Interest (net of amount capitalized)          $136,820,342    $163,932,193    $193,803,558
- - -----------------------------------------------------------------------------------------------
    Income taxes                                    19,098,755      17,457,959       7,643,496
- - -----------------------------------------------------------------------------------------------
Supplemental Disclosure of Non-Cash Investing and
- - -----------------------------------------------------------------------------------------------
  Financing Activities:
- - -----------------------------------------------------------------------------------------------
    Loans charged off                             $ 10,679,932    $  8,752,299    $  8,822,921
- - -----------------------------------------------------------------------------------------------
    Loans transferred to other real estate owned     2,380,632       6,508,518       5,281,610
===============================================================================================

 The accompanying notes to consolidated financial statements are an integral part of these statements.

Notes to Consolidated Financial Statements

1.    Summary of Significant Accounting Policies:

Basis of Consolidation

      The consolidated financial statements include the accounts of Valley Bancorporation (Valley) and subsidiaries. All material intercompany transactions and balances are eliminated in consolidation. Certain amounts in the 1991 consolidated financial statements have been reclassified to conform to the 1992 and 1993 presentation. The accounting and reporting policies of Valley conform to generally accepted accounting principles and to general practice within the banking industry.

Investment Securities

      Until the end of the third quarter of 1992, all of Valley's investment securities were carried at amortized cost. In December of 1992, Valley evaluated the conditions under which it might sell any of its investment securities. As a result, Valley decided that certain types of investment securities might be sold in the future as part of Valley's efforts to manage interest rate risk or in response to changes in interest rates or other economic factors. Based upon this decision, Valley has classified these selected investments as Investment Securities Available for Sale. While Valley has no current intention of selling these securities, they may not beheld to maturity.

      In December of 1993, Valley, in anticipation of adopting SFAS 115 on January 1, 1994, conducted a review of its investment portfolio. This review resulted in reclassifications of Investment Securities Available for Sale and Investment Securities Held to Maturity.

      Investment Securities Held to Maturity are carried at cost, adjusted for amortization of premiums and accretion of discounts. Investment Securities Available for Sale are carried at the lower of amortized cost or market. Short-term investments acquired as trading securities are carried at market value.

      Securities, when purchased, are designated as Trading, Investment Securities Held to Maturity, or Investment Securities Available for Sale and remain in that category until they are sold or mature. The specific identification method is used in determining the cost of securities sold. Valley has no mortgage derivatives.

Mortgages Held for Sale

      Mortgage loans held for sale to investors are carried at the lower of cost or market, in the aggregate, based on outstanding firm commitments received for such loans or on current market prices.

Reserve for Loan Losses

      The reserve for loan losses is an estimated amount based on an analysis of the loan portfolios and current economic conditions and, in management's judgment, represents an amount adequate to provide for potential losses. Ultimate losses may vary from the current estimates and, as adjustments become necessary, the reserve for loan losses is adjusted in the periods in which estimates are revised or losses become known.

Premises and Equipment

      Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed primarily on a straight-line basis and is charged to operating expense over the estimated useful life of each type of asset. Interest expense is capitalized on major construction projects using the subsidiaries' cost of funds. Interest capitalized in 1993 and in 1992 was not material. Interest capitalized in 1991 was $621,174. Cash Flows

      For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, federal funds sold, and securities purchased under resale agreements.

Capitalized Conversion Costs

      Capitalized conversion costs associated with Valley's system conversion project completed in July 1991 are amortized on a straight line basis over five to ten year periods. Approximately $2.247 million, $2.368 million, and $1.469 million were amortized in 1993, 1992, and 1991 respectively. The unamortized balances of $11.686 million and $13.933 million in 1993 and 1992 respectively are included in premises and equipment in the Consolidated Statements of Financial Position.

Intangibles

      Intangibles, primarily goodwill and customer deposit base, from acquisitions accounted for as purchase transactions are amortized on a straight-line basis over periods of 10 to 25 years. Valley has applied push-down accounting for all purchase accounting transactions consummated after December 31, 1988.

      As of December 31, 1993, Valley had approximately $35.3 million of intangible assets which have arisen primarily from purchase transactions. Amortization of approximately $3.506 million, $3.499 million, and $3.389 million is included in the 1993, 1992 and 1991 results of operations.

      Valley also has approximately $14.0 million of negative goodwill included in other liabilities as of December 31, 1993, the majority of which arose from the 1992 acquisition of United Savings and Loan Association (United) which is being accreted on a straight-line base over a period of 10 years. Accretion of approximately $1.576 million and $.807 million is included in the 1993 and 1992 results of operations, respectively.

Interest and Fees on Loans

      Interest on loans is recognized as income based on loan principal outstanding. Fees and certain incremental direct costs of originating loans are deferred and amortized over the contractual term of the loans as an adjustment to yield. Unamortized net fees and costs are reported as part of the loan balance outstanding. There is no accrual of interest income on loans where collection is doubtful.

Net Income Per Share

      Net income per share was computed based on the weighted average number of common shares outstanding (20,325,524 in 1993, 19,243,509 in 1992, and 18,335,847 in 1991 post-split basis). A three for two stock split, effected in the form of a 50% stock dividend, was declared July 20, 1993, payable August 27, 1993 to shareholders of record August 6, 1993. The common stock per share and average share information for years 1992 and prior have been retroactively restated for the stock split. The effect of outstanding stock options on net income per share is not material.

2.    Business Combinations

      In January 1991, Valley acquired Exchange State Bank, La Crosse, a $55 million-asset bank. In April 1991, Valley completed the stock acquisitions of the $90 million-asset Western Federal Savings & Loan Association, Sparta (Western) and the $180 million-asset Great American Savings Bank, F.S.B., Milwaukee (Great American). Valley issued and sold 83,235 (124,853 post-split basis) and 91,039 (136,559 post-split basis) common shares, respectively, in connection with its acquisitions of Western and Great American. An initial contribution to capital, which included the proceeds from the sale of this stock, of $4.9 million was made to Western and $8.4 million to Great American. In 1991, additional contributions were made to capital at Western and Great American in the amounts of $200,000 and $4.7 million, respectively.

      On July 1, 1992, Valley completed the acquisition of the $320 million-asset United, headquartered in Sheboygan, Wisconsin. In this transaction, United converted from a mutual to a stock institution and concurrently issued 1,000 shares of its stock to Valley, thereby becoming a wholly-owned subsidiary of Valley. As part of the transaction, Valley sold to United's account holders, certain other eligible subscribers and the general public, 1,002,225 (1,503,338 post-split basis) shares of its common stock at a price of $32.75 ($21.83 post-split basis) per share, receiving $29.865 million in net proceeds, of which $18.0 million was infused into United, with the remainder of the proceeds to be used for general corporate purposes.

      On November 6, 1993, Valley completed the acquisition of Pierce County Bank and Trust Company (Pierce County). Pierce County, with December 31, 1993 assets of $112 million, serves western Wisconsin markets through seven branch offices.

      These transactions were accounted for as purchases, and therefore are not included in Valley's results of operations or statements of financial position prior to their dates of acquisition. The following table shows the fair value of assets acquired, fair value of liabilities assumed and net cash paid or received for purchase transactions consummated in 1993, 1992 and 1991, respectively:

                                        For the Year Ended December 31,
                                   -----------------------------------------
                                       1993          1992          1991
- - ----------------------------------------------------------------------------
Fair value of assets acquired      $112,101,418  $298,502,421  $323,621,521
- - ----------------------------------------------------------------------------
Fair value of liabilities assumed   (97,423,633) (298,502,421) (317,735,492)
- - ----------------------------------------------------------------------------
Cash paid for acquisitions           14,677,735          ---      5,886,029
- - ----------------------------------------------------------------------------
Cash received in acquisitions        (3,541,551)   (6,124,766)  (25,144,521)
- - ----------------------------------------------------------------------------
Net cash paid (received)            $11,136,184  $ (6,124,766) $(19,258,492)
============================================================================

      The pro forma impact on Valley's results of operations for the period ended December 31, 1992, had the United transaction described above been consummated as of January 1, 1992, is as follows:

                                            For the year
                                               ended
                                            December 31,
                                            (Unaudited)
                                            ------------
       (dollars in thousands)                   1992
       -------------------------------------------------
       Net interest income                    $173,685
       -------------------------------------------------
       Provision for loan losses                13,487
       -------------------------------------------------
       Net Income                               38,292
       -------------------------------------------------
       Net Income per share                   $   2.87
       =================================================

      Valley and Marshall & Ilsley Corporation (M&I) have entered into an Agreement and Plan of Merger, dated as of September 19, 1993 (the "Merger Agreement"), which provides for the combination of the two companies through a merger of Valley into M&I (the "Merger"). Under the Merger Agreement, each share of Valley common stock, par value $.50 per share ("Valley Common Stock"), outstanding at the time the Merger is consummated (other than any shares owned by M&I for its own account) will be converted into the right to receive 1.72 (the "Exchange Rate") shares of M&I common stock, par value $1.00 per share ("M&I Common Stock"), in a tax-free reorganization to be accounted for as a pooling of interests. Resulting fractional share interests will be paid in cash in lieu of issuing fractional shares. Then outstanding Valley employee and director stock options will be converted at the Exchange Rate into options to acquire M&I Common Stock.

      The consummation of the Merger, which is currently expected to occur in the second quarter of 1994, is subject to various conditions set forth in the Merger Agreement, including approval by the shareholders of both companies and all requisite regulatory approvals.

      In connection with the Merger Agreement, the parties entered into a Stock Option Agreement, dated as of September 19, 1993 (the "Stock Option Agreement"), by which Valley granted M&I an option (the "Option") to purchase up to 4,045,795 newly issued shares of Valley Common Stock (19.9% of the number of shares outstanding and subject to adjustment to maintain that percentage) at an exercise price of $35.75 per share, exercisable upon the occurrence of certain events and subject to certain conditions set forth in the Stock Option Agreement. The Stock Option Agreement also provides M&I the right to receive a termination fee to the extent that the Option has not been exercised after the occurrence of an event which makes the Option exercisable.

      The following unaudited pro forma data combines the results of operations for the M&I and Valley, giving effect to the merger as if it had been consummated at December 31, 1990.

                                        For the Year Ended December 31,
                                   -----------------------------------------
(dollars in thousands)                   1993          1992          1991
- - ----------------------------------------------------------------------------
Net interest income                    $484,588      $474,345      $430,573
- - ----------------------------------------------------------------------------
Income before cumulative effects
  of changes in accounting
  principles (operating income)         171,487       156,270       130,013
- - ----------------------------------------------------------------------------
Net income                              171,487       147,266       130,013
- - ----------------------------------------------------------------------------
Income per common share
- - ----------------------------------------------------------------------------
  Primary
- - ----------------------------------------------------------------------------
    Operating income                       1.67          1.55          1.33
- - ----------------------------------------------------------------------------
    Net income                             1.67          1.46          1.33
- - ----------------------------------------------------------------------------
  Fully diluted
- - ----------------------------------------------------------------------------
    Operating income                       1.60          1.48          1.27
- - ----------------------------------------------------------------------------
    Net income                             1.60          1.40          1.27
============================================================================

      Certain divestitures by M&I and Valley will be required in order to obtain regulatory approvals. M&I has filed applications with such authorities proposing the divestiture of certain bank branches in the State of Wisconsin with total deposits of approximately $300 million. It is anticipated that federal regulators will require M&I to obtain commitments for the divestitures prior to consummation of the Merger and complete the divestitures within six months of the consummation of the Merger. Valley does not anticipate that such divestitures will have a material impact on the consolidated financial statements.

      Estimates of employee severance and contract costs, write-downs and write-offs of duplicative facilities, equipment and data processing software associated with the Merger will result in an estimated one-time charge of approximately $80 million ($48 million net of tax) in 1994. Since the estimated charge is nonrecurring, it has not been reflected in the pro forma data set forth above.

3.    Shareholder Rights Plan

      On October 21, 1988, Valley declared a distribution of one preferred share purchase right (a "Right") for each outstanding share of Valley Common Stock. As a result of the three for two stock split on August 27, 1993, each outstanding share of Valley Common Stock now evidences two-thirds of a Right. Detailed provisions of the Rights are set forth in a Rights Agreement, dated as of October 21, 1988, between Valley and The First National Bank of Boston, and this Note summarizes, in general terms, only certain of the more significant provisions.

      The Rights will not become exercisable until after a person or group acquires or has the right to acquire beneficial ownership of 20% or more of the outstanding Valley Common Stock, or after commencement of a tender or exchange offer, the consummation of which would result in a person or group becoming the beneficial owner of 30% or more of the outstanding Valley Common Stock. If the Rights become exercisable, initially they will entitle the holder of each Right to purchase from Valley one one-hundredth (1/100) of a share of Valley Series A Preferred Stock, par value $1.00 per share ("Series A Preferred"), at a price of $60 per one one-hundredth of a share, subject to adjustment. If, after the Rights become exercisable, (a) Valley is involved in any of certain types of transactions with an Acquiring Person or any person becomes the beneficial owner of more than 25% of the outstanding Valley Common Stock, one Right will permit each holder other than an Acquiring Person to receive, upon exercise, Valley Common Stock or, in certain circumstances, cash, property or other securities of Valley, having a value equal to two times the exercise price of the Right; or (b) Valley or 50% or more of its assets or earning power is acquired in any of certain types of transactions, provisions shall be made so that each holder other than an Acquiring Person will receive, upon exercising one Right, common shares of the acquiring company having a value equal to two times the exercise price of the Right. In certain events, Valley may exchange shares of Valley Common Stock or Series A Preferred for outstanding and exercisable Rights, other than those held by an Acquiring Person, at the ratio of one share of Valley Common Stock, or one one-hundredth (1/100) of a share of Series A Preferred, per Right. The Rights, which expire on October 21, 1998, are nonvoting and may be redeemed by Valley at $.05 per Right at any time prior to the occurrence of certain events. In connection with the Rights Agreement, the Board of Directors has designated 200,000 shares of Valley's authorized preferred stock as Series A Preferred, and has reserved such shares for issuance upon exercise of the Rights.

      The Rights Agreement may be amended by the Valley Board of Directors with the concurrence of a majority of the Board's independent directors. As required by the Merger Agreement, the Rights Agreement has been amended by Amendment No. 1 thereto, dated as of September 19, 1993, to provide that (a) neither M&I nor any affiliate of M&I shall be deemed an Acquiring Person, and
(b) the execution, delivery and performance of the Merger Agreement and the Stock Option Agreement does not and will not result in a Shares Acquisition Date or Distribution Date (as such terms are defined in the Rights Agreement), provided that M&I and its affiliates acquire Valley Common Stock only in the manner specified. Under the Merger Agreement, the shares of M&I Common Stock into which the outstanding shares of Valley Common Stock will be converted in the Merger will be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Valley Common Stock, including the Rights.

4.    Cash and Due From Banks:

      Cash and amounts due from banks totalling $46,274,000 were restricted at December 31, 1993 to meet the reserve requirements of the Federal Reserve System.

5.       Investment Securities:

         The book and market values of investment securities are as follows:

                                                 Book            Gross Unrealized              Market
December 31, 1993                                Value         Gains        (Losses)           Value
- - -----------------------------------------------------------------------------------------------------
Investment securities available for sale:
- - -----------------------------------------------------------------------------------------------------
U.S. Government                              $393,612,520  $ 4,686,876  $  (249,727)  $398,049,669
- - -----------------------------------------------------------------------------------------------------
CMOs                                          198,796,311      903,837   (1,051,806)   198,648,342
- - -----------------------------------------------------------------------------------------------------
Federal agencies                              101,771,854      814,500      (69,509)   102,516,845
- - -----------------------------------------------------------------------------------------------------
Other                                          39,622,664    1,291,714       (1,973)    40,912,405
- - -----------------------------------------------------------------------------------------------------
Mortgage pass-throughs                         29,117,145      481,010      (38,435)    29,559,720
- - -----------------------------------------------------------------------------------------------------
Corporates                                      2,905,487        4,067      (15,561)     2,893,993
- - -----------------------------------------------------------------------------------------------------
  Total investment securities
    available for sale                        765,825,981    8,182,004   (1,427,011)   772,580,974
- - -----------------------------------------------------------------------------------------------------
Investment securities held to maturity:
- - -----------------------------------------------------------------------------------------------------
State and political subdivisions              206,376,848    3,374,798     (675,208)   209,076,438
- - -----------------------------------------------------------------------------------------------------
    Total investment securities
       held to maturity                        206,376,848   3,374,798     (675,208)   209,076,438
- - -----------------------------------------------------------------------------------------------------
Total investments                            $972,202,829  $11,556,802  $(2,102,219)  $981,657,412
=====================================================================================================


                                                 Book            Gross Unrealized        Market
December 31, 1992                                Value         Gains       (Losses)      Value
- - -----------------------------------------------------------------------------------------------------
Investment securities available for sale:
- - -----------------------------------------------------------------------------------------------------
Mortgage pass-throughs                       $ 27,063,294  $   938,094  $  (11,064)  $ 27,990,324
- - -----------------------------------------------------------------------------------------------------
Corporates                                     11,278,053       90,779      (1,880)    11,366,952
- - -----------------------------------------------------------------------------------------------------
  Total investment securities
    available for sale                         38,341,347    1,028,873     (12,944)    39,357,276
- - -----------------------------------------------------------------------------------------------------
Investment securities held to maturity:
- - -----------------------------------------------------------------------------------------------------
U.S. Government                               297,896,504    4,145,732    (162,624)   301,879,612
- - -----------------------------------------------------------------------------------------------------
CMOs                                          239,841,618    1,209,075   1,649,288)   239,401,405
- - -----------------------------------------------------------------------------------------------------
Federal agencies                              117,915,839      984,505    (108,262)   118,792,082
- - -----------------------------------------------------------------------------------------------------
Other                                          24,848,157      954,304        (894)    25,801,567
- - -----------------------------------------------------------------------------------------------------
State and political subdivisions              196,486,743    4,701,744     (82,430)   201,106,057
- - -----------------------------------------------------------------------------------------------------
    Total investments held to maturity        876,988,861   11,995,360   2,003,498)   886,980,723
- - -----------------------------------------------------------------------------------------------------
    Total investments                        $915,330,208  $13,024,233 $(2,016,442)  $926,337,999
=====================================================================================================

      The book and market values of investment securities at December 31, 1993, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                     Investment securities
                                                       available for sale
                                              ------------------------------------------
                                                  Book                        Market
 December 31, 1993                               Value                        Value
- - ----------------------------------------------------------------------------------------
 Due in 1 year or less                        $199,631,264                 $202,502,841
- - ----------------------------------------------------------------------------------------
 Due after 1 through 5 years                   334,099,095                  337,119,401
- - ----------------------------------------------------------------------------------------
 Due after 5 through 10 years                   16,766,313                   17,447,402
- - ----------------------------------------------------------------------------------------
 Due after 10 years                             16,532,998                   16,862,988
- - ----------------------------------------------------------------------------------------
 Total excluding CMOs                          567,029,670                  573,932,632
- - ----------------------------------------------------------------------------------------
 CMOs                                          198,796,311                  198,648,342
- - ----------------------------------------------------------------------------------------
   Total                                      $765,825,981                 $772,580,974
========================================================================================

                                                       Investment securities
                                                          held to maturity
                                              ------------------------------------------
                                                  Book                        Market
 December 31, 1993                               Value                        Value
- - ----------------------------------------------------------------------------------------
 Due in 1 year or less                        $ 60,514,823                 $ 60,689,781
- - ----------------------------------------------------------------------------------------
 Due after 1 through 5 years                    95,771,028                   97,822,352
- - ----------------------------------------------------------------------------------------
 Due after 5 through 10 years                   40,010,161                   40,188,663
- - ----------------------------------------------------------------------------------------
 Due after 10 years                             10,080,836                   10,375,642
- - ----------------------------------------------------------------------------------------
 Total excluding CMOs                          206,376,848                  209,076,438
- - ----------------------------------------------------------------------------------------
 CMOs                                                ---                          ---
- - ----------------------------------------------------------------------------------------
   Total                                      $206,376,848                 $209,076,438
========================================================================================

      Investment securities with an approximate par value of $150,864,000 were pledged at December 31, 1993, to qualify for fiduciary powers, to secure public deposits and short-term borrowings and for other purposes required by law.

      Proceeds from sale of investments in 1993 and 1992 were $11,243,616 and $40,701,125, respectively. Gross gains of $654,830 in 1993 and $962,500 in
1992 and gross losses of $157,628 in 1993 and $99,003 in 1992 were realized on those sales.

      In May 1993, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," (SFAS 115). SFAS 115 requires, among other things, that securities classified as available for sale be carried at market value; however, market value adjustments and the related income tax effects are excluded from earnings and reported separately as a component of shareholders' equity. This new standard was adopted by Valley on January 1, 1994. If this new standard had been adopted by Valley at December 31, 1993, the result would have increased shareholders' equity by the net unrealized gain of $4,390,745, after tax.

6.    Loans:

      In the ordinary course of business, loans are made to directors, officers and other employees of Valley and to companies and persons affiliated with directors and officers. These loans are made on substantially the same terms and conditions as loans to nonaffiliated parties except for certain employee loans, which are at rates slightly below those prevailing for comparable transactions. The aggregate amount of loans to executive officers and directors of the parent company and its five largest bank subsidiaries, Madison, Appleton, Green Bay, Milwaukee, and Sheboygan and their related interests are shown below:

          Balance                                                Balance
         12/31/92         Additions          Reductions         12/31/93
- - -----------------------------------------------------------------------------
        $55,285,360      $141,058,143      $(145,118,651)     $51,224,852
=============================================================================

         Valley has pledged approximately $21.1 million of loans to secure certain short-term borrowings.

7.       Reserve for Loan Losses:

         An analysis of the reserve for loan losses is as follows:

                                              1993              1992              1991
- - ------------------------------------------------------------------------------------------
 Balance, beginning of year               $37,920,674       $31,240,521       $25,421,852
- - ------------------------------------------------------------------------------------------
 Provision charged to expense               8,969,600         8,394,670         8,368,810
- - ------------------------------------------------------------------------------------------
 Recoveries                                 3,033,612         2,753,544         1,929,176
- - ------------------------------------------------------------------------------------------
 Loans charged off                        (10,679,932)       (8,752,299)       (8,822,921)
- - ------------------------------------------------------------------------------------------
 Net loans charged off                     (7,646,320)       (5,998,755)       (6,893,745)
- - ------------------------------------------------------------------------------------------
 Reserve at date of acquisition of
    banks acquired accounted for as
    purchases                               1,166,953         4,284,238         4,343,604
- - ------------------------------------------------------------------------------------------
 Balance, end of year                     $40,410,907       $37,920,674       $31,240,521
==========================================================================================

     Substantially all of Valley's loans are made to borrowers in Wisconsin. Valley's largest banks are primarily located in the largest metropolitan areas of Wisconsin. While Valley has a significant presence in these markets, the economic diversity of the markets would not indicate an undue concentration of risk. Several of its other banks have a significant market share in smaller communities in Wisconsin. As a community lender, Valley extends all forms of credit to individuals and businesses in the community and its surroundings. Those communities are often dependent on a small number of large employers or on the agricultural economy. Agricultural loans at Valley approximated $205 million, or 6.4% of total loans, at December 31, 1993 and $185 million, or 6.1% of total loans at December 31, 1992. Valley believes its agricultural portfolio is well collateralized.

      Valley also finances real estate development, for properties typically not occupied by the owners, which is dependent upon the successful sale or rental of the related properties. These loans totalled approximately $485 million, or 15.2% of total loans at December 31, 1993 and $238 million, or 7.9% of total loans at December 31, 1992. The majority of the loans are located in Valley's market area. Valley closely monitors these credits.

      As of December 31, 1993 and 1992, nonaccrual loans and real estate acquired in foreclosures were less than 1.0% of total assets. The effect of nonaccrual loans on net income in 1993, 1992 and 1991 was not significant.

      In May 1993, the FASB also issued Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan," (SFAS
114). SFAS 114 requires that a loan's value be measured when it has been determined that the loan is impaired and loss is probable. Write-downs which result from the measurement process are to be expensed. This new standard must be adopted by the first quarter of 1995. Based upon the current status of the Corporation's loan portfolio, it is not anticipated that this pronouncement will have a material impact on the Consolidated Financial Statements.

8.       Short-Term borrowings:

Short-term borrowings at December 31, consisted of the following:

                                            1993                    1992
- - ----------------------------------------------------------------------------
 Security repurchase agreements       $  73,048,347             $70,737,472
- - ----------------------------------------------------------------------------
 U.S. Treasury demand notes               7,605,724              14,806,882
- - ----------------------------------------------------------------------------
 Lines of credit                         50,000,000                   ---
- - ----------------------------------------------------------------------------
 Other                                    1,350,000               1,350,000
- - ----------------------------------------------------------------------------
   Total                               $132,004,071             $86,894,354
============================================================================

      Valley has in place with M&I, a $50 million line and with another correspondent bank, a $15 million revolving line of credit, at prime. At December 31, 1993 and 1992, there were $50 million and no outstanding borrowings, respectively, on these lines.

      The average rates paid on these funds were 2.81%, 3.41%, and 5.12% for the years ended December 31, 1993, 1992 and 1991, respectively.

      The demand notes payable to the U.S. Treasury accrue interest at .25% below the weekly federal funds rate and are fully collateralized by subsidiary banks' investment securities. Securities sold under repurchase agreements are periodically borrowed on a short-term basis by subsidiary banks at prevailing rates for these funds.

      The following information relates to securities sold under repurchase agreements for the year indicated:

                                            1993                   1992
- - -----------------------------------------------------------------------------
 End of year:
- - -----------------------------------------------------------------------------
   Weighted average rate                      2.90%                   2.88%
- - -----------------------------------------------------------------------------
 For the year:
- - -----------------------------------------------------------------------------
   Maximum amount outstanding          $157,680,163            $168,932,394
- - -----------------------------------------------------------------------------
   Average amount outstanding          $ 87,315,827            $111,173,532
- - -----------------------------------------------------------------------------
   Weighted average rate                      2.70%                   3.39%
=============================================================================

9.       Long-Term Borrowings:

         Long-term borrowings at December 31, consisted of the following:

                                            1993                    1992
- - -----------------------------------------------------------------------------
 Senior Unsecured Notes, Series A
   9.86%, due in 1994                   $23,000,000             $23,000,000
- - -----------------------------------------------------------------------------
 Senior Unsecured Notes, Series B
   9.97%, due in 1995                    30,000,000              30,000,000
- - -----------------------------------------------------------------------------
 Senior Unsecured Notes,
   11.25%, due in annual
   installments in 1991 to 1995               ---                15,000,000
- - -----------------------------------------------------------------------------
 Mortgages at varying rates and terms       251,185                 310,434
- - -----------------------------------------------------------------------------
   Total                                $53,251,185             $68,310,434
=============================================================================

      Certain provisions of the agreements covering the Series A and Series B Notes and the revolving line of credit with a correspondent bank, (a) place limitations on additional funded debt and other indebtedness which may be incurred or guaranteed by Valley, and (b) impose restrictions on the payment of cash dividends and the purchase or redemption of Valley stock. Under the most restrictive terms of the agreements, at December 31, 1993, Valley would be permitted to incur additional funded debt and other indebtedness of $112,265,248.

      Also, in connection with the Merger Agreement with M&I (see Note 2), Valley has agreed that it will not, without the prior written consent of M&I, declare or pay any dividend other than regular quarterly cash dividends on Valley Common Stock not in excess of $.24 per share.

      Under the terms of the Series A and Series B Notes issued in 1990, Valley has consolidated retained earnings of $152,144,732 which were unrestricted as to the payment of dividends and the purchase and redemption of Valley stock. Restrictions as to the payment of dividends and purchase and redemption of stock amount to $7,975,942 under an existing line of credit with a correspondent bank; however at December 31, 1993 Valley had no borrowings on this line and that restriction therefore is not presently operative.

      In 1991, Valley repurchased 100,400 (150,600 post-split basis) shares of its common stock for $2,688,028. Valley had obtained the consent of its lender to exempt the repurchases from its loan covenant which restricted payments of cash and dividends and the repurchase or redemption of Valley stock. Valley did not repurchase additional shares in 1992 or 1993.

      Subsidiary bank dividends, which are the principal source of funds for dividend payments by Valley, are restricted by statutory and regulatory limitations. At December 31, 1993, the aggregate amount of subsidiary banks' retained earnings available for payment of dividends under regulatory guidelines was $85,491,416. In January 1990, Valley adopted an internal bank dividend policy which restricts a banks' tangible equity from being reduced below 7% of tangible assets. Asset growth, profitability, funds availability and asset quality are factored into this policy. This internal policy effectively restricts, to a substantially lesser amount, the amount which could be distributed by the banks.

10.   Stock Options:

      Under terms of existing option plans, shares of unissued common stock are reserved for options to outside directors, officers and key employees of Valley at prices not less than the fair market value of the shares at the date of grant. Options expire no later than approximately 10 years from the date of grant. The information presented below has been restated for the three for two stock split effected in the form of a 50% stock dividend declared July 20, 1993, payable August 27, 1993 to shareholders of record August 6, 1993.

      At December 31, 1993, options outstanding and the extent to which they are exercisable were as follows:

                 Number of Shares
           --------------------------------        Option Price
           Outstanding          Exercisable          Per Share
- - ----------------------------------------------------------------------
              5,417                5,417              $ 6.93
- - ----------------------------------------------------------------------
              2,167                2,167                9.23
- - ----------------------------------------------------------------------
             11,916               11,916               11.54
- - ----------------------------------------------------------------------
            146,750              146,750               13.21
- - ----------------------------------------------------------------------
             72,450               72,450               13.33
- - ----------------------------------------------------------------------
             81,075               81,075               13.71
- - ----------------------------------------------------------------------
            125,100              125,100               14.27
- - ----------------------------------------------------------------------
             15,000               15,000               14.85
- - ----------------------------------------------------------------------
             67,500               67,500               21.33
- - ----------------------------------------------------------------------
             70,381               70,381               22.33
- - ----------------------------------------------------------------------
            254,750              254,750               25.25
- - ----------------------------------------------------------------------
             42,000               42,000               26.46
- - ----------------------------------------------------------------------
  TOTAL     894,506              894,506
======================================================================


      For the years ended December 31, 1993, 1992, and 1991, option shares exercised were as follows:

         Year                      Shares            Price Range at
       Exercised                  Exercised          Which Exercised
       --------------------------------------------------------------
         1993                      534,532           $5.77 - $25.25
       --------------------------------------------------------------
         1992                      250,838           $4.61 - $14.27
       --------------------------------------------------------------
         1991                      155,874           $4.38 - $14.27
       ==============================================================

      For the years ended December 31, 1993, 1992, and 1991, option shares granted and expired were as follows:
                                   Shares                   Shares
                                   Granted                  Expired
       --------------------------------------------------------------
         1993                       42,000                     ---
       --------------------------------------------------------------
         1992                      523,895                   14,013
       --------------------------------------------------------------
         1991                       15,000                   13,200
       ==============================================================

      Common stock reserved for future grants under option plans approved by the shareholders amounted to 477,017 shares at December 31, 1993.

11.   Income Taxes:

      On January 1, 1993, Valley adopted Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes". The effect of adoption of this new standard is not material to the consolidated financial statements. This policy calls for reflecting tax assets/liabilities at amounts estimated to be realizable/payable based on current tax law and Valley's tax status. Accordingly, tax expense can be impacted by future changes in rates and return limitations.

      The income tax provision for each of the years ended December 31, is as follows:
                                   1993              1992             1991
- - ------------------------------------------------------------------------------
 Federal                       $18,364,365       $14,909,468       $8,452,356
- - ------------------------------------------------------------------------------
 State                           3,753,534         2,646,479        1,138,108
- - ------------------------------------------------------------------------------
   Total                       $22,117,899       $17,555,947       $9,590,464
- - ------------------------------------------------------------------------------
 Current                       $20,037,163       $17,959,857       $8,975,211
- - ------------------------------------------------------------------------------
 Deferred                        2,080,736          (403,910)         615,253
- - ------------------------------------------------------------------------------
   Total                       $22,117,899       $17,555,947       $9,590,464
==============================================================================

      The income tax provision (benefit) applicable to net securities transactions was $174,021, $293,589, and $246,442 in 1993, 1992 and 1991,
respectively.

      Deferred taxes result from timing differences in the recognition of revenue and expense for tax and financial statement purposes. The sources of these differences and the tax effects of each are:

                                              Years ended December 31,
                                         ---------------------------------
                                            1992                   1991
- - --------------------------------------------------------------------------
Differences between book and tax
 provision for loan losses               $(818,480)             $(653,989)
- - --------------------------------------------------------------------------
Excess of tax over book depreciation       437,344                141,300
- - --------------------------------------------------------------------------
Cash basis reporting for tax purposes     (409,783)               878,021
- - --------------------------------------------------------------------------
Deferred gain on sale/leaseback of
  bank premises                             75,828                 78,130
- - --------------------------------------------------------------------------
Net accretion of purchase accounting
  adjustments                              441,897                 69,919
- - --------------------------------------------------------------------------
Other, net                                (130,716)               101,872
- - --------------------------------------------------------------------------
    Total                                $(403,910)             $ 615,253
==========================================================================

      The following is a reconciliation between the provision for income taxes and the tax computed by applying the statutory Federal income tax rate:

                                                Years ended December 31,
                                         --------------------------------------
                                             1993         1992         1991
- - -------------------------------------------------------------------------------
 Income tax computed at statutory rates  $23,807,233  $19,494,026  $13,687,219
- - -------------------------------------------------------------------------------
 State income tax, net of Federal
   income tax benefit                      2,285,797    1,746,676      751,151
- - -------------------------------------------------------------------------------
 Tax-exempt state and municipal
   income                                 (3,136,220)  (4,254,279)  (5,537,240)
- - -------------------------------------------------------------------------------
 Other, net                                 (838,911)     569,524      689,334
- - -------------------------------------------------------------------------------
 Provision for income taxes              $22,117,899  $17,555,947  $ 9,590,464
===============================================================================

         The tax effects of temporary differences that give rise to significant elements of deferred tax assets and deferred tax (liabilities) at December 31, are as follows:

                                                                  1993
- - --------------------------------------------------------------------------
Difference between book and tax reserve for loan losses        $6,722,061
- - --------------------------------------------------------------------------
Excess of tax over book depreciation                           (4,778,791)
- - --------------------------------------------------------------------------
Cash basis reporting for tax purposes                            (842,399)
- - --------------------------------------------------------------------------
Net accretion of purchase accounting adjustments                1,046,046
- - --------------------------------------------------------------------------
Deferred gain on sale/leaseback of bank premises                   (4,484)
- - --------------------------------------------------------------------------
Other, net                                                       (239,512)
- - --------------------------------------------------------------------------
  Total net deferred tax assets                                $1,902,921
==========================================================================

12.   Employee Benefit Plans:

      Substantially all employees are covered by a trusteed defined benefit retirement plan. The benefits are based on years of service and the employee's highest consecutive five-year average salary. Valley's funding policy is to contribute annually the maximum amount that can be deducted for federal tax purposes. Contributions are intended to fund benefits attributed to service to date, and benefits expected to be earned in the future.
      Plan assets are primarily invested in short to intermediate fixed-rate securities, equity securities, commingled equity real estate funds and short-term investment vehicles.

      The following table sets forth the plan's funded status and amounts recognized in Valley's consolidated financial statements at December 31:


 Actuarial present value of benefit obligations:       1993           1992
- - ------------------------------------------------------------------------------
 Vested benefit obligation                        $(38,326,434)  $(26,310,676)
- - ------------------------------------------------------------------------------
 Nonvested benefit obligation                       (1,819,776)    (1,283,493)
- - ------------------------------------------------------------------------------
   Accumulated benefit obligation                  (40,146,210)   (27,594,169)
- - ------------------------------------------------------------------------------
 Effect of projected future
   compensation levels                             (19,910,487)   (13,856,811)
- - ------------------------------------------------------------------------------
   Projected benefit obligation                    (60,056,697)   (41,450,980)
- - ------------------------------------------------------------------------------
 Plan assets at fair value                          43,425,521     37,163,361
- - ------------------------------------------------------------------------------
 Plan assets less than projected
   benefit obligation                              (16,631,176)    (4,287,619)
- - ------------------------------------------------------------------------------
 Unrecognized net loss                              23,147,830      9,969,974
- - ------------------------------------------------------------------------------
 Unrecognized prior service cost                     2,401,159      2,641,953
- - ------------------------------------------------------------------------------
 Unrecognized net asset (being amortized
   evenly over 16 years)                            (1,672,366)    (1,810,772)
- - ------------------------------------------------------------------------------
 Prepaid pension cost                              $ 7,245,447   $  6,513,536
==============================================================================

      The net pension cost for 1993, 1992 and 1991, included the following components:
                                      1993            1992            1991
- - ------------------------------------------------------------------------------
 Service cost                      $3,360,706      $2,347,974      $1,897,838
- - ------------------------------------------------------------------------------
 Interest cost                      3,282,761       2,501,787       2,243,744
- - ------------------------------------------------------------------------------
 Actual return on plan assets      (2,885,008)     (1,851,602)     (3,422,891)
- - ------------------------------------------------------------------------------
 Net amortization and deferral       (415,668)       (882,575)      1,306,597
- - ------------------------------------------------------------------------------
 Net periodic pension cost         $3,342,791      $2,115,584      $2,025,288
==============================================================================

      The following assumptions were used in determining the projected benefit obligation:

                                                   1993       1992
- - --------------------------------------------------------------------
 Discount rate                                     6.75%      8.00%
- - --------------------------------------------------------------------
 Rate of increase in compensation levels           5.00%      5.00%
- - --------------------------------------------------------------------
 Expected long-term rate of return on assets       0.00%     10.00%
====================================================================

      The majority of employees participate in a Thrift and Sharing Plan. Employee contributions to the plan are matched based on the ratio of Valley's consolidated net income to average shareholders' equity. The expense of the plan for the years ended December 31, 1993, 1992 and 1991 was approximately $1.457 million, $4.191 million and $2.827 million, respectively. At December 31, 1993, the plan held 2,465,632 shares of Valley common stock.

      Valley currently offers post retirement health care benefits to retired employees over the age of 54 who have rendered at least 10 years of service to Valley. These benefits are subject to deductibles, copayment provisions and other limitations. Only those employees retiring on or before December 31, 1994 will be eligible for such benefits.

      On January 1, 1993, Valley adopted Statement of Financial Accounting Standards (SFAS) No. 106 "Employers Accounting for Post Retirement Benefits Other Than Pensions". This statement requires that the cost of post retirement benefits expected to be provided to current and future retirees be accrued over those employees' service periods. In addition to recognizing the cost of benefits for the current period, SFAS No. 106 requires recognition of the cost of benefits earned in prior service periods (the transition obligation). Prior to 1993, post retirement benefits were accounted for on a cash basis. As of January 1, 1993, Valley's accumulated post retirement benefit obligation (also its transition obligation) totalled $2.854 million. Valley has elected to amortize the transition obligation as a charge to income over a twenty year period on a straight line basis.

      The following table sets forth the plan's status and amounts recognized in Valley's consolidated financial statements.

                                                            December 31,
                                                               1993
- - ------------------------------------------------------------------------
 Accumulated post retirement benefit obligation:
- - ------------------------------------------------------------------------
   Retirees                                                 $(2,357,668)
- - ------------------------------------------------------------------------
   Fully eligible actives                                      (271,089)
- - ------------------------------------------------------------------------
   Other actives                                                (11,844)
- - ------------------------------------------------------------------------
 Total accumulated post retirement benefit obligation        (2,640,601)
- - ------------------------------------------------------------------------
 Unrecognized prior net gain                                   (285,435)
- - ------------------------------------------------------------------------
 Unrecognized prior service costs                                     0
- - ------------------------------------------------------------------------
 Unrecognized transition obligation                           2,711,815
- - ------------------------------------------------------------------------
 Accrued post retirement benefit cost                      $   (214,221)
========================================================================

                                                             Year ended
                                                            December 31,
                                                                1993
- - ------------------------------------------------------------------------
 Service cost                                               $     2,732
- - ------------------------------------------------------------------------
 Interest cost                                                  220,031
- - ------------------------------------------------------------------------
 Actual return on plan assets                                         0
- - ------------------------------------------------------------------------
 Amortization of transition obligation                          142,727
- - ------------------------------------------------------------------------
 Net of other amortization and deferrals                              0
- - ------------------------------------------------------------------------
 Net periodic post retirement cost                          $   365,490
========================================================================

      The following actuarial assumptions were used in the determination of the accumulated post retirement benefit obligation:
                                                                  1993
- - ------------------------------------------------------------------------
 Expected long-term rate of return on assets                      N/A
- - ------------------------------------------------------------------------
 Weighted average discount rate                                  6.75%
- - ------------------------------------------------------------------------
 Medical care cost trend rates                            12.5% - 6.0%
========================================================================

       Shown below is the impact of a 1% increase in the medical care cost trend rates (i.e., 13.5% for 1993 grading down to 7.0% in 2013). This information is required disclosure under SFAS No. 106.

                                            Current       Trend      %
                                             Trend        + 1.%    Change
- - --------------------------------------------------------------------------
 Aggregate of the service and interest
   components of net periodic post
   retirement health care benefit costs   $  222,763   $  243,797   +9.4%
- - --------------------------------------------------------------------------
 Accumulated post retirement benefit
   obligation for health care benefits     2,640,601    2,889,287   +9.4%
==========================================================================

      In 1992 the Financial Accounting Standards Board issued SFAS No. 112 "Employers' Accounting for Post Employment Benefits." This statement requires accrual accounting for the estimated cost of benefits provided to former employees after employment, but before retirement. Valley is required to adopt the new standard no later than 1994. Valley currently accrues for severance benefits when identified and therefore, has determined that adoption of the new standard will not have a material impact.

13.   Financial Instruments With Off-Balance Sheet Risk:

      Valley utilizes various financial instruments which have off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These instruments involve, to varying degrees, elements of credit, interest rate, or liquidity risk. The following table shows the contract or notional amounts of these financial instruments at December 31, were as follows:

(dollars in thousands)                           1993             1992
- - -------------------------------------------------------------------------
Standby and commercial letters of credit    $    69,979        $  69,501
- - -------------------------------------------------------------------------
Commitments to extend credit                  1,013,726          866,112
- - -------------------------------------------------------------------------
Interest rate swaps                             105,000           50,000
=========================================================================

      Standby letters of credit and commercial letters of credit are conditional commitments issued by Valley to support the financial obligation of a customer to a third party. Those commitments are primarily issued to support public and private borrowing arrangements including commercial paper issuances, bond financings, and other similar transactions. Valley's exposure to credit loss in the event of nonperformance by the counterparty is the contractual amount of the standby letter of credit, an exposure similar to that involved in extending loans. Since the conditions under which Valley is required to fund standby letters of credit may not materialize, the liquidity requirements of standby letters of credit are expected to be less than the total outstanding commitments.

      Commitments to extend credit are legally binding and generally have fixed expiration dates or other termination clauses. Valley's exposure to credit loss on commitments to extend credit, in the event of nonperformance by the counterparty, is represented by the contractual amount of the commitments. Valley monitors its credit risk for commitments as it does for loans and by obtaining collateral to secure commitments based on management's credit assessment of the counterparty. Since many commitments are expected to expire without being drawn upon, total commitment amounts do not necessarily represent Valley's future liquidity requirements. In addition, Valley also offers various consumer credit line products (credit card lines, overdraft protection, and home equity lines) to its customers, some of which are cancelable upon notification. Such credit lines are included in the amount disclosed above.

      An interest rate swap is an agreement in which two parties agree to exchange, at specified intervals, interest payment streams calculated on an agreed upon notional principal amount with at least one stream based on a floating rate index. Periodic payments between counterparties are typically settled on a net basis over the life of the swap.

14.      Quarterly Financial Data (Unaudited):

 (dollars in thousands               First      Second     Third      Fourth
 except per share amounts)*         Quarter    Quarter    Quarter    Quarter

- - -----------------------------------------------------------------------------
1993
- - -----------------------------------------------------------------------------
  Interest income                   $77,771    $77,781    $77,577    $78,129
- - -----------------------------------------------------------------------------
  Interest expense                  (35,115)   (34,027)   (33,699)   (33,006)
- - -----------------------------------------------------------------------------
  Provision for loan losses          (2,165)    (2,158)    (2,155)    (2,492)
- - -----------------------------------------------------------------------------
  Other income and expense, net     (24,696)   (24,771)   (24,004)   (24,949)
- - -----------------------------------------------------------------------------
  Income taxes                       (4,901)    (5,340)    (6,138)    (5,739)
- - -----------------------------------------------------------------------------
    Net income                      $10,894    $11,485    $11,581    $11,943
=============================================================================
Per share:
- - -----------------------------------------------------------------------------
     Net income                     $   .54    $   .57    $   .57    $   .58
=============================================================================

1992
- - -----------------------------------------------------------------------------
  Interest income                   $79,390    $77,769    $83,303    $81,166
- - -----------------------------------------------------------------------------
  Interest expense                  (41,121)   (38,266)   (38,831)   (36,870)
- - -----------------------------------------------------------------------------
  Provision for loan losses          (2,275)    (2,309)    (1,877)    (1,934)
- - -----------------------------------------------------------------------------
  Other income and expense, net     (24,533)   (23,999)   (25,994)   (26,284)
- - -----------------------------------------------------------------------------
  Income taxes                       (3,236)    (3,943)    (5,343)    (5,034)
- - -----------------------------------------------------------------------------
    Net income                      $ 8,225    $ 9,252    $11,258    $11,044
=============================================================================
  Per share:
- - -----------------------------------------------------------------------------
    Net income                      $   .45    $   .50    $   .57    $   .55
=============================================================================

1991
- - -----------------------------------------------------------------------------
  Interest income                   $79,017    $84,533    $85,366    $82,843
- - -----------------------------------------------------------------------------
  Interest expense                  (46,033)   (48,893)   (48,995)   (46,233)
- - -----------------------------------------------------------------------------
  Provision for loans losses         (2,014)    (2,122)    (1,998)    (2,235)
- - -----------------------------------------------------------------------------
  Other income and expense, net     (22,405)   (23,211)   (23,769)   (23,596)
- - -----------------------------------------------------------------------------
  Income taxes                       (1,798)    (2,581)    (2,625)    (2,585)
- - -----------------------------------------------------------------------------
    Net income                      $ 6,767    $ 7,726    $ 7,979    $ 8,194

=============================================================================
  Per share:
- - -----------------------------------------------------------------------------
    Net income                      $   .37    $   .42    $   .43    $   .45
=============================================================================

 *Per share data has been restated for the three for two stock split, effected in the form of a 50% stock dividend, distributed on August 27, 1993.

15.      Valley Bancorporation (Parent Company Only) Condensed Financial
         Statements:

Statements of Financial Position

                                                            December 31,
                                               ------------------------------------
Assets                                                1993                 1992
- - -----------------------------------------------------------------------------------
  Cash and cash equivalents                    $      127,786        $  15,978,700
- - -----------------------------------------------------------------------------------
  Intercompany advances and notes receivable       79,231,173           24,000,000
- - -----------------------------------------------------------------------------------
  Investment in common stock of subsidiaries      367,663,433          338,932,696
- - -----------------------------------------------------------------------------------
  Premium paid for net assets acquired             18,875,323           19,321,825
- - -----------------------------------------------------------------------------------
  Other assets                                      8,739,516            7,539,308
- - -----------------------------------------------------------------------------------
    Total assets                                 $474,637,231         $405,772,529
===================================================================================

Liabilities and Shareholders' Equity
- - -----------------------------------------------------------------------------------
  Short-term borrowings                          $ 50,000,000                ---
- - -----------------------------------------------------------------------------------
  Long-term borrowings                             53,000,000           68,000,000
- - -----------------------------------------------------------------------------------
  Other liabilities                                 5,729,378           10,996,593
- - -----------------------------------------------------------------------------------
    Total liabilities                             108,729,378           78,996,593
- - -----------------------------------------------------------------------------------
  Shareholders' equity                            365,907,853          326,775,936
- - -----------------------------------------------------------------------------------
    Total liabilities and shareholders' equity   $474,637,231         $405,772,529
===================================================================================

Statements of Income

                                                   Years ended December 31,
                                         ------------------------------------------
                                             1993           1992           1991
- - -----------------------------------------------------------------------------------
Income
- - -----------------------------------------------------------------------------------
  Dividends paid by subsidiaries         $38,319,445    $25,488,488    $38,451,824
- - -----------------------------------------------------------------------------------
  Service fees from subsidiary banks       6,462,084      5,296,536      5,454,081
- - -----------------------------------------------------------------------------------
  Interest on intercompany advances
    and notes receivable                   3,424,640      2,791,780      2,451,614
- - -----------------------------------------------------------------------------------
  Other                                    1,475,331      1,597,384      1,347,926
- - -----------------------------------------------------------------------------------
    Total income                          49,681,500     35,174,188     47,705,445
- - -----------------------------------------------------------------------------------
Expense
- - -----------------------------------------------------------------------------------
  Interest                                 7,445,318      7,597,939      8,249,469
- - -----------------------------------------------------------------------------------
  Administrative and general              10,916,054     14,986,924     10,783,203
- - -----------------------------------------------------------------------------------
    Total expense                         18,361,372     22,584,863     19,032,672
- - -----------------------------------------------------------------------------------
  Income before income taxes and
    equity in undistributed net
    income of subsidiaries                31,320,128     12,589,325     28,672,773
- - -----------------------------------------------------------------------------------
  Benefit for income taxes                 1,493,821      3,821,940      2,748,529
- - -----------------------------------------------------------------------------------
  Income before equity in
    undistributed net income
    of subsidiaries                       32,813,949     16,411,265     31,421,302
- - -----------------------------------------------------------------------------------
  Equity in undistributed net
    income of subsidiaries                13,088,817     23,368,160       (755,239)
- - -----------------------------------------------------------------------------------
Net Income                               $45,902,766    $39,779,425    $30,666,063
===================================================================================

Statements of Cash Flows

                                                   Years ended December 31,
                                         ------------------------------------------
                                             1993           1992           1991
- - -----------------------------------------------------------------------------------
Operating Activities
- - -----------------------------------------------------------------------------------
 Net income                              $45,902,766    $39,779,425    $30,666,063
- - -----------------------------------------------------------------------------------
 Adjustments to reconcile net income to net
   cash provided from operating activities:
- - -----------------------------------------------------------------------------------
   Equity in undistributed net
     income of subsidiaries              (13,088,817)   (23,368,160)       755,239
- - -----------------------------------------------------------------------------------
   Depreciation                              402,737        458,808        428,613
- - -----------------------------------------------------------------------------------
   Amortization of intangible assets       2,033,820      1,834,716      1,834,716
- - -----------------------------------------------------------------------------------
   Accretion of valuation adjustments       (147,127)       (37,028)      (331,414)
- - -----------------------------------------------------------------------------------
   Decrease (Increase) in
     other assets                            320,910     (3,794,709)     5,377,253
- - -----------------------------------------------------------------------------------
   Increase (Decrease) in
     other liabilities                    (5,695,987)     3,062,309     (1,006,784)
- - -----------------------------------------------------------------------------------
     Net cash provided by
       operating activities               29,728,302     17,935,361     37,723,686
- - -----------------------------------------------------------------------------------
 Investing Activities
- - -----------------------------------------------------------------------------------
   Purchases of premises and equipment      (260,945)      (402,773)      (414,298)
- - -----------------------------------------------------------------------------------
   Sale of commercial paper investments        ---            ---       20,417,667
- - -----------------------------------------------------------------------------------
   Investment in common stock
     of subsidiaries                     (15,040,343)   (20,000,000)   (27,086,029)
- - -----------------------------------------------------------------------------------
   Net increase in intercompany
     advances                            (55,231,173)      (589,020)      (996,457)
- - -----------------------------------------------------------------------------------
     Net cash used by investing
       activities                        (70,532,461)   (20,991,793)    (8,079,117)
- - -----------------------------------------------------------------------------------
 Financing Activities
- - -----------------------------------------------------------------------------------
   Net decrease in commercial
     paper notes payable                       ---         (374,214)    (4,249,590)
- - -----------------------------------------------------------------------------------
   Net increase in short-term borrowings  50,000,000          ---            ---
- - -----------------------------------------------------------------------------------
   Repayment of long-term borrowings     (15,000,000)    (5,000,000)    (5,000,000)
- - -----------------------------------------------------------------------------------
   Proceeds from issuance of
     common stock                          8,967,362     32,806,281      3,907,863
- - -----------------------------------------------------------------------------------
   Repurchase of common stock                  ---            ---       (2,688,028)
- - -----------------------------------------------------------------------------------
   Dividends paid                        (19,014,117)   (16,425,910)   (14,676,553)
- - -----------------------------------------------------------------------------------
     Net cash provided by (used by)
       financing activities               24,953,245     11,006,157    (22,706,308)
- - -----------------------------------------------------------------------------------
     Net increase (decrease) in
       cash and cash equivalents         (15,850,914)     7,949,725      6,938,261
- - -----------------------------------------------------------------------------------
     Cash and cash equivalents at
       beginning of year                  15,978,700      8,028,975      1,090,714
- - -----------------------------------------------------------------------------------
     Cash and cash equivalents at
       end of year                       $   127,786    $15,978,700    $ 8,028,975
===================================================================================

      For the years ended December 31, 1993, 1992, and 1991, interest of $7,952,561, $7,785,443, and $8,436,973 was paid respectively.


16.   Fair Value of Financial Instruments:

      Fair value disclosures of financial instruments are made to comply with SFAS No. 107 "Disclosures About Fair Value of Financial Instruments" (SFAS
107). In accordance with the requirements of SFAS 107, fair values are based on estimates using present value and other valuation techniques where quoted market prices are not available. These techniques are significantly affected by the assumptions used, including discount rates and estimates of future cash flows. As such, the derived fair value estimates cannot be substantiated by comparison to independent markets and, further,may not be realizable in an immediate settlement of the instruments. SFAS
107 also excludes certain items from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent, and should not be construed to represent, the underlying value of Valley.

      The following methods and assumptions were used by Valley in estimating its fair value disclosures for financial instruments:

      Cash and cash equivalents: The carrying amounts reported in the Consolidated Statements of Financial Position for cash and cash equivalents approximate those assets' fair value.

      Investment securities:   Fair values for investment securities are
based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

      Interest-bearing deposits with other banks: Fair values for interest-bearing deposits with other banks are based on quoted market prices.

      Mortgages held for sale: Fair values of mortgages held for sale are based on quoted market prices.

      Loans: The fair value of loans is estimated using discounted cash flow analyses, based on interest rates currently being offered for loans with similar terms to borrowers of similar credit quality, adjusted for creditworthiness. The carrying amount of accrued interest approximates fair value.

      Deposit liabilities: The fair values disclosed for demand deposits are, by definition, equal to the amount payable on demand at the reporting date. Fair values of time deposits are estimated using a discounted cash flow calculation that applies interest rates currently being offered on similar maturities to a schedule of aggregated expected monthly maturities on time deposits.

      Short-term borrowings: The carrying amounts of federal funds purchased, borrowings under repurchase agreements, and other short-term borrowings approximate their fair values.

      Long-term borrowings: The fair value of long-term borrowings is estimated based on the quoted market prices for the same or similar issues or on the current rates offered for debt of the same remaining maturities.

      Off-balance sheet instruments: The fair value of guarantees and letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparties at the reporting date. The fair value of commitments is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. The fair value of the interest rate swap is based on pricing models using current assumptions.

      The carrying amount of accrued interest receivable and payable approximates fair value.

      The carrying amount and estimated fair value of financial instruments at December 31, 1993 and December 31, 1992 were as follows:

                                                    December 31,
                              ----------------------------------------------------
                                          1993                       1992
                              ----------------------------------------------------
                                  Carrying     Estimated     Carrying    Estimated
(dollars in thousands)             Amount     Fair Value      Amount    Fair Value
- - ----------------------------------------------------------------------------------
Cash and cash equivalents     $   205,010   $   205,010   $  246,975   $  246,975
- - ----------------------------------------------------------------------------------
Interest-bearing deposits
  with other banks                    756           756        3,950        3,950
- - ----------------------------------------------------------------------------------
Investment securities             972,203       981,657      915,330      926,338
- - ----------------------------------------------------------------------------------
Mortgages held for sale            60,421        60,946       38,430       38,908
- - ----------------------------------------------------------------------------------
Net loans                       3,150,075     3,192,570    2,979,417    3,019,029
- - ----------------------------------------------------------------------------------

Deposits:
- - ----------------------------------------------------------------------------------
  Noninterest-bearing             571,751       571,751      537,845      537,845
- - ----------------------------------------------------------------------------------
  Interest-bearing              3,406,358     3,423,444    3,294,779    3,312,803
- - ----------------------------------------------------------------------------------
    Total deposits              3,978,109     3,995,195    3,832,624    3,850,648
- - ----------------------------------------------------------------------------------
Short-term borrowings             132,004       132,004       86,894       86,894
- - ----------------------------------------------------------------------------------
Long-term borrowings               53,251        55,943       68,310       72,215
- - ----------------------------------------------------------------------------------

Off-balance sheet instruments:
- - ----------------------------------------------------------------------------------
  Standby and commercial letters
    of credit                                $      996                $      956
- - ----------------------------------------------------------------------------------
  Commitments to extend credit                    8,409                     5,897
- - ----------------------------------------------------------------------------------
  Interest rate swap                                 76                        28
- - ----------------------------------------------------------------------------------

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

      Not applicable.

                                   PART III
ITEM 10.    DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

 Directors

      The following table sets forth certain information with respect to the current directors of Valley. Because of the pending Merger of Valley with and into M&I, no annual meeting of the Valley stockholders will be held. Consequently, the persons listed below will continue to serve as directors of Valley until the earlier of consummation of the Merger or the election and qualification of their successors.


                                                        Shares of Valley Common
                                                           Stock Beneficially
                                                               Owned on
                                                           February 25, 1994
                                                        -----------------------
Name, Age and Principal Occupation           Director      Number    Percent of
During Past Five Years                        Since      (1)(2)(3)     Class
- - -------------------------------------------------------------------------------
OSCAR C. BOLDT, 69, Chairman and Chief         1980        52,584      .253%
Executive Officer, The Boldt Group, Inc.
(subsidiaries in general contracting,
development and related businesses),
Appleton, Wisconsin.

ALFRED P. DIOTTE, 68, President, DOTT          1973(4)     13,939      .067
Associates (management consultants),
Janesville, Wisconsin.

CARL FARAH, 61, President, Farah Bros.         1976(4)     40,341      .194
Investment Corp. and DF Investments Inc.,
Green Bay, Wisconsin.
EDWARD J. FELTEN, 55, Vice Chairman,           1977(4)     36,616      .176
Wisconsin Supply Corporation (plumbing and heating wholesaler), Madison, Wisconsin.

WILLIAM F. GEHRKE, 65, Senior Vice President/  1962(4)     31,807      .153
Lakeshore Region, Valley Bancorporation since
July 1992; Chairman and Chief Executive
Officer, Valley United Bank, S.S.B.,
Sheboygan, Wisconsin, which became a
subsidiary of Valley Bancorporation in July
1992.(5)

REYNOLDS K. HONOLD, 58, Retired as President,  1982(4)      6,022      .029
Aldag/Honold Mechanical, Inc. (mechanical contractor), Sheboygan Wisconsin in December
1992.  Prior to 1991, Mr. Honold was
President of R.P. Honold Co., Inc.
(mechanical and electrical engineering
contractor), Sheboygan, Wisconsin.(5)

                                                        Shares of Valley Common
                                                           Stock Beneficially
                                                               Owned on
                                                           February 25, 1994
                                                        -----------------------
Name, Age and Principal Occupation           Director      Number    Percent of
During Past Five Years                        Since      (1)(2)(3)     Class
- - -------------------------------------------------------------------------------
JOHN W. JOHNSON, 62, Senior Vice               1982(4)    199,687      .963%
President/West Region, Valley Bancorporation;
President and Chief Executive Officer, Valley
Bank, Southwest, Spring Green, Wisconsin.

RICHARD H. JONES, 55, Executive Vice           1987        77,385      .373
President/Northern Division, Valley
Bancorporation since January 1991 (previously
Senior Vice President); President and Chief
Executive Officer, Valley Bank, Appleton,
Wisconsin.

THOMAS L. LYON, 53, President, Cooperative     1984        10,220      .049
Resources International (formerly known as
21st Century Genetics)(animal agriculture cooperative), Shawano, Wisconsin.

JOHN F. MACK, 58, Executive Vice               1977(4)     52,788      .255
President/Southern Division, Valley
Bancorporation since January 1991 (previously
Senior Vice President); Chairman and Chief
Executive Officer, Valley Bank, Madison,
Wisconsin since January 1991.  Prior to 1991,
Mr. Mack was President and Chief Executive
Officer of Valley Bank, Madison.

NEAL E. MADISEN, 67, President, Mequon         1982        14,988      .072
Distributors, Inc. (retailer and wholesaler of lumber and building materials),
Thiensville, Wisconsin. In 1992, Mr. Madisen retired as a partner of the Quarles & Brady law firm, Milwaukee, Wisconsin, which performs legal services for Valley and certain of its subsidiaries.

ROWLAND J. McCLELLAN, 65, Retired as Senior    1970(4)     85,789      .414
Vice President, Valley Bancorporation and
Chairman and Chief Executive Officer, Valley
Bank, Janesville, Wisconsin in December 1993.

EDWARD L. MEYER, JR., 56, President, Anamax    1977(4)      9,629      .046
Corporation (processor of hides, manufacturer of tallow), Green Bay, Wisconsin.

                                                        Shares of Valley Common
                                                           Stock Beneficially
                                                               Owned on
                                                           February 25, 1994
                                                        -----------------------
Name, Age and Principal Occupation           Director      Number    Percent of
During Past Five Years                        Since      (1)(2)(3)      Class
- - -------------------------------------------------------------------------------
ROBERT C. O'MALLEY, 69, Retired as Chairman,   1967(4)     23,734      .114%
Valley Bank, Madison, Wisconsin in January
1989.  Prior to 1989, Mr. O'Malley was Chief
Executive Officer of Valley Bank, Madison.

JOHN PETERSEN,III, 52, President, Inland       1980(4)     62,477      .301
Investment Co., Inc., Madison, Wisconsin.

PETER M. PLATTEN, III, 54, President and       1971(4)    226,987     1.094
Chief Executive Officer, Valley
Bancorporation; Chairman, Valley Bank,
Northeast, Green Bay, Wisconsin.  Prior to
January 1993, Mr. Platten was Chairman and
Chief Executive Officer of Valley Bank,
Northeast.  Prior to January 1989, Mr.
Platten was Chief Operating Officer of Valley
Bancorporation.

HENRY PREDOLIN, 69, Chairman, HPT, Inc. (an    1977(4)    386,504     1.863
investment company), Madison, Wisconsin.

JAMES D. REIGLE, 67, Chairman, Regal Ware,     1974        18,147      .087
Inc. (manufacturer of cookware and small appliances), Kewaskum, Wisconsin since April
1991.  Prior to April 1991, Mr. Reigle was
President of Regal Ware, Inc.

DONALD P. RYAN, 63, Retired as Chairman        1977(4)     23,792      .115
Emeritus, Ryan Incorporated Central (heavy and highway contractor), Janesville,
Wisconsin in December 1993.  Prior to
November 1991, Mr. Ryan was President and
Vice Chairman of Ryan Incorporated Central.

GUS A. ZUEHLKE, 72, Chairman, Valley           1962        93,994      .453
Bancorporation; Chairman, Valley Bank,
Appleton, Wisconsin.

All Directors and Executive Officers as a               1,756,112     8.336%
Group (23 persons)

_______________________

(1) As reported to Valley by the directors as of the date stated. Includes shares held in the name of spouses, children, trusts, estates and certain affiliated companies as to which beneficial ownership may be disclaimed. The beneficial ownership information is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as required for purposes of this Report, and is not necessarily to be construed as an admission of beneficial ownership for other purposes.

(2) Includes the following number of shares which the indicated persons have the right to acquire pursuant to stock options exercisable at or within 60 days of the date stated: Mr. Boldt, 7,500; Mr. Diotte, 7,500; Mr. Farah, 7,500; Mr. Felten, 7,500; Mr. Honold, 3,000; Mr. Lyon; 7,500; Mr.
      Madisen, 7,500; Mr. Meyer, 7,500; Mr. O'Malley, 7,500; Mr. Petersen, 7,500; Mr. Predolin, 7,500; Mr. Reigle, 7,500; Mr. Ryan, 7,500; Mr.
      Zuehlke, 7,500; and all directors and executive officers as a group, 324,975.

(3) Includes the following number of shares, as of December 31, 1993, for which the indicated persons have an indirect beneficial interest as participants in Valley's Thrift and Sharing Plan: Mr. Johnson, 4,659; Mr. Jones, 20,311; Mr. Mack, 23,933; Mr. McClellan, 41,351; Mr. Platten, 12,827; Mr. Zuehlke, 26,295; and all directors and executive officers as a group, 168,972. Such interests have subsequently increased by amounts which are not material.

(4) Indicates the year in which the director became a director of United Bankshares, Inc. ("Bankshares"), BANCWIS Corporation ("BANCWIS"), United Banks of Wisconsin, Inc. ("United Banks"), Spring Green Bankshares, Inc. ("Spring Green"), Community Banks, Inc. ("Community") or United Savings and Loan Association ("United Savings"), which were combined with or acquired by Valley in 1982, 1985, 1985, 1986, 1987 and 1992, respectively. Messrs. Farah, Meyer and Platten, formerly directors of Bankshares, became directors of Valley in 1982. Messrs. Diotte, McClellan and Ryan, formerly directors of BANCWIS, and Messrs. O'Malley, Petersen and Predolin, formerly directors of United Banks, became directors of Valley in 1985. Mr. Johnson, formerly a director of Spring Green, became a director of Valley in 1986. Messrs. Felten and Mack, formerly directors of Community, became directors of Valley in 1987. Messrs. Gehrke and Honold, formerly directors of United Savings and currently directors of its successor, Valley United Bank, S.S.B. ("Valley United"), became directors of Valley in 1992.

(5) In connection with Valley's acquisition of United Savings, Valley agreed to appoint Mr. Gehrke as Valley's Senior Vice President/Lakeshore Region and to expand Valley's Board of Directors by appointing Messrs. Gehrke and Honold as additional directors of Valley.

(6) Includes 18,321 shares in which Mr. Gehrke has an indirect beneficial interest as a participant in Valley's Management Recognition Plan, established in connection with the acquisition of United Savings.

(7) Includes 30,169 shares held by a corporation of which Mr. Platten holds 10% of the voting shares.

Executive Officers

      Certain information as to each of the executive officers of Valley is set forth in the following table. The persons listed below will continue to serve as executive officers of Valley until the earlier of consummation of the Merger or the election of their successors.

                               Officer
 Name                    Age    Since                  Positions(1)
- - ------------------------------------------------------------------------------
 Gus A. Zuehlke          72     1963       Chairman, Director and Member of
                                           Executive and Compensation
                                           Committees; Chairman, Valley
                                           Bank, Appleton, Wisconsin

 Peter M. Platten, III   54     1982       President and Chief Executive
                                           Officer, Director and Member of
                                           Executive Committee; Chairman,
                                           Valley Bank, Northeast, Green Bay,
                                           Wisconsin

 Richard H. Jones        55     1982       Executive Vice President/Northern
                                           Division and Director; President
                                           and Chief Executive Officer, Valley
                                           Bank, Appleton, Wisconsin

 John F. Mack            58     1987       Executive Vice President/Southern
                                           Division, Director and Member of
                                           Executive Committee; Chairman and
                                           Chief Executive Officer, Valley
                                           Bank, Madison, Wisconsin

 Gary A. Lichtenberg     50     1970       Senior Vice President/Chief
                                           Financial Officer and Secretary

 Charles H. Sauter       52     1977       Senior Vice President/Chief
                                           Administrative Officer

 William F. Gehrke       65     1992       Senior Vice President/Lakeshore
                                           Region and Director; Chairman and
                                           Chief Executive Officer, Valley
                                           United, Sheboygan, Wisconsin

 John W. Johnson         62     1987       Senior Vice President/West Region
                                           and Director; President and Chief
                                           Executive Officer, Valley Bank,
                                           Southwest, Spring Green, Wisconsin

 Mark L. Miller          50     1982       Senior Vice President/Financial
                                           Services; President, Valley Trust
                                           Company

- - ----------------

(1) Certain executive officers hold offices in one or more subsidiaries of Valley in addition to their positions listed in the table. The principal occupation of each officer during the last five years was his present occupation stated above, except: Mr. Platten was Chief Operating Officer of Valley until he succeeded Mr. Zuehlke as Chief
      Executive Officer in January 1989 and was Chairman and Chief Executive Officer of Valley Bank, Northeast prior to January 1993. Messrs. Jones and Mack, who were Senior Vice Presidents previously, were elected Executive Vice Presidents of Valley in January 1991. Mr. Mack was President and Chief Executive Officer of Valley Bank, Madison prior to becoming Chairman in January 1991. Mr. Sauter was Senior Vice
      President/Administration prior to January 1991. Mr. Gehrke was President and Chief Executive Officer of United Savings prior to its combination with Valley in July 1992.

Compliance with Section 16(a) of the Exchange Act
      Under the securities laws of the United States, Valley's directors, its executive officers, and any person holding more than 10% of Valley Common Stock are required to report their initial ownership of Valley Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission ("SEC"). Specific due dates for these reports have been established and Valley is required to disclose in this Report any failure to file such reports by these dates during 1993. Based solely on a review of copies of such reports furnished to Valley, or written representations that no reports were required, Valley believes that during 1993 all filing requirements applicable to its directors and executive officers were satisfied except that William F. Gehrke inadvertently failed to file on a timely basis one report relating to one transaction for a nominal number of Valley shares. The filing delinquency was cured promptly after Mr. Gehrke became aware of it.

ITEM 11.    EXECUTIVE COMPENSATION

 Summary Compensation Table

      The following table summarizes certain information for each of the last three fiscal years concerning the compensation awarded or paid to or earned by Valley's Chief Executive Officer and each of Valley's four other most highly compensated executive officers who were serving as executive officers at the end of fiscal 1993 (the "Named Executives"):

                                                                Long-Term
                                                               Compensation
                                            Annual          --------------------
                                        Compensation (1)          Awards
                                       -------------------  --------------------
                                                                       Secur-
                                                                       ities
                                                                       Under-        All
                                                                       lying        Other
                                                             Stock     Options     Compen-
    Name and Principal                              Bonus   Award(s)  Stock/SARs   sation
         Position             Year     Salary($)    ($)(2)     ($)      (#)(4)      ($)(5)
- - --------------------------------------------------------------------------------------------
  Peter M. Platten, III       1993     373,000      74,600         0          0     55,742
  President & Chief           1992     373.000     135,772         0     48,000     61,298
  Executive Officer           1991     360,000      93,060         0          0     45,888

  William F. Gehrke           1993     316,969           0         0          0     15,744
  Senior Vice                 1992     150,938           0   507,601(3)       0     45,217
  President/
  Lakeshore Region (6)

  Richard H. Jones            1993     234,000      46,800         0          0     35,008
  Executive Vice              1992     234,000      90,090         0     19,500     34,098
  President/                  1991     225,000      70,400         0          0     24,611
  Northern Division

  John F. Mack                1993     234,000      46,800         0          0     35,032
  Executive Vice              1992     234,000      87,492         0     19,500     34,234
  President/                  1991     225,000      58,096         0          0     25,288
  Southern Division

  Mark L. Miller              1993     177,000      35,400         0          0     25,601
  Senior Vice                 1992     177,000      61,843         0     15,000     23,601
  President/                  1991     170,000      51,000         0          0     16,495
  Financial Services


(1) While each of the Named Executives received perquisites or other personal benefits in the years shown, in accordance with SEC regulations, the values of these benefits are not indicated since they did not exceed, in the aggregate, the lesser of $50,000 or 10% of the individual's salary and bonus in any year. Because no other qualifying compensation was awarded or paid to or earned by the Named Executives, the "Other Annual Compensation" column has been omitted.

(2)   Bonus amounts  for 1993 were earned during the year and  paid at the end
      of the year.   Bonus amounts for 1992  and 1991 were  earned and accrued
      during those years and paid at the beginning of the next calendar year.

(3) Represents the product of the closing market price of Valley Common Stock on the date of grant ($22.166) and the number of shares awarded to Mr. Gehrke (22,900) under the Valley Management Recognition Plan. The number and market value at the end of the last fiscal year of Mr. Gehrke's restricted common stock holdings, based on a fiscal year-end closing price of $39.50 per share, were 18,321 shares and $723,680, respectively. These valuations do not take into account the diminution in value attributable to the restrictions applicable to the shares. The restricted stock vests at the rate of 20% of the aggregate number of shares covered by the award at the end of each full twelve months of Mr. Gehrke's consecutive service with Valley United after the date of grant. If Mr. Gehrke's service is terminated for any reason (other than due to death, disability, retirement or change in control) prior to the fifth anniversary of the date of grant of the restricted stock award, Mr. Gehrke will forfeit the right to earn any such shares which have not theretofore vested. Dividends on the restricted stock are accrued at the same rate as on unrestricted shares and paid at the time of vesting.

(4)   Consists entirely of stock options.

(5)   Amounts  shown  for fiscal  1993  consist  of  Thrift  and Sharing  Plan
      contributions   of  $6,116  for   each  individual   and  the  following
      additional components: (i) Non-Qualified Thrift and Sharing Plan accruals--Mr. Platten, $17,226; Mr. Jones, $8,361; Mr. Mack, $8,236; and Mr. Miller, $4,269; and (ii) life insurance premiums--Mr. Platten, $32,400; Mr. Gehrke, $9,628; Mr. Jones, $20,531; Mr. Mack, $20,680; and
      Mr. Miller, $15,216. The Non-Qualified Thrift and Sharing Plan was terminated effective December 31, 1993.

(6) Effective July 1, 1992, Mr. Gehrke became Senior Vice President/Lakeshore Region of Valley in connection with Valley's acquisition of United Savings. Mr. Gehrke's fiscal 1992 compensation includes only amounts earned and accrued or paid by Valley during the period from July 1, 1992 through December 31, 1992.


Option/SAR Grants in Last Fiscal Year

      No  option/SAR grants were  made to  the Named  Executives during fiscal
1993.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

      The following table sets forth certain information regarding individual exercises of stock options during fiscal 1993 and the number and value of options outstanding at the end of the last fiscal year for each of the Named Executives. No SARs were outstanding during fiscal 1993.

                                                               Number of
                                                              Securities                Value of
                                                              Underlying               Unexercised
                                                              Unexercised              In-the-Money
                                                              Options/SARs             Options/SARs
                                                              at FY-End (#)           at FY-End ($)(1)
                        Shares Acquired        Value   -------------------------  -----------------------------
        Name            on Exercise (#)  Realized ($)  Exercisable/Unexercisable  Exercisable/Unexercisaableble
- - ---------------------------------------------------------------------------------------------------------------
 Peter M. Platten, III       151,537       2,863,136               0/0                        0/0
- - ---------------------------------------------------------------------------------------------------------------
 William F. Gehrke                 0               0               0/0                        0/0
- - ---------------------------------------------------------------------------------------------------------------
 Richard H. Jones             93,037       1,839,197               0/0                        0/0
- - ---------------------------------------------------------------------------------------------------------------
 John F. Mack                 73,799       1,467,289               0/0                        0/0
- - ---------------------------------------------------------------------------------------------------------------
 Mark L. Miller                    0               0          63,000/0                1,450,691/0
- - ---------------------------------------------------------------------------------------------------------------

(1) Based on the $39.50 closing price of Valley Common Stock at the end of the last fiscal year.

Employment Agreements
      Each of the Named Executives has an employment agreement with Valley containing termination of employment and change-in-control provisions. The agreements with Messrs. Platten, Jones, Mack and Miller, entered into on July 31, 1992, replace previous employment agreements with such Named Executives. Mr. Gehrke's employment agreement was entered into on July 1, 1992 in connection with Valley's acquisition of United Savings. Except as to Messrs. Mack and Gehrke, each agreement provides for the continued employment of the executive in his respective position for a term of three years commencing January 1, 1992, with an automatic extension for an additional year on each January 1 (a rolling three-year term) unless Valley or the executive informs the other at least 30 days prior to such anniversary date that such party does not wish to extend the term. Mr. Mack's agreement is for a five-year term commencing January 1, 1992 and ending December 31, 1996, with a similar one-year extension that commences on January 1, 1995, resulting in a rolling three-year term. Mr. Gehrke's agreement is for a three-year term commencing July 1, 1992, and may be extended as of any annual anniversary date during the term upon the mutual agreement of Valley United, Valley and Mr. Gehrke by adding one additional year to the remaining term of employment, creating a rolling three-year term. Except as to Mr. Gehrke, as compensation for services to be provided under the agreements, the executives are entitled to receive annual cash compensation at a rate not less than that which they were receiving at the time the agreements were entered into, or such greater amount as may be approved by the Board of Directors. For his services, Mr. Gehrke receives an annual base salary in such amount as may from time to time be approved by the respective Boards of Directors of Valley United and Valley, provided that such annual base salary must at all times be at least equal to $301,875. Mr. Gehrke's base salary is subject to annual review and a cost of living increase each January 1 of not less than 5%.

      The Named Executives are entitled to other benefits of employment generally made available to Valley's executive or key management personnel having similar levels of responsibility and salary ("Executive Benefits") except that Mr. Gehrke is not entitled to participate in any stock purchase, stock option or stock appreciation right plans or programs of any type involving shares of Valley Common Stock or in any incentive bonus plans made available to executive officers of Valley United or Valley. Mr. Gehrke was awarded 22,900 shares of restricted Valley stock pursuant to his employment agreement under the Valley Management Recognition Plan. The restricted stock vests over a five-year period at the rate of 20% of such shares each year.

      In addition to the retirement benefits to which Mr. Gehrke is entitled under Valley's defined benefit plan, Mr. Gehrke's employment agreement provides that he will also be entitled to participate in Valley's excess benefit plan. Mr. Gehrke received credit under both plans for his past years of service to United Savings. Upon Mr. Gehrke's retirement, Valley United must provide to Mr. Gehrke and his surviving spouse health benefits equivalent to those provided under health insurance programs maintained by such institution immediately prior to his retirement, and Valley United will also continue to pay the premiums on a $250,000 life insurance policy insuring Mr. Gehrke's life. The employment agreement also provides that, should Mr. Gehrke pre-decease his spouse, Valley will pay a death benefit to her for the remainder of her life. That benefit will be in the form of a decreasing lump sum, payable as an annuity, in an amount sufficient to assure that, when aggregated with the benefits she will otherwise receive under Valley's defined benefit plan, excess benefit plan and Management Recognition Plan, she receives total annual benefits through the fifth anniversary of the employment agreement at least equal to Mr. Gehrke's base salary at retirement (assuming normal retirement at age 65), and at least equal to one-half of that amount after such fifth anniversary. Valley has no obligation to fund or otherwise secure the payment of this death benefit.

      If Messrs. Platten, Jones, Mack or Miller's employment is terminated by Valley (or its successor) for any reason other than death, disability or cause, the executive is entitled to (i) severance pay, in the amount (including bonus) and form of payment for his services as was in effect at the time of termination, continuing for the unexpired portion of the term of the agreement ("Employment Term"); (ii) continued Executive Benefits for the unexpired portion of the Employment Term; and (iii) retirement benefits in the amount to which the executive would have been entitled had he continued in the employ of Valley for the entire Employment Term, or until normal retirement age if his termination occurred after he reached age 55. Subject to non-competition restrictions, the terminated executive has the duty to take reasonable steps to obtain employment elsewhere (unless the termination occurs in connection with a change-in-control), whereby the amount of compensation payable by Valley will be partially reduced by any earnings from another employer for whom the executive works during the remainder of the Employment Term. Messrs. Platten, Jones, Mack and Miller's employment agreements provide for an increase in the amounts payable to offset fully on an after-tax basis the amount of any excise tax which may be levied upon an executive in the event portions of any payments under the agreements constitute "excess golden parachute payments" as defined in the Internal Revenue Code of 1986, as amended (the "Code").

      If Mr. Gehrke's employment is terminated by Valley United or Valley for any reason other than death, disability, retirement or cause, Mr. Gehrke is entitled to receive severance pay in the form of payments continuing for the then remaining unexpired portion of the term of employment (including annual cost of living increases of not less than five percent). Mr. Gehrke could elect to receive such severance pay in one lump sum. The amount of such severance payments to Mr. Gehrke may not be less than two years compensation. In addition, retirement benefits which Mr. Gehrke would be entitled to receive under the tax qualified retirement plans maintained by Valley United and Valley in which he is eligible to participate would be determined as if he were fully vested and had accumulated the additional years of credit service that he would have received had his employment continued to the expiration of the then-remaining Employment Term at the highest annual rate of base salary in effect during the twelve months immediately preceding the termination. Mr. Gehrke's employment agreement provides that, under no circumstances may the aggregate amount of all such severance payments and termination benefits, computed on a present value basis, exceed an amount which would cause any portion of the payments to be characterized as "excess golden parachute payments" as defined in the Code.

      In the event of a change-in-control of Valley, Messrs. Platten, Jones, Mack and Miller may terminate their employment with Valley upon at least 90 days' notice at any time within 12 months following the change-in-control. If the executive so terminates his employment, or if his employment is terminated by Valley (or its successor) in contemplation of a change-in-control or within 12 months following a change-in-control, the executive is entitled, for a period of three years, to the same severance pay (via installments or a lump sum payment) and Executive Benefits described above for a termination by Valley of his employment agreement for any reason other than death, disability or cause. In addition, the executive will be entitled to receive, commencing the later of (i) three years after the change-in-control, or (ii) the date at which the executive reaches the age of 50, a supplemental pension benefit equal to the total pension amount otherwise payable to the executive calculated as if the executive were age 65 and had continued in the employ of Valley until that age. This supplemental pension benefit will be paid in the form of a monthly pension for the remainder of the executive's lifetime, but will be reduced accordingly when the executive begins to receive his regular pension benefits from Valley.

      Mr. Gehrke may terminate his employment for "good reason" upon at least 90 days' notice at any time within 18 months following a change-in-control of Valley United or Valley or at any time "for cause." If Mr. Gehrke so terminates his employment, he is entitled to the same severance payments and benefits described above for termination by Valley of his employment agreement for reason other than death, disability, retirement or cause. "Good reason" is defined to include a good faith determination by Mr. Gehrke that the nature of his position and the nature and quantity of his responsibilities, duties and work load are not consistent with his reasonable expectations based on representations and covenants made by the acquiror or a good faith determination by Mr. Gehrke that the overall objectives and benefits anticipated to Valley United as a result of the change-in-control transaction have not been, and are not soon likely to be, realized. Among other things, "for cause" is defined to include the occurrence of the following events without Mr. Gehrke's express written consent: (i) his assignment to any positions, duties or responsibilities that are substantially less significant than those held by him prior to any change-in-control; (ii) he is removed from, or is not re-appointed or re-elected to, his position with Valley United or Valley other than in connection with termination of his employment by Valley United or Valley for cause, disability or retirement, or, following a change-in-control, Mr. Gehrke is not appointed or elected to comparable positions with the survivor or the survivor does not agree to be bound by the terms of the employment agreement or both; or (iii) Mr. Gehrke's base salary is reduced or he is otherwise denied benefits provided to him under the employment agreement.

      In July 1992, Valley and Valley United also entered into a consulting and non-competition agreement with Mr. Gehrke, pursuant to which Mr. Gehrke agreed to provide consulting services to Valley and Valley United for a period of five years following his retirement. Mr. Gehrke has further agreed not to manage, operate, control, be employed by, participate in or be connected in any manner with the operation, ownership, management or control of any financial institution which is a significant competitor of Valley, Valley United or any of Valley's other affiliates, at any time during the five-year term of the consulting and non-competition agreement. Under this agreement, Mr. Gehrke must make himself available to Valley United and Valley to consult and otherwise assist on matters and issues pertaining to their savings and loan business generally on an as-needed and as-requested basis. Mr. Gehrke may not be required to provide more than 65 hours of such consulting services during any calendar month or more than 660 hours of such consulting services during any calendar year. In consideration for making himself available to provide and for providing such services, Mr. Gehrke will receive a monthly consulting fee in the amount of $2,325. Also, in consideration for his covenant not to compete with Valley and Valley United during the five-year consulting period, Mr. Gehrke will receive additional compensation in the amount of $1,000 per month throughout this period. The consulting and non-competition agreement will terminate immediately upon the death of Mr. Gehrke, or upon termination of his employment agreement by Valley or Valley United for cause, and may be terminated by Valley and Valley United upon a breach by Mr. Gehrke of his covenant not to compete or of his non-disclosure obligations thereunder, in either case without further obligation on the part of Valley or Valley United.

      In connection with the Merger, M&I has entered into letter agreements with Messrs. Platten and Miller in which it has agreed that, notwithstanding the contemplated continued employment of such individuals by M&I, each of such executives may at his election be treated as if a change-in-control termination occurred as a result of the Merger under his existing Valley employment agreement and the date of such election shall be deemed the termination date for purposes of such employment agreement. Mr. Miller has agreed with M&I, subject to certain conditions, that he shall be considered to have made such an election on the date of the Merger. Mr. Platten, Valley and M&I have agreed that Mr. Platten's election is considered to have been made, subject to certain conditions, as of the date immediately preceding the Merger. Messrs. Jones and Mack have entered into similar letter agreements with M&I providing that on the date of the Merger, their termination of employment will be treated as a change-in-control termination under their respective Valley employment agreements. The approximate aggregate amount payable to the four executives who have entered into letter agreements under their existing Valley employment agreements, discounted (where appropriate) at a 6% interest rate, compounded annually, and under the Valley Executive Life Insurance Plan, discussed below, are approximately as follows: Mr. Platten -- $3.3 million; Mr. Jones -- $2.3 million; Mr. Mack -- $1.5 million and Mr. Miller -- $1.9 million. The above amounts do not reflect the gross-up for the golden parachute excise tax, which depends on factors which are not quantifiable at this time. For a discussion of certain employment and change-in-control agreements to be entered into by certain Named Executives and M&I upon consummation of the Merger, see "Certain Related
Transactions--Employment Agreements and Related Matters--New Employment Agreements and Related Matters" in M&I's and Valley's Joint Proxy Statement dated December 30, 1993.

      Under the Valley Executive Life Insurance Plan, each of the Named Executives (except Mr. Gehrke) is entitled to receive a paid-up life insurance policy providing life insurance coverage for the executive's life time equal to 2.5 times base compensation pre-retirement and one times base compensation post-retirement assuming retirement at age 65 with salary increases at 6% to age 65. The premium to purchase the policy must be paid no later than 60 days after the Merger. Furthermore, if the payment of the premium would result in taxable income to the executive, the executive will receive a payment to offset fully, on an after-tax basis, any federal and state income taxes owing in connection with the premium payment. It is a condition to the Merger that Messrs. Platten, Jones, Mack and Miller agree to limit the life insurance coverage provided under the Valley Executive Life Insurance Plan to one times base compensation for 1993 for both pre- and post-retirement. Each of these executives has entered into an agreement with Valley and M&I which amends the obligation of Valley to pay the executive an amount equal to the additional premium required to provide life insurance coverage for the executive's lifetime in an amount equal to one times 1993 base compensation, plus a specific amount to offset for any federal and state income taxes arising by reason of such payment. The value of the additional premium to purchase such a policy and the federal and state income tax gross-up, assuming the existing cash surrender value of the policy and the additional premium will be taxable income to the executive, is included in the amounts stated above for payments to the executives upon a change-in-control under the terms of their respective employment agreements.

Pension Plan Table

       The following table sets forth the estimated annual benefits payable upon normal retirement at age 65 for the specified amounts of remuneration and years of service indicated under Valley's defined benefit plan.

                                               Years of Service
                 ------------------------------------------------------------------------------
Remuneration        5           10          15          20         25          30          35
- - -----------------------------------------------------------------------------------------------
  $100,000       $9,190      $18,380     $27,570     $36,760    $45,950     $55,140     $64,330
   150,000       14,565       29,130      43,695      58,260     72,825      87,390     101,955
   200,000       19,940       39,880      59,820      79,760     99,700     119,640     139,580
   250,000       25,315       50,630      75,945     101,260    126,575     151,890     177,205
   300,000       30,690       61,380      92,070     122,760    153,450     184,140     214,830
   350,000       36,065       72,130     108,195     144,260    180,325     216,390     252,455
   400,000       41,440       82,880     124,320     165,760    207,200     248,640     290,080
   450,000       46,815       93,630     140,445     187,260    234,075     280,890     327,705
   500,000       52,190      104,380     156,570     208,760    260,950     313,140     365,330
   550,000       57,565      115,130     172,695     230,260    287,825     345,390     402,955
   600,000       62,940      125,880     188,820     251,760    314,700     377,640     440,580
   650,000       68,315      136,630     204,945     273,260    341,575     409,890     478,205


      Remuneration covered by the defined benefit plan includes the amounts shown in the "Salary" and "Bonus" columns of the Summary Compensation Table, except that bonuses are recognized for plan remuneration purposes in the year paid instead of the year accrued. The years of service credited for each of the Named Executives are: Mr. Platten, 13; Mr. Gehrke, 39; Mr. Jones, 22; Mr. Mack, 6; and Mr. Miller, 16.

      Benefits under the  plan are payable as a  straight life annuity.   Such
benefits are not subject to any deduction for social security or other offset amounts.

      The maximum annual benefit currently allowable under the Code from a tax-qualified defined benefit plan on a life annuity basis to an individual age 65 is $118,800. To the extent that the benefits of an individual under the plan are reduced because of the Code limitation, the reduction is made up to the individual under a non-qualified and unfunded excess benefit plan. The qualified plan is not permitted to recognize compensation for a year in excess of the compensation limit determined by law ($150,000 in 1994). The excess plan also will make up any reduction caused by the application of the compensation ceiling. A participant's historic compensation for purposes of calculating the benefits available under the excess plan may include certain deferred compensation and awards of Valley Common Stock made to a participant during the relevant years pursuant to Valley's Management Recognition Plan. The benefits included in the table above represent the amounts that would be provided through the combination of the defined benefit plan and the excess benefit plan.

      Pursuant to the Merger Agreement, at the effective time of the Merger participation in Valley's defined benefit plan and excess benefit plan shall be frozen and accruals for purposes of determining benefit and eligibility service under the plans shall cease. Service with M&I after the effective time of the Merger shall be credited, however, for purposes of determining vesting service under the plans.

Director Fees and Arrangements

      Directors who are not full-time employees of Valley or its subsidiaries were paid an annual retainer at the rate of $6,000 and received $750 for each meeting of the Board and its committees attended in 1993. Such fees are unchanged for 1994. Directors may elect to defer such amounts in full but not in part. Interest is credited on deferred amounts under a formula based upon current rates paid by Valley on six month certificates of deposit. Directors who are full-time employees of Valley or a subsidiary do not receive separate remuneration in connection with their service on the Board or Board committees.

      In connection with Mr. Zuehlke's retirement as Chief Executive Officer of Valley in January 1989, Valley entered into an oral arrangement with Mr. Zuehlke whereby, for his continuing services as an officer of Valley, he would be paid an annual sum of $50,000. Pursuant to this arrangement, Mr. Zuehlke received $50,000 for his services as Chairman in fiscal 1993.

Outside Directors' Stock Option Plan

      The Valley 1992 Outside Directors' Stock Option Plan (the "Directors' Plan") was adopted by shareholders on April 21, 1992 to provide an incentive for directors of Valley who are not active full-time employees of Valley or a subsidiary ("Outside Directors") to improve corporate performance on a long-term basis. The Directors' Plan has 180,000 shares of Valley Common Stock reserved for issuance, provides for the granting of non-qualified stock options and expires on December 31, 1995.

      The Directors' Plan is administered by the Compensation Committee of the Board of Directors, but the Committee has no discretion as to the amount, price or timing of any option to be granted, which are fixed by the terms of the Directors' Plan. Each year during the term of the Directors' Plan, upon the first meeting of Valley's Board of Directors following the annual meeting of shareholders, each person then serving Valley as an Outside Director is automatically granted an option to purchase the number of shares designated by the Directors' Plan. The exercise price at which shares may be purchased under each option is 100% of the fair market value of Valley Common Stock on the date the option is granted. On April 27, 1993, the Outside Directors were each granted an option for 3,000 shares of Valley Common Stock at an exercise price of $26.46 per share.

      The Directors' Plan provides that options granted thereunder will become exercisable six months from the date of grant. All rights to exercise an option will terminate upon the earlier of ten years from the date of grant or two years from the date the grantee ceases to be a director of Valley.

      At February 25, 1994, options for 4,500 shares had been exercised under the Directors' Plan, options for a total of 109,500 shares were outstanding and 66,000 shares were available for future grants under the Directors' Plan. However, under the Merger Agreement with M&I, Valley has agreed not to grant any additional stock options under the Directors' Plan, or otherwise, from the September 19, 1993 date of the Merger Agreement to the effective time of the Merger.

      Pursuant to the terms of the Merger Agreement, M&I will assume the Directors' Plan and Valley's obligations thereunder. At the effective time of the Merger, each outstanding option issued pursuant to the Directors' Plan shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such option, a number of shares of M&I Common Stock equal to the product of the Exchange Rate and the number of shares subject to such option, at a price per share equal to the aggregate exercise price for the shares subject to such option divided by the number of shares of M&I Common Stock purchasable pursuant to such option.

Compensation Committee Interlocks and Insider Participation

      Mr. Zuehlke, who serves as a member of the Compensation Committee of Valley's Board of Directors with Messrs. Boldt, Meyer and Reigle, was the Chief Executive Officer of Valley prior to January 1989 and continues to serve as the Chairman of Valley and one of its subsidiaries, Valley Bank, Appleton.

      Valley leases its principal executive office space from a partnership with which Oscar C. Boldt is affiliated. The current lease relates to approximately 20,000 square feet of office space in Appleton and calls for minimum rent payments totalling approximately $849,160, plus operating expense increases, over the remaining three-year term ending April 30, 1997. Rent paid in 1993 totalled $282,000. Valley has three leases for approximately 17,000 square feet of office space with an entity of which Valley and a corporation affiliated with Mr. Boldt are shareholders. Messrs. Platten, Boldt and two other persons associated with Mr. Boldt, who are also directors of Valley Bank, Appleton, are currently serving as directors of such entity. The total amount of rent paid under the three leases in 1993 was approximately $109,000, plus operating expenses. In the opinion of management, the terms of such leases and transactions are as favorable to Valley as those obtainable from other unrelated firms.

      Since January 1, 1993, three members of Valley's Compensation Committee, or their associates or firms for which they serve as officers or directors, have been indebted to subsidiary banks of Valley for loans made in the ordinary course of business. Such loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others and did not involve more than the normal risk of collectibility or present other unfavorable features.

ITEM 12.    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      Rule 13d-3 under the Exchange Act provides that a beneficial owner of a security includes any person who directly or indirectly has or shares voting or investment power over such security. A beneficial owner under this definition need not enjoy the economic benefit of such security. The following table sets forth information as of February 25, 1994 with respect to any person known to Valley to be the beneficial owner of more than 5% of the outstanding shares of Valley Common Stock.

                                       Number of Shares and
                                       Nature of Beneficial            Percent
          Name and Address                 Ownership(1)               of Class
- - -------------------------------------------------------------------------------
    Marshall & Ilsley Corporation          4,072,045(2)              16.428%(2)
       770 North Water Street
       Milwaukee, WI 53202

_______________

(1) The specified person has sole voting and dispositive power as to the shares indicated.
(2) Of such shares, 4,045,795 are shares which M&I would have the right to acquire under the Stock Option Agreement entered into by Valley with M&I in connection with the Merger Agreement. M&I disclaims beneficial ownership of the shares subject to the Option until the events allowing exercise of the Option occur. See Item 1 "Business--Pending Merger With Marshall & Ilsley Corporation." The Stock Option Agreement provides that the number of shares subject to the Option shall be adjusted to reflect the issuance of any additional shares of Valley Common Stock after the date of the Stock Option Agreement so that the Option equals 19.9% of the number of shares then issued and outstanding.

      At February 25, 1994, Valley Trust Company ("Valley Trust"), a subsidiary of Valley, acted in a fiduciary capacity with respect to 3,473,369 shares of Valley Common Stock. Of such shares, 2,483,747 were held in its capacity as trustee of Valley's Thrift and Sharing Plan, 18,321 were held in its capacity as trustee of Valley's Management Recognition Plan and 971,301 were held in its capacity as trustee, co-trustee or custodian of 231 other trusts and custodial accounts. Because shares of Valley Common Stock held in the Plans are allocated to the individual accounts of participants, and since Valley Trust is instructed by such participants as to the voting of such shares and is limited as to the disposition of Valley Common Stock by the terms of the Plans, Valley Trust disclaims beneficial ownership of Valley Common Stock held by the Plans. With respect to Valley Common Stock held in the other trusts and custodial accounts administered by Valley Trust, since Valley Trust does not vote any such shares without written direction from the beneficiary, and because Valley Trust's policy is to acquire, hold and dispose of Valley Common Stock only upon the direction of the account beneficiary, Valley Trust disclaims beneficial ownership of the majority of Valley shares held by such trusts and custodial accounts. The mailing address of Valley Trust Company is Valley Bank Plaza, P.O. Box 1056, Appleton, Wisconsin 54911.

      For information with respect to the beneficial ownership of Valley Common Stock by its directors, see "Item 10. Directors and Officers of the Registrant--Directors" which is incorporated herein by reference. The following table sets forth certain information at February 25, 1994 regarding the beneficial ownership of Valley Common Stock by Mr. Miller, the only Named Executive who is not also a director of Valley.

                                    Number of Shares and
               Name of              Nature of Beneficial               Percent
          Executive Officer             Ownership(1)                  of Class
- - ------------------------------------------------------------------------------
           Mark L. Miller               71,841(2)(3)                    .345%

_______________

(1) As reported to Valley by the executive officer as of the date stated. The beneficial ownership information is not necessarily to be construed as an admission of beneficial ownership for other purposes.
(2) Includes 63,000 shares which Mr. Miller has the right to acquire pursuant to stock options exercisable at or within 60 days of the date stated.
(3) Includes 8,382 shares, as of December 31, 1993, for which Mr. Miller has an indirect beneficial interest as a participant in Valley's Thrift and Sharing Plan. Such interests have subsequently increased by amounts which are not material.


ITEM 13.    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Customers  of  Valley's  subsidiary  banks  include  the  directors  and officers of Valley and its subsidiaries, as well as their associates and firms for which they serve as officers or directors. Since January 1, 1993, certain of such persons and firms have been indebted to the subsidiary banks for loans made in the ordinary course of business. Such loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others and did not involve more than the normal risk of collectibility or present other unfavorable features.

      See    "Item   11.  Executive    Compensation--Compensation    Committee
Interlocks and Insider Participation," incorporated by reference herein, for information concerning certain other relationships and transactions.

      Valley has a $50 million line of credit with M&I Marshall & Ilsley Bank, a subsidiary of M&I. In connection with such line of credit, Valley has made a promissory note, payable on demand, to M&I Marshall & Ilsley Bank in the amount of up to $50 million at the prime rate of interest. In the opinion of management, the terms of such line of credit are as favorable to Valley as those obtainable from other unrelated financial institutions. Valley, M&I and their subsidiaries have certain other relationships in the ordinary course of their businesses.

                                   PART IV

ITEM 14.    EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K

      (a)   Documents Filed:

      1 and 2. Financial Statements and Financial Statement Schedules. The following financial statements of Valley Bancorporation and subsidiaries are filed as a part of this report under
                  Item 8. "Financial Statements and Supplementary Data."

                         Report of Independent Public Accountants

                         Consolidated Statements of Financial Position as of December 31, 1993 and 1992

                         Consolidated Statements of Income for the years ended December 31, 1993, 1992 and 1991

                         Consolidated Statements of Shareholders' Equity for the years ended December 31, 1993, 1992 and 1991

                         Consolidated Statements of Cash Flows for the years ended December 31, 1993, 1992 and 1991

                         Notes to Consolidated Financial Statements

                   All financial statement schedules have been omitted as not applicable or because the information is included in the financial statements or notes thereto.

             3. Exhibits. See Exhibit Index as last part of this report, which is incorporated herein by reference. Each management contract or compensatory plan or arrangement required to be filed as an exhibit to this report is identified in the
                   Exhibit Index by an asterisk following its exhibit number.

             (b)   Reports on Form 8-K:

                         No reports on Form 8-K were filed during the last quarter of the period covered by this report.

                                  SIGNATURES

      Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


      VALLEY BANCORPORATION
          (Registrant)

       By: GARY A. LICHTENBERG                              March 30, 1994
           -------------------------------------------
           Gary A. Lichtenberg, Senior Vice President/
           Chief Financial Officer

                               ______________________
                                  POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter M. Platten, III and Gary A. Lichtenberg, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
                              _____________________

       Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.*



         PETER M. PLATTEN, III                        THOMAS L. LYON
  --------------------------------------    -----------------------------------
    Peter M. Platten, III, President            Thomas L. Lyon, Director
  Chief Executive Officer and Director
          GARY A. LICHTENBERG                          JOHN F. MACK
  --------------------------------------    -----------------------------------
    Gary A. Lichtenberg, Senior Vice             John F. Mack, Director
   President/Chief Financial Officer
  (also principal accounting officer)

             GUS A. ZUEHLKE                          NEAL E. MADISEN
  --------------------------------------    -----------------------------------
        Gus A. Zuehlke, Director                Neal E. Madisen, Director
        (Chairman of the Board)

             OSCAR C. BOLDT                        ROWLAND J. McCLELLAN
  --------------------------------------    -----------------------------------
        Oscar C. Boldt, Director              Rowland J. McClellan, Director

            ALFRED P. DIOTTE
  --------------------------------------    -----------------------------------
       Alfred P. Diotte, Director            Edward L. Meyer, Jr., Director

               CARL FARAH                           ROBERT C. O'MALLEY
  --------------------------------------    -----------------------------------
          Carl Farah, Director                Robert C. O'Malley, Director

            EDWARD J. FELTEN                        JOHN PETERSEN, III
  --------------------------------------    -----------------------------------
       Edward J. Felten, Director             John Petersen, III, Director

           WILLIAM F. GEHRKE                          HENRY PREDOLIN
  --------------------------------------    -----------------------------------
      William F. Gehrke, Director               Henry Predolin, Director

           REYNOLDS K. HONOLD                        JAMES D. REIGLE
  --------------------------------------    -----------------------------------
      Reynolds K. Honold, Director              James D. Reigle, Director

            JOHN W. JOHNSON                           DONALD P. RYAN
  --------------------------------------    -----------------------------------
       John W. Johnson, Director                Donald P. Ryan, Director

            RICHARD H. JONES
  --------------------------------------
       Richard H. Jones, Director

 *Each of the above signatures is affixed as of March 30, 1994.

                                VALLEY BANCORPORATION
                                  (the "Registrant")
                            (Commission File No. 0-2453)

                                   EXHIBIT INDEX
                                         TO
                           1993 ANNUAL REPORT ON FORM 10-K

                                                  Incorporated
Exhibit                                             Herein by           Filed
Number                Description                  Reference to        Herewith

 2.1        (a)  Agreement and Plan of           Exhibit 2.1(a) to
                 Merger, dated as of             Registrant's Current
                 September 19, 1993, between     Report on Form 8-K
                 Valley Bancorporation and       dated September 19,
                 Marshall & Ilsley               1993 ("9/19/93 8-K")
                 Corporation (1)

 2.1        (b)  Stock Option Agreement,         Exhibit 2.1(b) to
                 dated as of September 19,       9/19/93 8-K
                 1993, between Valley
                 Bancorporation and Marshall
                 & Ilsley Corporation

 3.1        (a)  Composite Amended and           Exhibit 19.1(b) to
                 Restated Articles of            Registrant's 10-Q for
                 Incorporation, as last          quarter ended 3/31/89
                 amended April 21, 1989
                 (excluding Certificate of
                 Designations in respect to
                 Series A Preferred Stock)

            (b)  Certificate of Designations     Exhibit 3.1 and 4.1
                 in respect of Series A          to Registrant's 10-Q
                 Preferred Stock, dated          for quarter ended
                 October 28, 1988, and           9/30/88
                 related resolution of Board
                 of Directors (constituting
                 an amendment to the Amended
                 and Restated Articles of
                 Incorporation)

 3.2             Bylaws (as last amended         Exhibit 3.2 to
                 January 22, 1991)               Registrant's 10-K for
                                                 year ended 12/31/90
                                                 ("1990 10-K")


_______________________

 (1) The Registrant agrees to furnish supplementally any omitted schedule to the Commission upon request.

                                                   Incorporated
Exhibit                                             Herein by           Filed
Number                Description                  Reference to        Herewith

 4(2)

 4.1        (a)  Note Agreement, dated August    Exhibit 4.1 to
                 30, 1985, relating to           Registrant's 10-Q for
                 $25,000,000 of 11.25% Senior    quarter ended 9/30/85
                 Notes due August 31, 1995

            (b)  July 1990 Amendment             Exhibit 19.2 to
                                                 Registrant's 10-Q for
                                                 quarter ended 9/30/90

 4.2        (a)  Articles III, IV, and VI of     See Exhibit 3.1(a)
                 Registrant's Amended and        above
                 Restated Articles of
                 Incorporation

            (b)  Certificate of Designations     See Exhibit 3.1(b)
                 in respect of Series A          above
                 Preferred Stock

 4.3        (a)  Amended and Restated Credit     Exhibit 4.1 to
                 Agreement, dated as of          Registrant's 10-Q for
                 September 30, 1989, between     quarter ended 9/30/89
                 Registrants and Continental
                 Bank, N.A. (the "Credit
                 Agreement")

            (b)  August 13, 1991 letter          Exhibit 19.1 to
                 agreement amending the          Registrant's 10-Q for
                 Credit Agreement                quarter ended 9/30/91
                                                 ("9/30/91 10-Q")

            (c)  December 15, 1993 letter                                  X
                 agreement extending
                 "Revolving Termination Date"
                 under Credit Agreement to
                 March 31, 1994


______________________

(2) Pursuant to Item 601(b)(4)(iii)(A) of Regulation S-K, the Registrant agrees to furnish to the Commission upon request a copy of any unfiled instruments defining the rights of security holders.

                                                   Incorporated
Exhibit                                             Herein by           Filed
Number                Description                  Reference to        Herewith

 4.4        (a)  Rights Agreement, dated as      Exhibit 1 to
                 of October 21, 1988, between    Registrant's 8-K
                 Valley Bancorporation and       dated October 21,
                 The First National Bank of      1988 and to
                 Boston, as Rights Agent (the    Registrant's
                 "Rights Agreement"), and        Registration
                 Exhibit A (Form of              Statement on Form 8-A
                 Certificate of Designations     filed on November 8,
                 specifying the terms of the     1988
                 Series A Preferred Stock),
                 Exhibit B (Form of Right
                 Certificate) and Exhibit C
                 (Summary of Rights) thereto

            (b)  Amendment No. 1, dated as of    Exhibit 4.4(b) to
                 September 19, 1993, to          9/19/93 8-K
                 Rights Agreement

 4.5        Note Agreement, dated December       Exhibit 4.5 to 1990
            19, 1990, relating to $23,000,000    10-K
            9.86% Senior Notes due December
            20, 1994 and $30,000,000 9.97%
            Senior Notes due December 20,
            1995

 10.1*      1993 Incentive Pay Plan and          Exhibit 10.1 to
            Management Incentive Plan B          Registrant's 10-K for
                                                 year ended 12/31/92
                                                 ("1992 10-K")

 10.2*      1992 Incentive Pay Plan and          Exhibit 10.2 to
            Management Incentive Plan B          Registrant's 10-K for
                                                 year ended 12/31/91
                                                 ("1991 10-K")

 10.3*      (a)  1984 Incentive Stock Option     Exhibit 10.07 to
                 Plan (approved by               Registrant's 10-K for
                 shareholders 4/24/84)           year ended 12/31/83


_____________________

 * Management contracts and executive compensation plans or arrangements required to be filed as exhibits pursuant to Item 14(c) of Form 10-K.

                                                   Incorporated
Exhibit                                             Herein by           Filed
Number                Description                  Reference to        Herewith

            (b)  Amendment adopted by Board      Exhibit 10.4(b) to
                 of Directors on October 23,     1990 10-K
                 1990

10.4             *Employment Agreements, dated   Exhibits 19.2(a)-(g)
                  as of July 31, 1992, between   to Registrant's 10-Q
                  Valley Bancorporation and      for quarter ended
                  each of the following          9/30/92 ("9/30/92
                  executive officers:            10-Q")

                  (a)  Peter M. Platten, III
                  (b)  Richard H. Jones
                  (c)  John F. Mack
                  (d)  Gary A. Lichtenberg
                  (e)  Charles H. Sauter
                  (f)  John W. Johnson
                  (g)  Mark L. Miller

10.5*            Valley Bancorporation           Exhibit 10.5 to 1992
                 Executive Life Insurance Plan   10-K

10.6*            Deferred Compensation           Exhibit 10B to
                 Agreement between BANCWIS       BANCWIS Corporation
                 Corporation and Rowland         10-K for year ended
                 J. McClellan, dated July        12/31/83
                 10, 1979

10.7*            Modification of Employment      Exhibit 10.15 to
                 and Benefit Arrangements for    Registrant's 10-K for
                 Robert C. O'Malley, effective   year ended 12/31/87
                 as of December 31, 1987,
                 among Mr. O'Malley, Registrant
                 and Valley Bank, Madison,
                 amending and reinstating, as
                 so amended, Salary Continuation
                 Plan Agreement dated August 12,
                 1985 between Mr. O'Malley and
                 Valley Bank, Madison

10.8*            Valley Bancorporation 1986      Exhibit A to
                 Amended and Restated Stock      Registrant's 1987
                 Option Plan (approved by        Annual Meeting Proxy
                 shareholders 4/28/87)           Statement dated
                                                 3/30/87


_____________________

 * Management contracts and executive compensation plans or arrangements required to be filed as exhibits pursuant to Item 14(c) of Form 10-K.

                                                   Incorporated
Exhibit                                             Herein by           Filed
Number                Description                  Reference to        Herewith

10.9*       (a)  Valley Bancorporation           Exhibit 19.3(a) to
                 Assumption of Stock Options,    Registrant's 10-Q for
                 dated August 28, 1987,          quarter ended 9/30/87
                 assuming obligations under      ("9/30/87 10-Q")
                 the stock options
                 outstanding under the
                 following stock option plans
                 of Community Banks, Inc.:

                 (i)    1983 Incentive Stock
                        Option Plan
                 (ii)   1984 Incentive Stock
                        Option Plan
                 (iii)  1986 Incentive Stock
                        Option

            (b)  July 31, 1987 Amendment to      Exhibit 19.3(b) to
                 Plans                           9/30/87 10-Q

10.10*           Valley Bancorporation 1988      Exhibit A to
                 Nonqualified Stock Option Plan  Registrant's 1988
                 (approved by shareholders on    Annual Meeting Proxy
                 4/19/88)                        Statement dated
                                                 3/22/88

10.11*      (a)  Valley Bancorporation Excess    Exhibit 10.16 to
                 Benefits Pension Plan           Registrant's 10-K for
                 (effective January 1, 1989      year ended 12/31/89
                 and restated as of September    ("1989 10-K")
                 12, 1989)

            (b)  Amendment adopted by Board      Exhibit 10.12(b) to
                 of Directors on January 21,     1991 10-K
                 1992

10.12*      Valley Bancorporation Non-           Exhibit 10.19 to 1989
            Qualified Thrift and Sharing Plan    10-K
            (effective January 1, 1987)

10.13*      Valley Bancorporation 1992           Exhibit A to
            Incentive Stock Plan (approved by    Registrant's 1992
            shareholders on 4/21/92)             Annual Meeting Proxy
                                                 Statement dated
                                                 3/25/92

       _____________________

 * Management contracts and executive compensation plans or arrangements required to be filed as exhibits pursuant to Item 14(c) of Form 10-K.

                                                   Incorporated
Exhibit                                             Herein by           Filed
Number                Description                  Reference to        Herewith

10.14*      Valley Bancorporation 1992           Exhibit B to
            Outside Directors' Stock Option      Registrant's 1992
            Plan (approved by shareholders on    Annual Meeting Proxy
            4/21/92)                             Statement dated
                                                 3/25/92

10.15       (a)  Lease of Office Space           Exhibit 10.17(a) to
                 between Valley BankService      1991 10-K
                 Corporation and NAC Corp.
                 dated January 15, 1992

            (b)  Lease of Office Space           Exhibit 10.17(b) to
                 between Valley Securities,      1991 10-K
                 Inc. and NAC Corp. dated
                 January 15, 1992

            (c)  Lease of Retail Space           Exhibit 10.17(c) to
                 between Valley Bank,            1991 10-K
                 [Appleton] and NAC Corp.
                 dated January 15, 1992

10.16       Office Lease, commencing May 1,      Exhibit 10.13(c) to
            1989 (as amended by First            Registrant's 10-K for
            Amendment thereto), between          year ended 12/31/88
            Registrant and Appleton Center
            Associates replacing previous
            Office Leases

10.17*      Employment Agreement, dated as of    Exhibit 10.17 to 1992
            July 1, 1992, between Valley         10-K (3)
            United Bank, S.S.B., Valley
            Bancorporation and William F.
            Gehrke

10.18*      Consulting and Non-Competition       Exhibit 10.18 to 1992
            Agreement, dated as of July 1,       10-K (3)
            1992, between Valley United Bank,
            S.S.B., Valley Bancorporation and
            William F. Gehrke

10.19*      Valley Bancorporation Management     Exhibit 10.19 to 1992
            Recognition Plan dated June 1,       10-K (3)
            1992

_____________________

 * Management contracts and executive compensation plans or arrangements required to be filed as exhibits pursuant to Item 14(c) of Form 10-K.

(3) Filed with Amendment No. 1 to 1992 10-K.

                                                   Incorporated
Exhibit                                             Herein by           Filed
Number                Description                  Reference to        Herewith

11.1        Computation of Net Income per                                  X
            Common Share

21.1        List of Subsidiaries of                                        X
            Registrant

23.1        Consent of Arthur Andersen & Co.                               X

24.1        Powers of Attorney                                        Signature
                                                                       Page of
                                                                         this
                                                                        Report

                                                                 Exhibit 4.3(c)
                                                                  (1993 10-K)


                          [Continental Bank Letterhead]
231 South LaSalle Street
Chicago, Illinois  60697
312 828 4682
FAX: 312 967 6982

Continential Bank
                                                        Jennings F. Werner
                                                        Vice President
                                                        Financial Institutions

 December 15, 1993


 Mr. Gary A. Lichtenberg
 SVP & CFO
 Valley Bancorporation
 100 W. Lawrence Street
 Appleton, WI  54912

 RE: Credit Agreement dated September 30, 1989 between VALLEY BANCORPORATION and CONTINENTAL BANK, N.A.


 Dear Gary:

 Pursuant to the terms of the above captioned Credit Agreement, the undersigned hereby approves and agrees to an extension of the "REVOLVING TERMINATION DATE" from December 31, 1993, to March 31, 1994.


 Please acknowledge your Agreement of the new "REVOLVING TERMINATION DATE" by signing and returning a copy of this letter.

 Regards,


 /s/ Jennings F. Werner


                                                   APPROVED & AGREED
                                                   ----------------------------

                                                   BY: /s/ GARY A. LICHTENBERG
                                                   ----------------------------
                                                   PRINT:  GARY A. LICHTENBERG
                                                   ----------------------------
                                                   TITLE:  SVP - CFO
                                                   ----------------------------
                                                   DATE:   12/15/93
                                                   ----------------------------

                                                                  Exhibit 11.1
                                                                   (1993 10-K)

                                     VALLEY BANCORPORATION
                          COMPUTATION OF NET INCOME PER COMMON SHARE
- - -------------------------------------------------------------------------------
                                                 Year ended December 31,
                                        ---------------------------------------
                                            1993          1992          1991
                                        ---------------------------------------
PRIMARY:
 Weighted average common shares
 outstanding during each period          20,325,524    19,243,509    18,335,847
 Incremental shares relating to:
   Dilutive stock options outstanding
   at end of each period (1)                387,000       236,717       170,531
                                        ---------------------------------------
                                         20,712,524    19,480,226    18,506,378
                                        ---------------------------------------
FULLY DILUTED:
 Weighted average common shares
   outstanding during each period        20,325,524    19,243,509    18,335,847
 Incremental shares relating to:
   Dilutive stock options outstanding
   at end of each period (2)                556,408       372,103       300,248
                                        ---------------------------------------
                                         20,881,932    19,615,612    18,636,095
                                        ---------------------------------------

NET INCOME FOR EACH PERIOD              $45,902,766   $39,779,425   $30,666,063

PER COMMON SHARE AMOUNTS:

 Primary                                      $2.21         $2.04         $1.66
 Fully diluted                                $2.19         $2.03         $1.65
 As presented in statement of income
   based on weighted average common
   shares outstanding                         $2.26         $2.07         $1.67

Notes:
 (1) Based on treasury stock method using average market price.
 (2) Based on treasury stock method using period-end market price, if higher than average market price.

- - ------------------------------------------------------------------------------
  The effect of stock options on primary earnings per share and on fully diluted earnings per share for each of the years is less than 3%, and therefore, is not considered materially dilutive in computing earnings per share as presented in the Consolidated Statements of Income.

                                                                  Exhibit 21.1
                                                                   (1993 10-K)


                     SUBSIDIARIES OF VALLEY BANCORPORATION*

                                                     Jurisdiction of
     Subsidiary Banks(1)                              Incorporation
     ------------------                              ---------------

 Valley Bank [Madison]                                   Wisconsin
 Valley Bank [Appleton]                                  Wisconsin
 Valley Bank, Northeast [Green Bay]                      Wisconsin
 Valley Bank [Milwaukee]                                 Wisconsin
 Valley Bank, Janesville                                 Wisconsin
 Valley United Bank, S.S.B. [Sheboygan]                  Wisconsin
 Valley Bank Southwest [Spring Green]                    Wisconsin
 Valley Bank [Chippewa]                                  Wisconsin
 Valley Bank East Central [Kewaskum]                     Wisconsin
 Valley Bank (National Association) [Watertown]           U.S.A.
 Valley Bank of Oshkosh                                  Wisconsin
 Valley Bank of Shawano, N.A.                             U.S.A.
 Valley First National Bank [Rhinelander]                 U.S.A.
 Pierce County Bank and Trust Company [Ellsworth]        Wisconsin
 Valley Bank Western, FSB [Sparta]                        U.S.A.
 Valley First National Bank [Ripon]                       U.S.A.
 Valley Bank [La Crosse]                                 Wisconsin


     Financial Service Subsidiaries
     ------------------------------

 Valley Trust Company                                    Wisconsin
 Insurance Services, Inc.                                Wisconsin
 Valley Bancard, Inc.                                    Wisconsin
 Valley Securities, Inc.                                 Wisconsin
 Community Life Insurance Company                         Arizona
 Valley BankService Corporation                          Wisconsin
 Valley Real Estate Services Corporation                 Wisconsin


_______________________________

 * Includes directly and indirectly owned significant subsidiaries; omits certain insignificant non-bank subsidiaries

    (1) Generally, each commercial bank has a related 100% owned investment subsidiary incorporated in Nevada.

                                                                  Exhibit 23.1
                                                                   (1993 10-K)




                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



            As independent public accountants, we hereby consent to the incorporation of our report, included in this Form 10-K, into the registrant's previously filed Registration Statements on Form S-8, File Nos. 33-1201, 33-11458, 33-13883, 33-18147, 33-23066, 33-53504 and 33-53506.



                                                      ARTHUR ANDERSEN & CO.





Milwaukee, Wisconsin,
March 30, 1994.